 Filed Pursuant to Rule 424(b)(5)
  Registration No. 333-264009
Prospectus Supplement
(To Prospectus dated March 31, 2022)
MINISO Group Holding Limited
41,100,000 Ordinary Shares
This prospectus supplement relates to an offering (the “Global Offering”) of an aggregate of 41,100,000 ordinary shares, par value US$0.00001 per share, of MINISO Group Holding Limited. We are offering 41,100,000 ordinary shares, par value US$0.00001 per share, consisting of an international offering of 36,990,000 ordinary shares offered hereby, and a Hong Kong public offering of 4,110,000 ordinary shares. The public offering price for the international offering and the Hong Kong public offering is HK$13.80 per ordinary share, or approximately US$1.77 per ordinary share based on an exchange rate of HK$7.7996 to US$1.00.
As of the date of this prospectus supplement, our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of Class A ordinary shares are entitled to one vote per share and holders of Class B ordinary shares are entitled to three votes per share. We will hold an annual general meeting of shareholders (the “AGM”) on July 11, 2022. At the AGM, we expect our shareholders to pass special resolutions to, among other things, (a) re-designate all the authorized Class A ordinary shares, Class B ordinary shares, and undesignated shares of such class or classes as the board of directors may determine whether issued or unissued, as ordinary shares of a par value of US$0.00001 each; and (b) amend and restate our Second Amended and Restated Memorandum and Articles of Association by the deletion in their entirety and by the substitution in their place of the Third Amended and Restated Memorandum and Articles of Association which removes provisions in our articles of association relating to our current weighted voting rights structure, each conditional upon and with effect from the consummation of our proposed listing on The Stock Exchange of Hong Kong Limited (the “Hong Kong Stock Exchange”). Upon the effectiveness of such share re-designation and the adoption of the Third Amended and Restated Memorandum and Articles of Association, all of our authorized shares, whether issued or unissued, will be re-designated as ordinary shares, and all references to Class A ordinary shares in our registration statement on Form F-3 (File No. 333-264009) filed with the SEC on March 31, 2022 (the “Form F-3”), including the base prospectus included therein, this prospectus supplement, and any other prospectus supplement to the Form F-3, will be to our ordinary shares and/or Class A ordinary shares, as the case may be. Each of our American depositary shares, or ADSs, which currently represents four Class A ordinary shares, will represent four ordinary shares.
Our ADSs are listed on the New York Stock Exchange under the symbol “MNSO.” On July 5, 2022, the last reported trading price of our ADSs on the New York Stock Exchange was US$7.25 per ADS, or HK$14.14 per Class A ordinary share, based upon an exchange rate of HK$7.7996 to US$1.00.
The international offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the United States in compliance with applicable law. We are paying a registration fee for ordinary shares sold in the United States, as well as for ordinary shares initially offered and sold outside the United States in the Global Offering that may be resold from time to time into the United States.
Approval-in-principle has been granted by the Hong Kong Stock Exchange for the listing of, and permission to deal in, our ordinary shares on the Hong Kong Stock Exchange pursuant to the Hong Kong Stock Exchange Listing Rules under the stock code “9896.”
See “Risk Factors” beginning on page S-30 of this prospectus supplement and in any documents incorporated by reference into this prospectus supplement for a discussion of certain risks that should be considered in connection with an investment in our ordinary shares.
MINISO Group Holding Limited is not an operating company but a Cayman Islands holding company with operations primarily conducted by our subsidiaries in China, and to a lesser extent by our subsidiaries based in countries other than China. Investors in our ordinary shares or ADSs thus are purchasing equity interest in a Cayman Islands holding company and not in an operating entity. As used in this prospectus supplement, each of “MINISO,” “we,” “us,” “our company” or “our” refers to MINISO Group Holding Limited and its subsidiaries.
We face various legal and operational risks and uncertainties associated with being based in or having the majority of our operations in China and the complex and evolving PRC laws and regulations. For example, we face risks associated with regulatory approvals on offerings conducted overseas by and foreign investment in China-based issuers, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy, as well as the lack of PCAOB inspection on our auditors, which may impact our ability to conduct certain businesses, accept foreign investments, or list on foreign exchange outside of China. These risks could result in a material adverse change in our operations and the value of our ordinary shares and ADSs, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause the value of such securities to significantly decline.

The PCAOB is currently unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections over our auditor deprives our investors with the benefits of such inspections. Our ADSs may be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, if the PCAOB is unable to inspect or fully investigate auditors located in China. On December 16, 2021, PCAOB issued the HFCAA Determination Report, according to which our auditor is subject to the determinations that the PCAOB is unable to inspect or investigate completely. Under the current law, delisting and prohibition from over-the-counter trading in the United States could take place in 2024. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. In addition, the proposed changes to the law would decrease the number of non-inspection years from three years to two, thus reducing the time period before our ADSs may be prohibited from over-the-counter trading or delisted. If the proposed provision is enacted, our ADSs could be delisted from the exchange and prohibited from over-the-counter trading in the United States in 2023.
MINISO Group Holding Limited is a holding company with no operations of its own. We conduct our operations in China primarily through our subsidiaries in China. As a result, although other means are available for us to obtain financing at the holding company level, MINISO Group Holding Limited’s ability to pay dividends to the shareholders and to service any debt it may incur may depend upon dividends paid by our PRC subsidiaries. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to MINISO Group Holding Limited. In addition, under PRC laws and regulations, our PRC subsidiaries are permitted to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Furthermore, our PRC subsidiaries are required to make appropriations to certain statutory reserve funds or may make appropriations to certain discretionary funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies. For more details, see “Prospectus Supplement Summary - Cash and Asset Flows Through Our Organization” in this prospectus supplement.
Neither the United States Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

PRICE HK$13.80 PER ORDINARY SHARE

	Per Ordinary Share	Total
Public offering price	HK$13.80(1)	HK$567,180,000
Underwriting discounts and commissions(2)	HK$0.62	HK$25,523,100
Proceeds to us (before expenses)(3)	HK$13.18	HK$541,656,900

(1)
Equivalent to US$7.08 per ADS, based upon each ADS representing four ordinary shares and an exchange rate of HK$7.7996 to US$1.00 as of December 30, 2021, as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System.

(2)
See “Underwriting” beginning on page S-56 of this prospectus supplement for additional information regarding total underwriting compensation.

(3)
Includes proceeds to us (after deducting underwriting discounts and commissions and before expenses) of HK$54,165,690 from the sale of 4,110,000 ordinary shares in the Hong Kong public offering.

We have granted the international underwriters the option, exercisable by Merrill Lynch International, the stabilizing manager, on behalf of the international underwriters, to purchase up to an additional 6,165,000 ordinary shares at the public offering price until 30 days from the day following the last day for the lodging of applications under the Hong Kong public offering. The stabilizing manager has enterned into a borrowing arrangement with LMX MC Limited to facilitate the settlement of over-allocations. The stabilizing manager is obligated to return ordinary shares to LMX MC Limited by exercising the option to purchase additional ordinary shares from us or by making purchases in the open market. No fees or other remuneration will be paid by the underwriters to us or LMX MC Limited for the loan of these ordinary shares.
The underwriters expect to deliver the ordinary shares against payment therefor through the facilities of the Central Clearing and Settlement System on or around July 13, 2022.

Joint Sponsors, Joint Global Coordinators, Joint Bookrunners and Joint Lead Managers
(in alphabetical order)
Joint Lead Managers

Prospectus supplement dated July 6, 2022.

Prospectus Supplement
Prospectus
You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any other offering materials we file with the SEC. We have not, LMX MC Limited has not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. None of

S-i

the underwriters, LMX MC Limited, or us is making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of each of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or the underwriter to subscribe for and purchase, any of the ordinary shares and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the Global Offering and other matters relating to us and our financial condition. The second part, the base prospectus, presents more general information about this offering. The base prospectus was included in the registration statement on Form F-3 (File No. 333-264009) that we filed with the SEC on March 31, 2022 and has been updated since that time with additional information that is incorporated by reference. Generally, when we refer only to the “prospectus,” we are referring to both parts combined, and when we refer to the “accompanying prospectus,” we are referring to the base prospectus as updated through incorporation by reference.
If information in this prospectus supplement differs from information in the accompanying prospectus, you should rely on the information in this prospectus supplement.
Other than the Hong Kong public offering, no action is being taken in any jurisdiction outside the United States to permit a public offering of the ordinary shares, and no action is being taken in any jurisdiction outside the United States to permit the possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to the Global Offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.
You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisors for legal, tax, business, financial and related advice regarding the purchase of any of the securities offered by this prospectus supplement.
In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires,
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“ADRs” refers to the American depositary receipts which may evidence the ADSs;

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“ADSs” refers to our American depositary shares, each of which represents four Class A ordinary share;

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“China” or “PRC” refers to the People’s Republic of China, excluding, for the purpose of this prospectus only, Hong Kong Special Administrative Region, Macau Special Administrative Region, and Taiwan;

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“core SKU” refers to SKU that generates over RMB100,000 in sales for over a consecutive 12-month period;

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“GMV” refers to the total value of all merchandises sold by us and our retail partners and distributors to end-customers, before deducting sales rebates and including the VAT and sales taxes collected from consumers, as applicable, regardless of whether the merchandises are returned;

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“IFRS” refers to International Financial Reporting Standards as issued by the International Accounting Standards Board;

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“KOL” refers to key opinion leader, a member of an Internet community who is accepted or trusted by other users of the community and can significantly influence their decisions;

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“Listing Date” refers to the date, expected to be on or about July 13, 2022, on which the ordinary shares are to be listed and on which dealings in the ordinary shares are to be first permitted to take place on the Hong Kong Stock Exchange;

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“revenue” refers to our revenue from continuing operations, excluding the revenue from discontinued operations;

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“SKU” refers to stock keeping unit, a unique identifier for each distinct product and service that can be purchased;

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“shares,” “Shares” or “ordinary shares” refers to our Class A ordinary shares, Class B ordinary shares or ordinary shares, as applicable, each par value US$0.00001 per share;

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“MINISO, “ “we,” “us,” “our company,” “the Company” or “our” refers to MINISO Group Holding Limited, a Cayman Islands company, and its subsidiaries;

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“MINISO Retail Partner” refers to franchisee under our MINISO Retail Partner model, a franchise-like store model with chain store characteristics, where the franchisee bears the store opening capital expenditure and store operating expenses to join our “MINISO” or “TOP TOY” branded retail store franchise. Other distinguishing features of the MINISO Retail Partner model include: (1) we retain ownership of inventory in the franchisee’s store before it gets sold to consumers; (2) we provide store management and consultation services to the franchisee for a fee, which include standardized guidance in certain key aspects of store operation; and (3) the franchisee keeps the remaining portion of the in-store sales proceeds after remitting a certain portion to us;

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“MINISO store” refers to any of the stores operated under the “MINISO” brand name, including those directly operated by us, those operated under the MINISO Retail Partner model, and those operated under the distributor model;

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“TOP TOY store” refers to any store operated under the “TOP TOY” brand name, including those directly operated by us and those operated under the MINISO Retail Partner model;

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all references to “RMB” or “renminbi” are to the legal currency of China, all references to “$,” “dollars,” “US$” and “U.S. dollars” are to the legal currency of the United States, and all references to “HK$” or “Hong Kong dollars” are to the legal currency of Hong Kong. Translations from Hong Kong dollars to U.S. dollars relating to net proceeds were made at HK$7.8498 to US$1.00, the exchange rate on June 21, 2022, as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System. Unless otherwise noted, all translations from RMB to U.S. dollars and from U.S. dollars to RMB in this document were made at a rate of RMB6.3726 to US$1.00, and all translations from Hong Kong dollars to U.S. dollars and from U.S. dollars to Hong Kong dollars in this document were made at a rate of HK$7.7996 to US$1.00, the respective exchange rates on December 30, 2021, as set forth in the H.10 statistical release published by the Federal Reserve Board; and

•
all discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov.
This prospectus supplement is part of a registration statement that we filed with the SEC, using a “shelf” registration process under the Securities Act of 1933, as amended, or the Securities Act, relating to the securities to be offered. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to MINISO Group Holding Limited and the securities, reference is hereby made to the registration statement and the prospectus contained therein. The registration statement, including the exhibits thereto, may be inspected on the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with or submit to the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement and the accompanying prospectus. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since such date. Information that we file with or submit to the SEC in the future and incorporate by reference will automatically update and supersede the previously filed information. See “Incorporation of Certain Documents by Reference” in the accompanying prospectus for more information. All of the documents incorporated by reference are available at www.sec.gov under MINISO Group Holding Limited, CIK number 0001815846.
We incorporate by reference the documents listed below in this prospectus supplement.
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Our annual report on Form 20-F for the fiscal year ended June 30, 2021 filed with the SEC on September 17, 2021 (File No. 001-39601), or our 2021 Form 20-F;

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Our current report on Form 6-K furnished to the SEC on March 31, 2022 (File No. 001-39601), including the exhibit thereto;

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Our current reports on the two Form 6-Ks furnished to the SEC on June 27, 2022 (File No. 001-39601), including the exhibits thereto; and

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With respect to the offering of the securities under this prospectus supplement, all subsequent reports on Form 20-F, and any report on Form 6-K that indicates it (or any applicable portions thereof) is being incorporated by reference that we file with or furnish to the SEC on or after the date hereof and until the termination or completion of the offering by means of this prospectus supplement.

As you read the documents incorporated by reference, you may find inconsistencies in information from one document to another. If you find inconsistencies, you should rely on the statements made in the most recent document.
We will provide a copy of any or all of the information that has been incorporated by reference into the accompanying prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, upon written or oral request, to any person, including any beneficial owner of the securities, to whom a copy of this prospectus supplement is delivered, at no cost to such person. You may make such a request by writing or telephoning us at the following mailing address or telephone number:
MINISO Group Holding Limited
8F, M Plaza, No. 109, Pazhou Avenue
Haizhu District, Guangzhou 510000, Guangdong Province
The People’s Republic of China
+86 20 3622 8788
Attention: Investor Relations

SPECIAL NOTES REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference may contain forward-looking statements that involve risks and uncertainties and reflect our current expectations and views of future events. All statements other than statements of historical facts are forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by terminology such as “may,” “will,” “expect,” “anticipate,” “aim,” “intend,” “plan,” “believe,” “estimate,” “is/are likely to,” “future,” “potential,” “continue,” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. These forward-looking statements include, but are not limited to, statements relating to, among other things:
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our mission, goals and strategies;

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our future business development, financial conditions and results of operations;

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our proposed use of proceeds from the sale of equity securities;

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the expected growth of the retail market and the market of branded variety retail of lifestyle products in China and globally;

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our expectations regarding demand for and market acceptance of our products;

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our expectations regarding our relationships with consumers, suppliers, MINISO Retail Partners, local distributors, and our other business partners;

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competition in our industry; and

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relevant government policies and regulations relating to our business and our industry.

The forward-looking statements included in this prospectus supplement, in the accompanying prospectus, and in the documents incorporated by reference therein are subject to risks, uncertainties, and assumptions about our company. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in this prospectus supplement, in the accompanying prospectus, and in the documents incorporated by reference therein. You should read thoroughly this prospectus and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.
This prospectus supplement contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions.
We would like to caution you not to place undue reliance on these forward-looking statements. You should read these statements in conjunction with the risk factors disclosed herein, in the accompanying prospectus, and in the documents incorporated by reference therein for a more complete discussion of the risks of an investment in our securities. We operate in a rapidly evolving environment. New risks emerge from time to time and it is impossible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in any forward-looking statement. We do not undertake any obligation to update or revise the forward-looking statements except as required under applicable law.

PROSPECTUS SUPPLEMENT SUMMARY
The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and notes thereto appearing elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein. In addition to this summary, we urge you to read the entire prospectus supplement, the accompanying prospectus, and the documents incorporated by reference carefully, especially the risks of investing in our ADSs discussed under “Risk Factors” of this prospectus supplement and under “Item 3.D. Key Information — Risk Factors” in our 2021 Form 20-F, which contains our audited consolidated financial statements as of June 30, 2019, 2020 and 2021 and for the years ended June 30, 2019, 2020, and 2021, our current report on Form 6-K furnished to the SEC on March 31, 2022, and our current reports on Form 6-K furnished to the SEC on June 27, 2022, as amended, are incorporated by reference in this prospectus supplement and the accompanying prospectus. This prospectus supplement contains information from an industry report commissioned by us and prepared by Frost & Sullivan International Limited, or Frost & Sullivan, an independent research firm, to provide information regarding our industry. We refer to this report as the Frost & Sullivan Report.
OVERVIEW
We are a global retailer offering a variety of design-led lifestyle products. Within nine years since we opened our first store in China in 2013, we have successfully incubated two brands — MINISO and TOP TOY. In 2021, the aggregate GMV of products sold through our MINISO network reached approximately RMB18.0 billion (US$2.8 billion), making us the largest global branded variety retailer of lifestyle products according to the Frost & Sullivan Report. TOP TOY, a new brand we launched in December 2020 to pioneer the concept of pop toy collection stores, achieved a GMV of RMB374.4 million in 2021, ranking seventh in the pop toy industry in China, according to the same source.
We have built our flagship brand “MINISO” as a globally recognized retail brand and established a store network worldwide. According to the Frost & Sullivan Report, we had the most extensive global store network in the global branded variety retail industry in terms of number of countries and regions entered as of December 31, 2021, which encompassed over 5,000 MINISO stores, including over 3,100 MINISO stores in China and approximately 1,900 MINISO stores overseas. As of December 31, 2021, we had entered approximately 100 countries and regions throughout the world.
Observing an emerging pop toy culture, we leveraged our extensive retail know-how, supply chain capabilities, and established a platform to launch the “TOP TOY” brand with the strategic goal of entering into the pop toy market and eventually building our platform of pop toys. We believe that our “TOP TOY” brand is highly complementary to our “MINISO” brand, as it caters to a broader consumer demographic with a much wider product price range and higher average order value. Our experience as a leading global retailer has helped us realize our strategic goal with TOP TOY and make rapid headway in the pop toy market in China. We had a total of 89 TOP TOY stores as of December 31, 2021, which ranked third among major brands in China’s pop toy market as of December 31, 2021, according to the Frost & Sullivan Report. During the Track Record Period, the vast majority of the revenue from TOP TOY was derived from the sales of third-party branded products with a small portion generated from the sales of co-developed IP products and in-house incubated IP products.
Design, quality, and affordability are at the core of every MINISO product we deliver, and we continually and frequently roll out MINISO products of these qualities. In the fiscal year ended June 30, 2021, we launched an average of about 550 SKUs under the “MINISO” brand per month, and offered consumers a wide selection of over 8,800 core SKUs, the vast majority of which are under the “MINISO” brand. Our MINISO product offering spans across 11 major categories, including home decor, small electronics, textile, accessories, beauty tools, toys, cosmetics, personal care, snacks, fragrance and perfumes, and stationery and gifts. Under the TOP TOY brand, we offered around 4,600 SKUs as of December 31, 2021 across 8 major categories, including blind boxes, toy bricks, model figures, model kits, collectible dolls, Ichiban Kuji, sculptures, and other popular toys.
We believe a quality offline retail experience is essential for our ability to retain and attract consumers and maintain their engagement. We therefore promote a relaxing, treasure-hunting, and engaging shopping experience that appeals to all demographics regardless of their cultural background and the geographical location of the stores. In particular, we organize pop toy workshops and shows in our TOP TOY stores and various other offline events where consumers can simply enjoy and have fun, making the offline retail experience more immersive and engaging for consumers in the process. Our focus on delivering distinct value propositions within a relaxing and engaging shopping environment generates excitement and encourages frequent visits, allowing us to build a large and loyal base of consumers mostly from the younger generations.
Our path to success in our home market, China, where we had expanded to approximately over 3,100 MINISO store as of December 31, 2021, depends on the effectiveness and scalability of our MINISO Retail Partner model. Under this model, MINISO Retail Partners mobilize their resources to open and operate their own MINISO stores at optimal locations and shoulder the associated capital expenditure and operating expenses, while we let them use our brand and provide them with valuable guidance on key aspects of store operation in exchange for a pre-agreed portion of in-store sales proceeds. The MINISO Retail Partners keep the remaining sales proceeds and we retain inventory ownership until in-store sale to consumers. The MINISO Retail Partner model aligns the interests and creates mutual benefits between us and the MINISO Retail Partners, allowing us to achieve rapid store network expansion with consistent brand image and consumer experience in an asset-light manner, and enabling our MINISO Retail Partners to attain attractive investment returns. Based on a survey conducted by Frost & Sullivan, our MINISO Retail Partners in China generally recover their store investment in a period of 12 to 15 months after store opening. Our MINISO Retail Partners are also motivated to maintain a loyal relationship with us. As of December 31, 2021, 475 of our 860 MINISO Retail Partners had invested in MINISO stores for over 3 years.
Our rich product design, relaxing shopping experience, efficient supply chain, and deep operation know-how backed by digitalization make our business highly scalable globally. Since we opened our first MINISO store in China in 2013, we had expanded to approximately 1,900 MINISO stores by entering into approximately 100 countries and regions outside of China as of December 31, 2021. We accomplished such international store expansion under flexible models tailored to local conditions, including direct operation, the MINISO Retail Partner model, and partnership with local distributors. Our insights into local consumer tastes and preferences and our sourcing capabilities enable us to meet the local demands in each international market. As a testament to our expanding international operation, our revenue from markets outside of China accounted for 32.3% and 32.7% of our total revenue for the fiscal years ended June 30, 2019 and 2020, respectively. Although the percentage decreased to 19.6% for the fiscal year ended June 30, 2021 due to the negative impact of the COVID-19 pandemic on the international markets, we managed to improve it to 24.7% for the six months ended December 31, 2021.

Our Business Model
The following diagram illustrates our business model and the various participants in our business:

Engaging
CONSUMERS
Consumer-centric approach with deep consumer insights
Active engagement through multi-channels
Attract more
Reach more
Insights
Dynamic Product Development
Flexible Models and Multi-Channels
Deep Operational Know-how Backed by Digitalization
Efficient Supply Chain
MINISO
TOP TOY
Well-recognized
BRANDS
Empower
Empower
Right
MERCHANDISE
High appeal and high quality products with frequent-renewals supported by dynamic product development tactics and co-branding
Quick-to-market product launch backed by robust supply chain
NETWORK
Flexible models including direct-operated, MINISO Retail Partner and distribution models to expand globally
E-Commerce such as Tmall, JD.com and Douyin and O2O channels such as Meituan and Ele.me providing more convenience
In-depth retail know-how and operation supported by technology
Tailored Merchandise and Network

We have adopted a range of flexible store operation models, including MINISO Retail Partner model, distributor model and direct operation model, as we expand our footprints in China and globally. The following table is a brief summary of the main differences among these models:
	MINISO Retail Partner model	Distributor model	Direct operation model
Relationship with party	Seller-buyer relationship in which MINISO Retail Partners enter into sales agreements, license agreements, and store renovation agreements with the Company	Seller-buyer relationship in which distributors enter into license agreements and sales agreements with the Company	Not applicable
Costs and risks borne by each party	MINISO Retail Partners bear (i) initial capital expenditure, (ii) inventory deposit and (iii) costs associated with store operation, such as rental, salary, logistics expenses from our warehouse to stores, utilities, expenses related to discretionary promotional campaigns and store management and consultation services fee, and risks associated
Distributors bear similar costs and risks to those under MINISO Retail Partner model
The Company bears similar costs and risks to those under MINISO Retail Partner model, and less oversight on operations, among others
The Company bears all associated costs and risks

	MINISO Retail Partner model	Distributor model	Direct operation model

with investment recovery and store operations, among others
The Company bears expenses related to (i) product design and development, such as IP licensing fees, (ii) supply chain management, such as logistics expenses from supplier to our warehouse and (iii) brand management, such as brand advertisement, and risks associated with brand and reputation, among others

Revenue recognition	The Company recognizes revenue from product sales to MINISO Retail Partners when MINISO Retail Partners sell products to end-customers	The Company recognizes revenue from product sales to distributors when the products are shipped from or delivered to the locations specified in sales agreements	The Company recognizes revenue when the products are sold to customers
Services and assistances provided by the Company for store operations	Store management and consultation services, mainly including store layout and decoration, interior design, staff training, pricing, product curation and inventory replenishment	Provision of staff training and other guidance in terms of store operation, less operational involvement compared to MINISO Retail Partners model	The Company manages the stores directly
Inventory risk	The Company has inventory ownership until the goods are sold to end-customers. MINISO Retail Partners take risks of inventory as they are responsible for the placement, physical custody and condition of the merchandise that they have selected after the deliveries are accepted in stores.	The distributors take ownership of the products and assume the risk of loss when the products are shipped from or delivered to the locations specified in sales agreements	The Company takes ownership of the products and assumes the risk of loss
Store management responsibility	Mainly on MINISO Retail Partners, but the Company constantly monitors the operations of MINISO Retail Partner stores to help them customize	Mainly on distributors, but the license agreements set out a set of operational standards for local distributors to follow and the Company has the right to supervise	The Company

	MINISO Retail Partner model	Distributor model	Direct operation model
	merchandise mix and product display at a store level and advise on inventory management on a real-time basis, in addition to providing store management and consultation services to optimize and unify store operations in key aspects	the operation of distributor stores
Major business decisions
MINISO Retail Partners are responsible for staff recruitment, have the right to close down the store in accordance with the relevant agreements, and can decide what types of products to include, provided that they only offer products supplied by the Company
Generally, MINISO Retail Partners are able to set the retail price of the products to be sold in store within a specified range of the price recommended by the Company for the same products with the Company’s written consent

Distributors are responsible for staff recruitment, have the right to close down the store in accordance with the relevant agreements and can decide what types of products to include, provided only offer products supplied by the Company or with the Company’s written consent to sell other products
Distributors have pricing right over the inventory sold in store but the Company usually has the right to make recommendations
The Company makes all business decisions
Term	Generally not more than three years and renewable upon negotiation prior to the termination of the agreement	Usually have a term of two to ten years	Not applicable
Our Products
Our flagship brand “MINISO” offers a frequently-refreshed assortment lifestyle products covering diverse consumer needs, and consumers are attracted to our products’ trendiness, creativeness, high quality and affordability. Our MINISO product offering encompassed about 8,800 core SKUs in the fiscal year ended June 30, 2021 across 11 major categories: home decor, small electronics, textile, accessories, beauty tools, toys, cosmetics, personal care, snacks, fragrance and perfumes, and stationery and gifts. In December 2020, we launched a new brand, “TOP TOY,” which is committed to building our platform of pop toys. Under the fast-growing TOP TOY brand, we offered around 4,600 SKUs as of December 31, 2021 across 8 major categories: blind boxes, toy bricks, model figures, model kits, collectible dolls, Ichiban Kuji, sculptures, and other popular toys.
We are able to deliver our value propositions by leveraging our supply chain capabilities that are built on China’s large supply chain, our large procurement volumes, our punctual payment to suppliers, and our digitalized, continuously optimized supply chain, which collectively contribute to our overall supply chain efficiency and procurement cost advantages.

OUR STORE NETWORK
As of December 31, 2021, we served consumers primarily through a network of over 5,000 MINISO stores, including over 3,100 MINISO stores in China and approximately 1,900 MINISO stores overseas. The following table shows the number of MINISO stores in China and internationally as of the dates presented:
	As of June 30,			As of December 31,
	2019	2020	2021	2020	2021
Number of MINISO stores(1)
China	2,311	2,533	2,939	2,768	3,168
Directly operated stores	9	7	5	5	5
Stores operated under MINISO Retail Partner model	2,288	2,513	2,919	2,746	3,146
Stores operated under distributor model	14	13	15	17	17
Overseas(2)	1,414	1,689	1,810	1,746	1,877
Directly operated stores	74	122	127	105	136
Stores operated under MINISO Retail Partner model	165	193	195	194	203
Stores operated under distributor model	1,175	1,374	1,488	1,447	1,538
Total	3,725	4,222	4,749	4,514	5,045

Note:
(1)
For details of the changes in the number of MINISO stores during the Track Record Period, please see “Business — Our Store Network — Store Operation in China,” and “Business — Our Store Network — Store Operation Overseas” in Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on March 31, 2022, titled “MINISO Group Holding Limited Supplemental and Updated Disclosures.”

(2)
Overseas stores exclude a small number of stores under certain overseas businesses that we had disposed of as of June 30, 2020. We completed such business disposal during the period from December 2019 to April 2020. After the disposal, these excluded stores may continue to have business transactions with us, such as purchases of lifestyle products from us, as some of the stores were disposed to local distributors.

Below is a brief summary of our key criteria and strategies for deciding which store operation models to use in our expansion in China and overseas:
•
China:

•
The MINISO Retail Partner model has been and will continue to be our first choice when opening new stores, as this model represents a mutually beneficial relationship between us and the MINISO Retail Partners that allows us to achieve rapid store network expansion with consistent brand image and consumer experience in an asset-light manner and that allows our MINISO Retail Partners to attain attractive investment opportunities. Therefore, apart from a small number of directly operated stores and a few store operated by one distributor in Tibet, all of our other MINISO stores are operated and will be operated under the MINISO Retail Partner model.

•
We maintain a small number of directly operated stores in China primarily for the following reasons: (i) PRC laws and regulations require a franchiser to have at least two directly operated stores and to have operated each of the two directly operated stores for over one year before engaging in franchising activities; and (ii) some of our directly operated stores act as our flagship stores that play an important role in maintaining and improving our brand image, and therefore we keep them under direct operation to demonstrate our store management operational standards.

•
Overseas:

•
In the majority of international markets, we expand our store network by collaborating with local distributors with abundant local resources and retail experience. The distributor model differs from the MINISO Retail Partner model in a few aspects, including that we have less operational involvement with distributors than with MINISO Retail Partners and that inventory ownership is generally transferred to distributors when inventory is shipped from or delivered to the locations specified in sales agreements, while we retain inventory ownership until in-store sale to end-customers under the MINISO Retail Partner model. We therefore consider the distributor model to be more suitable and prudent in terms of capital and risk management in our expansion in international markets, which vary significantly in terms of local market conditions and future potential and with which we are generally less familiar than China.
•
In strategic markets with large population and huge market potential such as North America and India, we typically enter the markets by first opening and operating stores on our own, which are meant to serve as pioneer stores in the region. In this way, we can more efficiently and directly gain local consumer insights and operational know-how. When local business partners become interested after seeing the performance of our pioneer stores, we invite some of them to join under our MINISO Retail Partner model or distributor model to more rapidly expand our store network in these markets.

The following table shows the number of TOP TOY stores in China as of the dates presented since the launch of TOP TOY in December 2020:
	As of June 30,	As of December 31,
	2021	2020	2021
Number of TOP TOY stores
Directly operated stores	2	1	5
Stores operated under MINISO Retail Partner model	31	4	84
Total	33	5	89
We plan to further expand our TOP TOY store network in China using primarily the MINISO Retail Partner model, and will be actively seeking opportunities to open pioneer stores overseas, probably initially as directly operated stores, for similar considerations as with MINISO stores as described above.
OUR COMPETITIVE STRENGTHS
The following strengths have enabled us to become who we are today and will support our continued success:
•
Our global retailer offering design-led lifestyle products;

•
Our frequently-refreshed product assortment with universal appeal;

•
Our efficient and digitalized supply chain;

•
Our in-depth know-how and digitalization driving operational excellence;

•
Our multi-channel operation and consumer engagement;

•
Our global scalability and capability of penetrating into various tiers of cities; and

•
Our experienced founder and entrepreneurial management team.

OUR GROWTH STRATEGIES
We intend to pursue the following strategies to achieve further success.
•
Expand and upgrade our store network;

•
Enhance product development and supply chain capabilities;

•
Deepen consumer engagement and drive multi-channel experience;

•
Strengthen technological capabilities;

•
Continue to invest in branding and incubate new brands; and

•
Strategically explore investment and acquisition opportunities.

OUR COMPETITIVE LANDSCAPE
Branded Variety Retail Market in China
According to the Frost & Sullivan Report, competition in the branded variety retail market in China is fierce and fragmented with more than 1,000 players. The top five players have an aggregate market share of approximately 18.6% in terms of GMV in 2021. In 2021, we generated GMV of RMB10.8 billion from our branded variety retail business in China and had a market share of 11.4% as well as a market share of 61.0% among the top five peers, ranking first by GMV in the branded variety retail market in China, according to the Frost & Sullivan Report.
Global Branded Variety Retail Market
According to the Frost & Sullivan Report, competition in the global branded variety retail market is fierce and fragmented. The top five players have an aggregate market share of approximately 20.3% in terms of GMV in 2021. In 2021, we generated GMV of approximately RMB18.0 billion (US$2.8 billion) from our branded variety retail business globally and had a market share of 6.7% as well as a market share of 32.9% among the top five peers, ranking first by GMV in the global branded variety retail market according to the Frost & Sullivan Report.
Pop Toy Market in China
According to the Frost & Sullivan Report, the pop toy market in China is at the growth phase in the industry life cycle and has low concentration in terms of market share. In 2021, we generated GMV of RMB374.4 million from our pop toy business in China and had a market share of 1.1%, ranking seventh in the pop toy market in China, according to the Frost & Sullivan Report.
SUMMARY OF RISK FACTORS
Investing in our ordinary shares involves significant risks. You should carefully consider all of the information in this prospectus supplement before making an investment in our ordinary shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk factors.” In addition, you should carefully consider the matters discussed under “Risk Factors” in our 2021 Form 20-F and in the respective Exhibits 99.1 to our current reports on Form 6-Ks furnished to the SEC on March 31, 2022 and June 27, 2022, each titled “MINISO Group Holding Limited Supplemental and Updated Disclosures,” as well as other documents incorporated by reference into the accompanying prospectus.
Risks Related to Our Business and Industry
•
Our success depends upon the continued strength of our MINISO brand. If we are unable to maintain and enhance our brands, our business and operating results may be adversely affected.

•
The growth and profitability of our business depend on the level of consumer demand and discretionary spending. A severe or prolonged economic downturn in China or around the world could materially and adversely affect consumer discretionary spending and therefore adversely affect our business, financial condition and results of operations.

•
Our success is dependent on the continued popularity of our products, our continued innovation and successful launches of new products, and our anticipation of and timely responses to changes in consumer preferences.

•
If we are unable to offer our products at prices that are highly appealing to consumers or maintain competitive prices, our business and results of operations would be materially and adversely affected.

•
We primarily rely on our retail partners and distributors to expand our store network. If we are unable to expand our store network successfully, our business, results of operations would be adversely affected.

•
If we fail to maintain the relationship with our MINISO Retail Partners or our local distributors or fail to attract new MINISO Retail Partners or local distributors to join our store network, our business, results of operations and financial condition could be materially and adversely affected.

•
Our operations have been and may continue to be affected by COVID-19 pandemic.

•
Illegal actions or misconduct of our MINISO Retail Partners, local distributors, sub-contractors or sub-distributors, third-party suppliers or other service providers, or any failure by them to provide satisfactory products or services could materially and adversely affect our business, reputation, financial condition and results of operations.

•
Should a product liability issue, recall or personal injury issue arise, it may damage our reputation and brand image, which may result in a material adverse effect on our business, reputation, results of operations and financial condition.

Risks Related to Doing Business in China
•
The PCAOB is currently unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections over our auditor deprives our investors with the benefits of such inspections.

•
The ADSs will be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, in 2024 if the PCAOB is unable to inspect or fully investigate auditors located in China, or as early as 2023 if proposed changes to the law are enacted. The delisting of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. As of the Latest Practicable Date, we had not been identified as a Commission-Identified Issuer by the SEC pursuant to the HFCAA and its implementation rules.

•
Changes in China’s economic, political or social conditions or government policies could have a material and adverse effect on our business and results of operations.

•
Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us.

•
The PRC government’s significant oversight and discretion over our business operations could result in a material adverse change in our operations and the value of the ADSs.

•
The approval of the CSRC or other PRC government authorities may be required in connection with the Global Offering, future offerings or future issuance of securities abroad under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval.

Risks Related to Our Shares and ADSs
•
The trading price of the ADSs has been and the trading price of our shares can be volatile, which could result in substantial losses to investors.

•
If securities or industry analysts do not publish research or publishes inaccurate or unfavorable research about our business, or if they adversely change their recommendations regarding our Shares or the ADSs, the market price for our shares or the ADSs and trading volume could decline.

•
The sale or availability for sale of a substantial amount of our shares or the ADSs could adversely affect their market price.

Risks Related to the Global Offering and the Dual Listing
•
An active trading market for our shares on the Hong Kong Stock Exchange might not develop or be sustained and trading prices of our shares might fluctuate significantly.

•
Since there will be a gap of several days between pricing and trading of our shares, the price of the ADSs traded on the New York Stock Exchange may fall during this period and could result in a fall in the price of our shares to be traded on the Hong Kong Stock Exchange.

•
The characteristics of the U.S. capital markets and the Hong Kong capital markets are different.

•
Exchange between our shares and the ADSs may adversely affect the liquidity or trading price of each other.

CORPORATE HISTORY AND STRUCTURE
We commenced our business operations in 2013 and established Miniso (Guangzhou) Co., Ltd., or Miniso Guangzhou, our current PRC holding company and one of our major operating entities in China, in October 2017. After Miniso Guangzhou was established, businesses that were originally conducted by our predecessor entity in China and related assets and liabilities were transferred to Miniso Guangzhou and its subsidiaries in China during the period from November 2017 to November 2018. Miniso Guangzhou also acquired the equity interests in certain companies that were ultimately controlled by Mr. Guofu Ye.
In December 2017, Miniso Guangzhou established Miniso (Hengqin) Enterprise Management Co., Ltd. in China, which serves as a licensor that licenses other parties the right to use our trademarks in China.
In May 2018, Miniso Guangzhou acquired all equity interest of (i) Miniso International (Guangzhou) Co., Ltd., or Miniso International, which was established in China in May 2017 by our predecessor entity, and (ii) Miniso Youxuan Technology (Guangzhou) Co., Ltd., or Miniso Youxuan, which was established as a wholly-owned subsidiary of Miniso International in China in August 2017. Miniso International primarily engages in international trade businesses. Miniso Youxuan and its subsidiaries are primarily responsible for implementing our e-commerce initiative.
During the period from September 2018 to November 2018, we (i) acquired 67% of the equity securities of PT. Miniso Lifestyle Trading Indonesia, which was established in January 2017 in Indonesia by a company controlled by Mr. Guofu Ye, (ii) established MIHK Management Inc. as the holding company of our business operations in Canada, (iii) acquired 100% of the equity securities of USA Miniso Depot Inc., which was established by an individual on behalf of Mr. Guofu Ye in the United States, and (iv) acquired 100% of the equity securities of Miniso Life Style Private Limited, which was established in June 2017 in India by a company controlled by Mr. Guofu Ye.
In addition to the above overseas operations, we also conduct business operations through subsidiaries in Japan, Ukraine, Uzbekistan, Poland and Singapore. Besides, our products are sold in a number of other overseas markets such as Mexico, Philippines and Thailand through MINISO stores operated by our MINISO Retail Partners and/or local distributors.
During a reorganization in 2020, we established our current offshore holding structure. Specifically, we established MINISO Group Holding Limited, or Miniso Group, in Cayman Islands in January 2020 as our offshore holding company. In the same month, Miniso Group further established in British Virgin Islands (i) Miniso Universal Holding Limited, or Miniso Universal, as our offshore holding company of our operations in China, and (ii) Miniso Global Holding Limited, or Miniso Global, as our offshore holding company of our overseas operations. In February 2020, Miniso Universal further established Miniso Development Hong Kong Limited, or Miniso Development HK, in Hong Kong to (a) hold Miniso Guangzhou, our PRC holding company, and (b) engage in overseas operations through entering into master license agreements and product sales agreements with overseas MINISO Retail Partners and local distributors.
After the completion of the reorganization in 2020, Miniso Global became the offshore holding company of our overseas operations and hold our overseas subsidiaries directly or indirectly through Miniso Investment Hong Kong Limited, or Miniso Investment HK, a subsidiary we established in Hong Kong in November 2017. Miniso Hong Kong Limited, or Miniso HK, which we established in Hong Kong in January 2018, currently serves as a licensor that licenses the right to use our trademarks to overseas parties. Miniso HK also enters into intellectual property related agreements for our overseas operations.
In May 2019, our board of directors approved a plan to dispose of certain loss-making subsidiaries that operate the NOME business, Minihome business, MINISO African business and MINISO German business within one year, and the results of these operations are included as discontinued operations accordingly. We completed the disposal of these businesses during the period from December 2019 to April 2020. The NOME business was disposed to Mr. Guofu Ye. The NOME business, which had over 200 stores, was operated under the NOME brand and engaged in the sales of clothing products and other lifestyle items, and was in competition with another company which operated similar business under the same brand. As of the date of this prospectus supplement, all of the NOME stores have been closed.
In September 2020, Miniso Guangzhou established TOP TOY (Guangdong) Technology Co., Ltd. in China, which primarily engages in our art toys business.
In October 2020, we completed our initial public offering and listed our ADSs on the New York Stock Exchange under the symbol “MNSO.” We raised approximately US$625.3 million in net proceeds from the issuance of new shares from the initial public offering after deducting underwriting commissions and the offering expenses payable by us.
In December 2020, we formed a joint venture in the British Virgin Islands with YGF MC Limited, a company jointly controlled by our controlling shareholders, Mr. Guofu Ye and Ms. Yunyun Yang, to acquire land use right of a parcel of land in Guangzhou and to establish a new headquarters building for MINISO through such joint venture’s subsidiary in Guangzhou. We hold 20% of the shares of the joint venture company while YGF MC Limited hold the remaining 80% of the shares of the joint venture company. The total investment for the headquarters building project was estimated to be approximately RMB2,885 million, including approximately RMB1,780 million as consideration for acquisition of land use right and the remaining as building costs.
In October 2021, we acquired the remaining 80% equity interest in the joint venture. The purpose of this acquisition was for the project of establishing our new headquarters building. The total consideration of this transaction is RMB694.5 million, representing the lower of the actual investment amount by YGF MC Limited as of August 31, 2021 and the appraisal value of the equity interests confirmed by a third-party valuation firm, deducted by the estimated accumulative loss of the joint venture that YGF MC Limited should bear up to the closing of this transaction. The consideration for the acquisition was determined based on arm’s length negotiation among the parties and has been fully settled in cash on October 29, 2021.
The following diagram illustrates our corporate structure, including our subsidiaries:
RECENT DEVELOPMENT
Impact of COVID-19 on Our Operations and Financial Performance
The outbreak of COVID- 19 has severely impacted China and the rest of the world. Our business and operations have also been affected as a result. In an effort to contain the spread of COVID-19 and its variants, many countries, including China, have taken precautionary measures, such as imposing travel restrictions, quarantining individuals infected with or suspected of having COVID-19, encouraging employees of enterprises to work remotely, and cancelling public activities, among others. To protect the health and well-being of our employees and consumers and in support of efforts to control the spread of the outbreak, we closed or reduced working hours at our headquarters and offices and made remote working arrangements in early 2020. Our headquarters and offices had been reopened in an orderly manner, and the majority of MINISO stores in China were open and operating under normal business hours by June 30, 2020. During the period from July 2020 to December 2021, the emergence of new variants of COVID-19 in China adversely impacted our store operations, which caused temporary store closures and reduced operating hours on occasion, as a result of governmental restrictions in public places to reduce the spread of virus. As of December 31, 2021, about 3% of our MINISO stores in China were temporarily closed. The recent lock-downs and other restrictive measures imposed in a number of cities in China have led to reduced numbers of visitors to the commercial areas of these cities and additional temporary closures of MINISO stores, both of which have affected the business of MINISO stores. As of April 30, 2022, about 11% of our MINISO stores in China were temporarily closed. Compared with the average monthly GMV of the quarter ended March 31, 2022, our GMV in China decreased by approximately 35% in April 2022. To mitigate the impact of the restrictions imposed due to COVID-19, we have been making efforts to accelerate the growth of our online business and, through promotions and other measures, accelerate the inventory turnover in certain cities to ensure healthy working capital to tackle the continuous impact of COVID-19. As the COVID-19 situation continues to evolve globally and new variants have emerged, MINISO stores in overseas markets have also been impacted by temporary store closures, reduced opening hours and/or reduced consumer traffic from late March 2020 to December 2021. As of December 31, 2021, about 4% of MINISO stores in overseas markets were temporarily closed. For those stores that resumed operations, a majority of them were half-opened or had operating hours reduced due to regional resurgences of COVID-19. Such negative impact of COVID-19 also adversely affected our store network expansion. The COVID-19 situation has recently eased to some extent in certain regions of the world. Although as of April 30, 2022, about 4% of our MINISO stores in overseas markets remained temporarily closed, our GMV in overseas markets grew in April 2022 by approximately 10% compared with the average monthly GMV of the quarter ended March 31, 2022.
The recent outbreak of the Delta and Omicron variants of COVID-19 in several provinces in China has caused disruptions to the operation of our logistics and transportation service providers, which has also negatively impacted our product shipment and delivery. As a result, delivery of products from warehouses to MINISO stores and delivery of products from China to overseas markets were delayed. We and our overseas distributors incurred increased costs on product delivery.
In terms of financial results, negative impact of COVID-19 on our business operations has resulted in a decrease in our revenue generated from overseas operations and slower sales growth in China. Our revenue generated from international markets decreased by 3.2% from RMB3,030.9 million in the fiscal year ended June 30, 2019 to RMB2,934.9 million in the fiscal year ended June 30, 2020, and further decreased by 39.3% to RMB1,780.5 million (US$279.4 million) in the fiscal year ended June 30, 2021. Our revenue generated from international markets increased by 64.9% from RMB813.2 million in the six months ended December 31, 2020 to RMB1,340.6 million (US$210.4 million) in the six months ended December 31, 2021. In China, although our sales growth in 2021 was also negatively affected by the outbreaks of the Delta variant and Omicron variant of COVID-19 in certain provinces, we managed to realize a growth in revenue from China of 20.6% from RMB6,044.1 million in the fiscal year ended June 30, 2020 to RMB7,291.2 million (US$1,144.2 million) in the fiscal year ended June 30, 2021. Our revenue generated from China also increased by 14.9% from RMB3,556.7 million in the six months ended December 31, 2020 to RMB4,086.3 million (US$641.2 million) in the six months ended December 31, 2021.
Our revenue increased by 5.0% from RMB2,229.4 million in the three months ended March 31, 2021 to RMB2,341.0 million in the three months ended March 31, 2022, primarily driven by the recovery of our international operations. Our revenue generated from China increased by 1.9% from RMB1,788.3 million in the three months ended March 31, 2021 to RMB1,823.0 million in the three months ended March 31, 2022, and our revenue generated from the international markets increased by 17.4% from RMB441.1 million in the three months ended March 31, 2021 to RMB518.0 million in the three months ended March 31, 2022. In the recent lock-down of cities on our business operation, such as Shenzhen, Hangzhou and Shanghai in China, due to the reoccurrence of COVID-19, a number of MINISO stores in China have been temporarily closed for a while at different points since early 2022. In particular, as of April 30, 2022, all of the 126 MINISO stores in

Shanghai, covering no more than 3% of our total MINISO stores, had been temporarily closed. The recent lock-down in Shanghai has not caused material adverse impact on our overall business, financial condition and results of operations because GMV from the MINISO stores in Shanghai only accounted for 3-4% of our total GMV from MINISO stores throughout the Track Record Period.
Selected Operating Data
The following table provides a breakdown of the number of MINISO and TOP TOY stores as of March 31, 2022:
Number of MINISO stores	5,113
China	3,197
Directly operated stores	11
Stores operated under MINISO Retail Partner model	3,169
Stores operated under distributor model	17
Overseas	1,916
Directly operated stores	136
Stores operated under MINISO Retail Partner model	207
Stores operated under distributor model	1,573
Number of TOP TOY stores	92
Directly operated stores	4
Stores operated under MINISO Retail Partner model	88
In the quarter ended March 31, 2022, GMV of MINISO stores in China and overseas markets reached RMB2.6 billion and RMB1.5 billion, respectively. In the same period, GMV of TOP TOY stores reached RMB159.8 million.
Financial Updates
The interim financial information below should be read in conjunction with, and is qualified in its entirety by reference to, our historical financial Information included in Exhibit 99.2 to our current report on Form 6-K furnished to the SEC on June 27, 2022, titled “Unaudited condensed consolidated interim financial statements of MINISO Group Holding Limited as of and for the nine months ended March 31, 2022.” Our historical results do not necessarily indicate results expected for any future periods, and the results of operations for the nine months ended March 31, 2022 are not necessarily indicative of the results to be expected for the full fiscal year ending June 30, 2022. Please refer to “Financial Information,” “Risk Factors” and “Business” included in the respective Exhibits 99.1 to our current reports on Form 6-K furnished to the SEC on March 31, 2022 and June 27, 2022, each titled “MINISO Group Holding Limited Supplemental and Updated Disclosures” for information regarding trends and other factors that may affect our results of operations.
Unless otherwise stated, all translations of Renminbi into U.S. dollars in this “Financial Updates” section were made at RMB6.3393 to US$1.00, the exchange rate on March 31, 2022 as set forth in the H. 10 statistical release of the Federal Reserve Board. Percentages are calculated based on the Renminbi amounts and there may be minor differences due to rounding.
	For the nine months ended March 31,
	2021	2022
	RMB	RMB	US$
	(in thousands, except for per share data)
Selected Unaudited Consolidated Statements of Operations Data:
Revenue	6,599,304	7,767,943	1,225,363
Cost of sales	(4,807,691)	(5,470,085)	(862,885)
Gross profit	1,791,613	2,297,858	362,478

	For the nine months ended March 31,
	2021	2022
	RMB	RMB	US$
	(in thousands, except for per share data)
Other income	48,088	20,882	3,294
Selling and distribution expenses	(923,958)	(1,087,622)	(171,568)
General and administrative expenses	(610,694)	(631,418)	(99,604)
Other net (loss)/income	(62,329)	46,463	7,329
Credit loss on trade and other receivables	(29,510)	(24,762)	(3,906)
Impairment loss on non-current assets	—	(11,467)	(1,809)
Operating profit	213,210	609,934	96,214
Finance income	31,690	39,181	6,181
Finance costs	(20,267)	(25,407)	(4,008)
Net finance income	11,423	13,774	2,173
Fair value changes of redeemable shares with other preferential rights	(1,625,287)	—	—
Share of loss of an equity-accounted investee, net of tax	(825)	(8,162)	(1,287)
(Loss)/profit before taxation	(1,401,479)	615,546	97,100
Income tax expense	(139,118)	(184,256)	(29,066)
(Loss)/profit for the period	(1,540,597)	431,290	68,034

Revenue
Our revenue increased by 17.7% from RMB6,599.3 million in the nine months ended March 31, 2021 to RMB7,767.9 million (US$1,225.4 million) in the nine months ended March 31, 2022, mainly attributable to an increase in revenue generated from sales of lifestyle products and pop toys, which increased by 18.1% from RMB5,849.6 million in the nine months ended March 31, 2021 to RMB6,907.9 million (US$1,089.7 million) in the nine months ended March 31, 2022. The increase in revenue generated from sales of lifestyle products and pop toys was mainly due to (i) an increase in the number of MINISO stores and TOP TOY stores, (ii) gradual recovery of business operations of MINISO stores from the COVID-19 pandemic in overseas markets in the nine months ended March 31, 2022 compared to the nine months ended March 31, 2021, and (iii) increases in revenue from online sales and other sales channels as a result of our continued efforts in e-commerce initiative.
In terms of geographical locations, revenue generated from our operations in China was RMB5,909.3 million (US$932.2 million) in the nine months ended March 31, 2022, increasing by 10.6% from RMB5,345.0 million in the nine months ended March 31, 2021. Revenue generated from international markets also increased by 48.2% from RMB1,254.3 million in the nine months ended March 31, 2021 to RMB1,858.7 million (US$293.2 million) in the nine months ended March 31, 2022, primarily because the operations of MINISO stores in overseas markets gradually recovered from the COVID- 19 pandemic.
Cost of sales
Our cost of sales increased by 13.8% from RMB4,807.7 million in the nine months ended March 31, 2021 to RMB5,470.1 million (US$862.9 million) in the nine months ended March 31, 2022, primarily due to an increase in cost of inventories, which increased by 12.5% from RMB4,764.8 million in the nine months ended March 31, 2021 to RMB5,360.5 million (US$845.6 million) in the nine months ended March 31, 2022. The increase in cost of inventories is generally consistent with the growth of our revenue.
Gross profit and gross margin
Gross profit increased by 28.3% from RMB1,791.6 million in the nine months ended March 31, 2021 to RMB2,297.9 million (US$362.5 million) in the nine months ended March 31, 2022, and gross margin increased from 27.1% to 29.6% during the same period. The increase in gross profit and gross margin was mainly driven by (i) an increase in revenue contribution from our international operations, which generally have a higher gross margin than our operations in China and contributed 23.9% of our total revenue in the nine months ended March 31, 2022, compared to 19.0% in the nine months ended March 31, 2021, and (ii) higher gross margin contributed by certain products launched after our strategic upgrade of MINISO brand in China. We have been upgrading MINISO brand in China since 2022 mainly by upgrading the brand image as a global retailer that entered into approximately 100 countries and regions with its network of more than 5,000 stores worldwide, and by offering premium products to meet consumers’ diversified consumption demand.
Selling and distribution expenses
Our selling and distribution expenses increased by 17.7% from RMB924.0 million in the nine months ended March 31, 2021 to RMB1,087.6 million (US$171.6 million) in the nine months ended March 31, 2022. Excluding equity-settled share-based payment expenses, our selling and distribution expenses increased by 28.7% from RMB811.8 million to RMB1,044.7 million (US$164.8 million) during the same period. Such increase was mainly due to (i) increased personnel-related expenses, (ii) increased licensing expenses, and (iii) increased promotion and advertising expenses.
General and administrative expenses
Our general and administrative expenses increased by 3.4% from RMB610.7 million in the nine months ended March 31, 2021 to RMB631.4 million (US$99.6 million) in the nine months ended March 31, 2022. Excluding equity-settled share-based payment expenses, our general and administrative expenses increased by 28.2% from RMB472.5 million to RMB605.9 million (US$95.6 million) during the same period, which was primarily due to (i) increased depreciation and amortization expenses in relation to the land use right of our headquarters building project, (ii) increased personnel-related expenses, and (iii) increased IT service fee.
Cash Flows and Working Capital
Our cash, cash equivalents, restricted cash and other investments amounted to RMB5,486.3 million (US$865.4 million) as of March 31, 2022.
Our inventories primarily consist of finished goods. Our inventories decreased by 14.5% from RMB1,361.0 million as of December 31, 2021 to RMB1,163.0 million (US$183.5 million) as of March 31, 2022, primarily due to our efforts in optimizing working capital management and accelerating inventory turnover rate.
Our trade and other receivables mainly consist of trade receivables and miscellaneous expenses paid on behalf of franchisees. Miscellaneous expenses paid on behalf of franchisees mainly include labor costs and store decoration expenses. Our trade and other receivables was RMB1,113.5 million as of December 31, 2021, compared to RMB1,060.6 million (US$167.3 million) as of March 31, 2022.
Our trade and other payables mainly consist of trade payables and deposits. Deposits represent deposits received from suppliers, distributors and franchisees. All of the other trade payables, other payables, accruals and amounts due to related parties or franchisees are expected to be settled within one year or are repayable on demand. Our trade and other payables decreased from RMB3.2 billion as of December 31, 2021 to RMB3.0 billion (US$470.1 million) as of March 31, 2022, primarily due to a decrease in trade payables, which was primarily due to a short-term decrease in purchases amount in March 2022 from suppliers in southern China which were experiencing certain level of resurgence of the COVID- 19 pandemic caused by the omicron variant at the end of March 2022.
Net cash from operating activities
Net cash from operating activities for the nine months ended March 31, 2022 was RMB1,048.2 million (US$165.3 million). This amount was primarily attributable to a profit for the period of RMB431.3 million (US$68.0 million) for the nine months ended March 31, 2022, net of income tax paid of RMB171.3 million (US$27.0 million), as adjusted by certain non-cash items, primarily consisting of (i) depreciation and amortization of RMB283.8 million (US$44.8 million), (ii) tax expenses of RMB184.3 million

(US$29.1 million), and (iii) equity-settled share-based payment expenses of RMB68.4 million (US$10.8 million), and changes in certain working capital accounts that affected operating cash flows, primarily consisting of (i) a decrease in inventories of RMB333.0 million (US$52.5 million), (ii) an increase in trade and other payables of RMB86.0 million (US$13.6 million), and (iii) an increase in contract liabilities of RMB52.5 million (US$8.3 million), which were partially offset by an increase in trade and other receivables of RMB189.4 million (US$29.9 million). The decrease in inventories was primarily due to (i) accelerated inventory turnover rate, and (ii) a short-term decrease in purchase amount in March 2022 from suppliers in southern China as they were experiencing certain level of resurgence of the COVID-19 pandemic caused by the omicron variant at the end of March 2022. The increase in trade and other payables was mainly due to the increase in deposits as a result of an increased number of stores. The increase in contract liabilities was primarily due to prepaid membership fees we received. The increase in trade and other receivables was primarily due to increases in trade receivables, value-added tax recoverable and miscellaneous expenses paid on behalf of franchisees.
Net cash used in investing activities
Net cash used in investing activities for the nine months ended March 31, 2022 was RMB1,894.2 million (US$298.8 million), consisting primarily of purchase of other investments of RMB10,985.5 million (US$1,732.9 million), payment for acquisition of land use right of RMB891.4 million (US$140.6 million), payments for purchases of property, plant, equipment and intangible assets of RMB312.7 million (US$49.3 million), and acquisition of a subsidiary, net of cash acquired RMB683.5 million (US$107.8 million), partially offset by proceeds for disposal of other investments of RMB10,885.5 million (US$1,717.1 million).
Net cash used in financing activities
Net cash used in financing activities for the nine months ended March 31, 2022 was RMB629.7 million (US$99.3 million), primarily due to dividend payment of RMB306.3 million (US$48.3 million) and payment of capital element and interest element of lease liabilities of RMB245.9 million (US$38.8 million).
Capital expenditures
Our capital expenditures are primarily incurred for the purposes of building our new headquarters project, purchasing IT systems and renovating MINISO stores that we directly operated. Our capital expenditures were RMB36.2 million and RMB1,204.1 million (US$189.9 million) in the nine months ended March 31, 2021 and 2022, respectively. We intend to fund our future capital expenditures with our existing cash balance, short-term investments and anticipated cash flows from operations. We will continue to make well-planned capital expenditures to meet the expected growth of our business.
Recent Regulatory Developments
The regulatory environment in the PRC has been undergoing a number of recent changes and reforms in various areas, including the recent publication of the Cybersecurity Review Measures (《網絡安全審查辦法》) and the Regulations on the Administration of Cyber Data Security (Draft for Comments) (《網絡數據安全管理條例(徵求意見稿)》). On December 24, 2021, the CSRC published the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (《國務院關於境內企業境外發行證券和上市的管理規定(草案徵求意見稿)》) and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (《境內企業境外發行證券和上市備案管理辦法(徵求意見稿)》) (together, “Draft Regulations on Listing”), which set out the new regulatory requirements and filing procedures for Chinese companies seeking direct or indirect listing in overseas markets. The Draft Regulations on Listing, among others, provide that (i) Chinese companies that seek to offer and list securities in overseas markets shall fulfill the filing procedures with and report relevant information to the CSRC, and that an initial filing shall be submitted within three working days after the application for an initial public offering is submitted, and a second filing shall be submitted after the listing is completed, and (ii) in the event that Chinese companies that have directly or indirectly listed securities in overseas markets intend to conduct follow-on offerings in overseas markets, such companies shall fulfill the filing procedures with and report relevant information to the CSRC, and such filing shall be submitted within three working days after such follow-on offering is completed. Under these regulations and draft regulations, the approval of the CSRC, the CAC or other PRC government authorities may be required in connection with the Global Offering, in which case we cannot predict whether or for how long we will be able to obtain such approval. For further details, please see “Risk Factors — Risks Related to Doing Business in China,” “Regulations — PRC — Regulations Relating to Overseas Listing” and “Regulations — PRC — Regulations Relating to Data, Cyber and Information Security” in the respective Exhibits 99.1 to our current reports on Form 6-K furnished to the SEC on March 31, 2022 and June 27, 2022, each titled “MINISO Group Holding Limited Supplemental and Updated Disclosures.”
Cybersecurity Review Measures (《網絡安全審查辦法》) and Regulations on the Administration of Cyber Data Security (Draft for Comments) (《網絡數據安全管理條例(徵求意見稿)》)
During the course of ordinary business operations in China, we may collect, process or store various types of data concerning our customers, business partners and employees. The collection, procession or storage of such data would be considered as data processing activities under PRC laws. As advised by our PRC Legal Adviser, we believe that, the Cybersecurity Review Measures and the Draft Regulations, if being implemented in its current form, would be applicable to the data processing activities of our PRC subsidiaries to the extent that such PRC subsidiaries are data processors in respect of their data processing activities.
The Draft Regulations provide that (i) a data processor who processes personal information of more than one million users seeking to list abroad (赴國外上市), or (ii) a data processor seeking to list in Hong Kong (赴香港上市) which affects or may affect national security is required to apply for cybersecurity review under relevant rules and regulations. As of the date of this prospectus supplement, the Draft Regulations have not been formally adopted and would be subject to further guidance from the CAC. Currently, only the “Cybersecurity Review Measures” have been promulgated after the release of the Draft Regulations, and current effective laws and regulations do not require a “data processor seeking to listing in Hong Kong which affects or may affect national security” to apply for the cybersecurity review before seeking to list in Hong Kong.
Based on the real-name phone consultation regarding our Company’s proposed listing plan conducted on March 25, 2022 by our PRC Legal Adviser, Joint Sponsors and their legal advisers with the China Cybersecurity Review Technology and Certification Center, which is delegated by the CAC to accept consultation and applications for cybersecurity review, (i) we do not need to apply for the cybersecurity review, (ii) we are seeking to get listed in Hong Kong and therefore are not required to apply the rules in respect of seeking to listing abroad, (iii) a listing in Hong Kong is not treated as a listing abroad within the meaning of the Cybersecurity Review Measures, and (iv) the Draft Regulations have not been formally adopted and the anticipated effective date and implementation remain uncertain, therefore we do not need to comply with the Draft Regulations at the current stage. Furthermore, we did not engage in any activities that might give rise to national security risks based on the factors set out in Article 10 of the Cybersecurity Review Measures during the Track Record Period and up to the Latest Practicable Date. Therefore, our Directors and PRC Legal Adviser are of the view that the Cybersecurity Review Measures and the Draft Regulations would not have a material adverse impact on our business operations or our proposed listing on the Stock Exchange. As of the date of this prospectus supplement, we have not received any PRC government interview requests or enquiry in relation to cybersecurity. During the Track Record Period and up to the Latest Practicable Date, we have not encountered any incident of data or personal information leakage, violation of data protection and privacy laws and regulations or investigation or other legal proceeding against us that will adversely affect our business operation. However, we cannot rule out the possibility that the cybersecurity review would apply to us, and we cannot assure you that the relevant government authorities will not interpret the regulations in ways that may negatively affect our business operations in the future.
Since our Directors will (i) closely monitor the legislative development in connection with cybersecurity laws, including its interpretation or implementation rules; and (ii) take appropriate steps to ensure compliance with new regulatory requirements within the time limits of any new laws, and (iii) engage external consultants to advise on cybersecurity and data protection requirements, if needed, we are of the view, and the PRC Legal Adviser concurs, that we will be able to comply with the Cybersecurity Review Measures and the Draft Regulations if implemented in their current forms.

Nothing has come to the attention of the Joint Sponsors that causes them to raise objection to the view and basis of the Company and the PRC Legal Adviser above based on the series of independent due diligence work performed by the Joint Sponsors including: (i) conducted due diligence discussion with the management of the Company to understand among others, the applicability of the Cybersecurity Review Measures and the Draft Regulations to the Group’s data processing activities that relevant to the Draft Regulation; (ii) conducted on-site visit on the selected stores of the Group and interviewed with some of the store managers and understood that, among others, the collection and management of the personal data collected at the visited stores, including types of personal information collected, and data security and protection measures are in place; (iii) discussed with the PRC Legal Adviser and reviewed the data and cybersecurity report prepared by the PRC Legal Adviser to understand, among others, (a) the legal implications of the Cybersecurity Review Measures and the Draft Regulations, the applicability of the Cybersecurity Review Measures and the Draft Regulations to the Group’s data processing activities, and whether the Company complies with the Cybersecurity Review Measures and the Draft Regulations if being implemented in current form, and (b) the basis of such opinions; and (iv) conducted phone consultation with the China Cybersecurity Review Technology and Certification Center (the “CCRC”) on named basis and CCRC confirmed that (a) the Company does not need to apply for the cybersecurity review and (b) no filing or notification in writing is required for the Company’s proposed dual primary listing in Hong Kong.
Draft Regulations on Listing
As of the date of this prospectus supplement, the Draft Regulations on Listing have not been formally adopted. The provisions of the Draft Regulations on Listing are subject to changes and interpretation, and its anticipated effective date and implementation remain uncertain. In the event that the current form of the Draft Regulations on Listing are promulgated, based on the fact that (i) we do not fall within the scope that is prohibited from overseas offering and listing, (ii) according to the Answers of Relevant Representative of CSRC in Press Conference (證監會有關負責人答記者問) publicized by the CSRC on December 24, 2021, the purpose of the Draft Regulations on Listing is to “improve the supervisory and regulatory system for the overseas listing of enterprises, not to tighten the regulatory policies for overseas listing” and “to support enterprises to use overseas capital markets for financing and development in accordance with laws and regulations”, and (iii) as of the date of this prospectus supplement and before and after our listing application was publicized on the website of the Stock Exchange, we did not receive any notice or order prohibiting us from getting listed on the Stock Exchange, our Directors and our PRC Legal Adviser are of the view that, (i) the Draft Regulations on Listing is not in effect and there are various uncertainties regarding details of its implementation, including without limitation, that the Draft Regulations on Listing are not clear on whether a qualified issuer which has submitted the application for a listing overseas but has not yet completed the listing process shall be subject to the CSRC filing requirements, (ii) based on the Answers of Relevant Representative of CSRC in Press Conference (證監會有關負責人答記者問) publicized by the CSRC on December 24, 2021, the likelihood that the Draft Regulations on Listing would be applied retrospectively is remote, and (iii) there would not be material legal impediments in obtaining the approval from and completing the filing procedure with the CSRC. However, since the Draft Regulations on Listing have not been formally adopted, the effective date and implementation remain uncertain and the rules are still subject to changes.
OUR SHARE CAPITAL AND CONTROLLING SHAREHOLDERS
Under our Second Amended and Restated Memorandum and Articles of Association, which remains effective as of the date of this prospectus supplement, we have a dual-class voting structure, with each Class A ordinary share entitled to one vote and each Class B ordinary share entitled to three votes. As of the date of this prospectus supplement, Mr. Guofu Ye, our founder, chairman of the Board of Directors and chief executive officer, and Ms. Yunyun Yang, the spouse of Mr. Ye and our vice president, held approximately 64.4% of the total issued share capital of the Company, representing approximately 76.8% of the aggregate voting power of our total issued and outstanding ordinary shares, after taking into account the super-voting rights of the 328,290,482 Class B ordinary shares controlled by them through Mini Investment Limited and after the termination and transfer of the voting proxy (accounting for approximately 4.3% of the aggregate voting power of the Company) previously granted to Mr. Ye by the share incentive award holding vehicles to other employees and senior management member of our Company in March 2022.

We will hold an annual general meeting of shareholders (the “AGM”) on July 11, 2022. At the AGM, we expect our shareholders to adopt resolutions to, among other things, (a) re-designate all the authorized Class A ordinary shares and Class B ordinary shares, whether issued or unissued, as ordinary shares of a par value of US$0.00001 each; and (b) amend and restate our Second Amended and Restated Memorandum and Articles of Association by the deletion in their entirety and by the substitution in their place of the Third Amended and Restated Memorandum and Articles of Association which removes articles relating to our current weighted voting rights structure, each conditional upon and with effect from the consummation of our proposed listing on the Hong Kong Stock Exchange. Upon the effectiveness of such share re-designation and the adoption of the Third Amended and Restated Memorandum and Articles of Association, all of our authorized Class A ordinary shares and Class B ordinary shares, whether issued or unissued, will be re-designated as ordinary shares, and all references to Class A ordinary shares in our registration statement on Form F-3 (File No. 333-264009) filed with the SEC on March 31, 2022 (the “Form F-3”), including the base prospectus included therein, this prospectus supplement, and any other prospectus supplement to the Form F-3, will be to our ordinary shares and/or Class A ordinary shares, as the case may be. Each of our ADSs, which currently represents four Class A ordinary shares, will represent four ordinary shares.
Immediately following the completion of the Global Offering, Mr. Ye and Ms. Yang will be interested in and will control, through entities controlled by them, an aggregate of 789,405,061 ordinary shares, representing approximately 62.3% of our total issued ordinary shares, and will be entitled to exercise approximately 62.3% of the voting rights of our issued ordinary shares in general meetings. For additional information, see “Principal Shareholders,” as well as other documents that are incorporated by reference into this prospectus supplement.
OUR HOLDING COMPANY STRUCTURE
MINISO Group Holding Limited is not an operating company but a Cayman Islands holding company with operations primarily conducted by our subsidiaries in China, and to a lesser extent by our subsidiaries based in countries other than China. Investors in our ordinary shares or ADSs thus are purchasing equity interest in a Cayman Islands holding company and not in an operating entity. As a holding company, we conduct our operations in China primarily through our subsidiaries in China. As a result, although other means are available for us to obtain financing at the holding company level, MINISO Group Holding Limited’s ability to pay dividends to the shareholders and to service any debt it may incur may depend upon dividends paid by our PRC subsidiaries. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to MINISO Group Holding Limited. In addition, under PRC laws and regulations, our PRC subsidiaries are permitted to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Furthermore, our PRC subsidiaries are required to make appropriations to certain statutory reserve funds or may make appropriations to certain discretionary funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies.
As used in this prospectus supplement, each of “MINISO,” “we,” “us,” “our company” or “our” refers to MINISO Group Holding Limited and its subsidiaries.
THE HOLDING FOREIGN COMPANIES ACCOUNTABLE ACT
We face risks relating to the lack of PCAOB inspection on our auditor, which may cause our securities to be delisted from the NYSE or prohibited from being traded over-the-counter in the future under the Holding Foreign Companies Accountable Act, if the SEC determines that we have filed annual report containing an audit report issued by a registered public accounting firm that the PCAOB has determined it is unable to inspect or investigate completely for three consecutive years, or two consecutive years if proposed changes to the law, i.e. the Accelerating Holding Foreign Companies Accountable Act, are enacted, beginning in 2021. The delisting or the cessation of trading of our ADS, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment. On December 16, 2021, the PCAOB issued a report to notify the SEC its determinations that it is unable to inspect or investigate completely registered public accounting firms headquartered in Mainland China and Hong Kong, respectively, and identifies the registered public accounting firms in Mainland China and Hong Kong that are subject to such determinations. Our auditor is identified by the PCAOB and is subject to the determination. See “Risk

Factors — Risks Related to Doing Business in China — The PCAOB is currently unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections over our auditor deprives our investors with the benefits of such inspections,” and “Risk Factors — Risks Related to Doing Business in China — The ADSs will be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, in 2024 if the PCAOB is unable to inspect or fully investigate auditors located in China, or as early as 2023 if proposed changes to the law are enacted. The delisting of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. As of the Latest Practicable Date, we had not been identified as a Commission-Identified Issuer by the SEC pursuant to the HFCAA and its implementation rules” in Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on June 27, 2022, titled “MINISO Group Holding Limited Supplemental and Updated Disclosures.”
PERMISSIONS REQUIRED FROM THE PRC AUTHORITIES FOR OUR OPERATIONS
We conduct our business through our subsidiaries in China, and to a lesser extent through our subsidiaries based in countries other than China. Our operations in China are governed by PRC laws and regulations. As of the date of this prospectus supplement, our PRC subsidiaries have obtained the majority of the requisite licenses, permits, and registrations from the PRC government authorities that are material for their business operations in China. Given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by relevant government authorities, we may be required to obtain additional licenses, permits, registrations, filings or approvals for our business operations in the future. For more detailed information, see “Risk Factors — Risks Related to Our Business and Industry — Any lack of requisite approvals, licenses or permits applicable to our business may have a material and adverse impact on our business, financial condition and results of operations” in Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on June 27, 2022, titled “MINISO Group Holding Limited Supplemental and Updated Disclosures.”
Furthermore, in connection with our issuance of securities to foreign investors, under current PRC laws, regulations, and rules, as of the date of this prospectus supplement, we and our PRC subsidiaries (i) are not required to obtain permissions from the China Securities Regulatory Commission, or the CSRC, (ii) are not required to go through cybersecurity review by the Cyberspace Administration of China, or the CAC, and (iii) have not been asked to obtain or denied such permissions by any PRC authority.
However, the PRC government has recently indicated an intent to exert more oversight and control over offerings that are conducted overseas by and/or foreign investment in China-based issuers. For more detailed information, see “Risk Factors — Risks Related to Doing Business in China — The PRC government’s significant oversight and discretion over our business operations could result in a material adverse change in our operations and the value of the ADSs” and “Risk Factors — Risks Related to Doing Business in China — The approval of the CSRC or other PRC government authorities may be required in connection with the Global Offering, future offerings or future issuance of securities abroad under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval” in the respective Exhibits 99.1 to our current reports on Form 6-K furnished to the SEC on March 31, 2022 and June 27, 2022, each titled “MINISO Group Holding Limited Supplemental and Updated Disclosures.”
CASH AND ASSET FLOWS THROUGH OUR ORGANIZATION
We are not an operating company but a Cayman Islands holding company with operations primarily conducted by our subsidiaries in China, and to a lesser extent by our subsidiaries based in countries other than China. Our ability to pay dividends to the shareholders and to service any debt it may incur may depend upon dividends paid by our PRC subsidiaries. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to us. In addition, under PRC laws and regulations, our PRC subsidiaries are permitted to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Furthermore, our PRC subsidiaries are required to make appropriations to certain statutory reserve funds or may make appropriations to certain discretionary funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies.

Furthermore, if certain procedural requirements are satisfied, the payment of current account items, including profit distributions and trade and service related foreign exchange transactions, can be made in foreign currencies without prior approval from State Administration of Foreign Exchange (the “SAFE”) or its local branches. However, where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses, such as the repayment of loans denominated in foreign currencies, approval from or registration with competent government authorities or its authorized banks is required. The PRC government may take measures at its discretion from time to time to restrict access to foreign currencies for current account or capital account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our offshore intermediary holding companies or ultimate parent company, and therefore, our shareholders or investors in our ADSs. Further, we cannot assure you that new regulations or policies will not be promulgated in the future, which may further restrict the remittance of RMB out of the PRC. We cannot assure you, in light of the restrictions in place, or any amendment to be made from time to time, that our current or future PRC subsidiaries will be able to satisfy their respective payment obligations that are denominated in foreign currencies, including the remittance of dividends outside of the PRC. See “Item 4. Information on the Company — B. Business Overview — Regulation — Regulation Related to Foreign Exchange and Dividend Distribution” in our 2021 Form 20-F.
Under PRC laws, MINISO Group Holding Limited may fund our PRC subsidiaries only through capital contributions or loans, subject to satisfaction of applicable government registration and approval requirements. In the fiscal years ended June 30, 2019, 2020 and 2021 and the six months ended December 31, 2021, the amount of capital contribution made by MINISO Group Holding Limited and/or intermediate holding companies to our PRC subsidiaries was nil, RMB139.7 million, nil, and RMB1,316.0 million (US$206.5 million), respectively. No loans were extended by MINISO Group Holding Limited to our PRC subsidiaries during these periods.
In addition, our PRC subsidiaries may receive cash payments from our certain offshore subsidiaries for product sales to such offshore subsidiaries. In the fiscal years ended June 30, 2019, 2020 and 2021 and the six months ended December 31, 2021, our PRC subsidiaries received RMB1,673.7 million, RMB3,259.8 million, RMB1,402.2 million and RMB994.0 million (US$156.0 million), respectively, from such payments.
In the fiscal years ended June 30, 2019, 2020, and 2021 and the six months ended December 31, 2021, no assets other than cash were transferred through our organization.
On August 19, 2021, our board of directors declared a cash dividend in the amount of US$0.156 per ADS, or US$0.039 per ordinary share, payable as of the close of business on September 9, 2021 to shareholders of record as of the close of business on August 31, 2021. The aggregate amount of cash dividends paid was approximately US$47.2 million. Other than this, MINISO Group Holding Limited has not declared or paid any cash dividends. We intend to distribute dividends in the future, but the amount, timing, and whether or not we actually distribute dividends at all are at the discretion of our board of directors. See “Dividend Policy” for details. For PRC and United States federal income tax considerations of an investment in our ADSs, see “Taxation.”
PUBLIC OFFERING AND LISTING IN HONG KONG
We are offering 41,100,000 ordinary shares, par value US$0.00001 per share, as part of a Global Offering, consisting of an international offering of 36,990,000 ordinary shares offered hereby, and a Hong Kong public offering of 4,110,000 ordinary shares. The international offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the U.S. in accordance with applicable law. We are paying a registration fee for ordinary shares sold in the United States, as well as for shares initially offered and sold outside the United States in the Global Offering that may be resold from time to time in the United States.
Approval-in-principle has been granted by the Hong Kong Stock Exchange for the listing of, and permission to deal in, our ordinary shares on the Hong Kong Stock Exchange pursuant to the Hong Kong Stock Exchange Listing Rules under the stock code “9896.”
FUNGIBILITY AND CONVERSION BETWEEN ADSS AND ORDINARY SHARES
All ordinary shares offered in both the international offering and the Hong Kong public offering will be registered on the Hong Kong share register in order to be listed and traded on the Hong Kong Stock Exchange.

Holders of ordinary shares registered on the Hong Kong share register will be able to convert these ordinary shares into ADSs, and vice versa. See “Conversion between Ordinary Shares and ADSs.”
In connection with the Hong Kong public offering, and to facilitate fungibility and conversion between ADSs and ordinary shares and trading between the New York Stock Exchange and the Hong Kong Stock Exchange, we intend to move a portion of our issued ordinary shares from our principal register of members maintained in the Cayman Islands to our Hong Kong share register.
It is unclear whether, as a matter of Hong Kong law, the trading or conversion of ADSs constitutes a sale or purchase of the underlying Hong Kong-registered ordinary shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter.
IMPLICATIONS OF BEING A FOREIGN PRIVATE ISSUER
We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers. Moreover, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. In addition, as a exempted company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance standards of the New York Stock Exchange. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the New York Stock Exchange corporate governance standards.
CORPORATE INFORMATION
Our principal executive offices are located at 8F, M Plaza, No. 109, Pazhou Avenue, Haizhu District, Guangzhou 510000, Guangdong Province, People’s Republic of China. Our telephone number at this address is +86 20 3622 8788. Our registered office in the Cayman Islands is located at PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands. Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711.
Investors should submit any inquiries to the address and telephone number of our principal executive offices. Our corporate internet address is https://ir.miniso.com. The information contained on our website is not a part of this prospectus supplement. Information appearing on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

THE GLOBAL OFFERING
Public Offering Price
HK$13.80, or US$1.77, per ordinary share
The Global Offering
We are offering 41,100,000 ordinary shares in the Global Offering, consisting of an international offering of 36,990,000 ordinary shares offered hereby, and a Hong Kong public offering of 4,110,000 ordinary shares. For more information, see “Underwriting.”
Options to Purchase Additional Ordinary Shares from Us
We have granted the international underwriters an option, exercisable by Merrill Lynch International, the stabilizing manager, on behalf of the international underwriters, until 30 days from the day following the last day for the lodging of applications under the Hong Kong public offering, to purchase up to an additional 6,165,000 ordinary shares at the public offering price. The stabilizing manager has entered into a borrowing arrangement with LMX MC Limited to facilitate the settlement of over-allocations.
Ordinary Shares Outstanding Immediately After the Global Offering
1,266,666,355 ordinary shares (or 1,272,831,355 ordinary shares if the stabilizing manager exercises in full, on behalf of the international underwriters, their option to purchase additional ordinary shares), assuming no further ordinary shares are issued under our 2020 Share Incentive Plan.
Use of Proceeds
We estimate that we will receive net proceeds from the Global Offering of approximately HK$475.7 million, or US$60.6 million, after deducting underwriting fees and the offering expenses payable by us.
We expect to use the net proceeds from the Global Offering for our store network expansion and upgrade in the next 36 to 48 months, for supply chain improvement and product development in the next 24 to 36 months, to strengthen our technology capabilities in the next 24 to 36 months, to continue to invest in brand promotion and incubation in the next 12 to 36 months, for capital expenditures, which may include, among others, acquisitions of, or investments in, businesses or assets that complement our business, and for working capital and general corporate purposes.
See “Use of Proceeds” for more information.
Lock-up
We have agreed with the underwriters not to offer, allot, issue, sell, accept subscription for, offer to allot, issue or sell, contract or agree to allot, issue or sell, or otherwise transfer or dispose of, or create an encumbrance over, directly or indirectly, or enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of, any ADSs, ordinary shares or similar securities for a period commencing on the date of the Hong Kong Underwriting Agreement and ending on, and including, the date that is six months after the Listing Date, subject to certain exceptions. See “Underwriting” for more information.
Risk Factors
You should carefully read “Risk Factors” beginning on page S-30 and the other information included in this prospectus supplement and the accompanying prospectus, our 2021 Form 20-F, respective Exhibits 99.1 to our current report on Form 6-K furnished to the SEC on March 31, 2022 and on June 27, 2022, each titled “MINISO Group Holding Limited Supplemental and Updated Disclosures,” as well as other documents incorporated by reference herein and therein, for a discussion of factors you should carefully consider before deciding to invest in our ordinary shares.
Hong Kong Stock Exchange Code for the Ordinary Shares
9896
Payment and Settlement
The underwriters expect to deliver the ordinary shares against payment therefor through the facilities of the Central Clearing and Settlement System on or around July 13, 2022.

RISK FACTORS
An investment in our ordinary shares involves significant risks. You should carefully consider the risks described below together with the risks described in our 2021 Form 20-F, the respective Exhibits 99.1 to our current reports on Form 6-K furnished to the SEC on March 31, 2022 and on June 27, 2022, each titled “MINISO Group Holding Limited Supplemental and Updated Disclosures,” and the other information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference. Any of these risks could have a material adverse effect on our business, financial condition, and results of operations. In any such case, the market price of our ordinary shares could decline, and you may lose all or part of your investment.
Please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated by reference in this prospectus supplement.
Risks Related to the Global Offering and the Dual Listing
An active trading market for our Shares on the Hong Kong Stock Exchange might not develop or be sustained and trading prices of our Shares might fluctuate significantly.
Following the completion of the Global Offering, we cannot assure you that an active trading market for our Shares on the Hong Kong Stock Exchange will develop or be sustained. The trading price or liquidity for the ADSs on the New York Stock Exchange might not be indicative of those of our Shares on the Hong Kong Stock Exchange following the completion of the Global Offering. If an active trading market of our Shares on the Hong Kong Stock Exchange does not develop or is not sustained after the Global Offering, the market price and liquidity of our Shares could be materially and adversely affected.
In 2014, the Hong Kong, Shanghai, and Shenzhen stock exchanges collaborated to create an inter-exchange trading mechanism called Stock Connect that allows international and PRC investors to trade eligible equity securities listed in each other’s markets through the trading and clearing facilities of their home exchange. Stock Connect currently covers over 2,000 equity securities trading in the Hong Kong, Shanghai, and Shenzhen markets. Stock Connect allows PRC investors to trade directly in eligible equity securities listed on the Hong Kong Stock Exchange, known as Southbound Trading; without Stock Connect, PRC investors would not otherwise have a direct and established means of engaging in Southbound Trading. However, there remains uncertainty as to the implementation details, especially with respect to shares of those companies with a secondary or dual-primary listing on the Hong Kong Stock Exchange. It is unclear whether and when the Shares of our Company, a company with a dual-primary listing in Hong Kong upon the Listing, will be eligible to be traded through Stock Connect, if at all. The ineligibility or any delay of our Shares for trading through Stock Connect will affect PRC investors’ ability to trade our Shares and therefore may limit the liquidity of the trading of our Shares on the Hong Kong Stock Exchange.
Since there will be a gap of several days between pricing and trading of our Shares, the price of the ADSs traded on the New York Stock Exchange may fall during this period and could result in a fall in the price of our Shares to be traded on the Hong Kong Stock Exchange.
The pricing of the Offer Shares will be determined on the Price Determination Date. However, our Shares will not commence trading on the Hong Kong Stock Exchange until they are delivered, which is expected to be about four Hong Kong business days after the Price Determination Date. As a result, investors may not be able to sell or otherwise deal in our Shares during that period. Accordingly, holders of our Shares are subject to the risk that the trading price of our Shares could fall when trading commences as a result of adverse market conditions or other adverse developments that could occur between the Price Determination Date and the time trading begins. In particular, as the ADSs will continue to be traded on the New York Stock Exchange and their price can be volatile, any fall in the price of the ADSs may result in a fall in the price of our Shares to be traded on the Hong Kong Stock Exchange.
The characteristics of the U.S. capital markets and the Hong Kong capital markets are different.
The New York Stock Exchange and the Hong Kong Stock Exchange have different trading hours, trading characteristics (including trading volume and liquidity), trading and listing rules, and investor bases (including different levels of retail and institutional participation). As a result of these differences, the trading prices of our Shares and the ADSs representing them might not be the same, even allowing for currency differences. Fluctuations in the price of the ADSs due to circumstances peculiar to its home capital market could materially and adversely affect the price of the Shares. Because of the different characteristics of the U.S. and Hong Kong equity markets, the historic market prices of the ADSs may not be indicative of the performance of our securities (including the ordinary shares) after the Global Offering.
Exchange between our Shares and the ADSs may adversely affect the liquidity or trading price of each other.
The ADSs are currently traded on the New York Stock Exchange. Subject to compliance with U.S. securities laws and the terms of the deposit agreement, holders of our Shares may deposit Shares with the depositary in exchange for the issuance of the ADSs. Any holder of ADSs may also withdraw the underlying Shares represented by the ADSs pursuant to the terms of the deposit agreement for trading on the Hong Kong Stock Exchange. In the event that a substantial number of Shares are deposited with the depositary in exchange for ADSs or vice versa, the liquidity and trading price of our Shares on the Hong Kong Stock Exchange and the ADSs on the New York Stock Exchange may be adversely affected.
The time required for the exchange between our Shares and the ADSs might be longer than expected and investors might not be able to settle or effect any sale of their securities during this period, and the exchange of Shares into ADSs involves costs.
There is no direct trading or settlement between the New York Stock Exchange and the Hong Kong Stock Exchange on which the ADSs and our Shares are respectively traded. In addition, the time differences between Hong Kong and New York, unforeseen market circumstances, or other factors may delay the deposit of Shares in exchange for the ADSs or the withdrawal of Shares underlying the ADSs. Investors will be prevented from settling or effecting the sale of their securities during such periods of delay. In addition, we cannot assure you that any exchange for Shares into ADSs (and vice versa) will be completed in accordance with the timelines that investors may anticipate.
Furthermore, the depositary for the ADSs is entitled to charge holders fees for various services including for the issuance of ADSs upon deposit of Shares, cancelation of ADSs, distributions of cash dividends or other cash distributions, distributions of ADSs pursuant to share dividends or other free share distributions, distributions of securities other than ADSs, and annual service fees. As a result, shareholders who exchange Shares into ADSs, and vice versa, may not achieve the level of economic return the shareholders may anticipate.
We may be subject to securities litigation, which is expensive and could divert management attention.
Companies that have experienced volatility in the volume and market price of their shares have been subject to an increased incidence of securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, and, if adversely determined, could have a material adverse effect on our business, financial condition and results of operations.
As the public offering price is substantially higher than our net tangible book value per ordinary share, you will incur immediate and substantial dilution.
If you purchase ordinary shares in the Global Offering, you will pay more for your Shares than the amount paid by existing holders for their Shares or ADSs on a per ordinary share basis. As a result, you will experience immediate and substantial dilution after giving effect to the Global Offering. In addition, you will experience further dilution to the extent that our ordinary shares are issued upon the exercise of share options or vesting of restricted share units. All of the ordinary shares issuable upon the exercise of currently outstanding share options will be issued at a purchase price on a per ordinary share basis that is less than the public offering price per ordinary share in the Global Offering.

CERTAIN FINANCIAL DATA
The selected consolidated statements of profit or loss and selected consolidated statements of cash flow data for the fiscal years ended June 30, 2019, 2020 and 2021 and selected consolidated statements of financial position data as of June 30, 2020 and 2021 are derived from our audited consolidated financial statements included in our 2021 Form 20-F, which is incorporated herein by reference. The following selected consolidated balance sheet data as of June 30, 2019 are derived from our audited consolidated financial statements that have not been included or incorporated herein. Our consolidated financial statements have been prepared in accordance with IFRS.
The selected unaudited consolidated statements of profit or loss and selected unaudited consolidated statements of cash flow data for the six months ended December 31, 2021 and 2020 and the selected unaudited consolidated statements of financial position data as of December 31, 2021 are derived from our unaudited condensed consolidated interim financial statements included in Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on June 27, 2022, which are incorporated herein by reference.
You should read the following information in conjunction with (1) our audited consolidated financial statements for the three years ended June 30, 2019, 2020 and 2021 and as of June 30, 2020 and 2021 and related notes and “Item 5. Operating and Financial Review and Prospects” in our 2021 Form 20-F, (2) “Financial Information” in the respective Exhibits 99.1 to our current reports on Form 6-K furnished to the SEC on March 31, 2022 and June 27, 2022, each titled “MINISO Group Holding Limited Supplemental and Updated Disclosures,” (3) our unaudited condensed consolidated interim financial statements as of and for the six months ended December 31, 2021 and 2020 and related notes included in Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on June 27, 2022, and (4) our unaudited condensed consolidated interim financial statements as of and for the nine months ended March 31, 2022 and 2021 included in Exhibit 99.2 to our current report on Form 6-K furnished to the SEC on June 27, 2022, as well as the other financial information included elsewhere in this prospectus supplement or the documents incorporated by reference herein. Our historical results for any prior period do not necessarily indicate our results to be expected for any future period.
Selected Consolidated Statements of Profit or Loss
The following table sets forth a summary of our consolidated results of profit or loss for the periods presented. The results of operations in any period are not necessarily indicative of our future trends.
	For the fiscal year ended June 30				For the six months ended December 31,
	2019	2020	2021		2020	2021
	RMB	RMB	RMB	US$	RMB	RMB	US$
					(Unaudited)	(Unaudited)
				(in thousands)
Selected Consolidated Statements of Profit or Loss Data
Continuing operations:
Revenue	9,394,911	8,978,986	9,071,659	1,423,542	4,369,860	5,426,908	851,600
Cost of Sales(1)	(6,883,931)	(6,246,488)	(6,640,973)	(1,042,114)	(3,204,716)	(3,835,566)	(601,884)
Gross profit	2,510,980	2,732,498	2,430,686	381,428	1,165,144	1,591,342	249,716
Other income	10,468	37,208	52,140	8,182	43,804	18,586	2,917
Selling and distribution expenses(2)	(818,318)	(1,190,477)	(1,206,782)	(189,370)	(627,492)	(725,622)	(113,866)
General and administrative expense(2)	(593,205)	(796,435)	(810,829)	(127,237)	(441,163)	(432,696)	(67,899)
Other net income/(loss)	24,423	45,997	(40,407)	(6,341)	(70,755)	45,964	7,213
Credit loss on trade and other receivables	(90,124)	(25,366)	(20,832)	(3,269)	(17,387)	(19,091)	(2,996)

	For the fiscal year ended June 30				For the six months ended December 31,
	2019	2020	2021		2020	2021
	RMB	RMB	RMB	US$	RMB	RMB	US$
					(Unaudited)	(Unaudited)
				(in thousands)
Impairment loss on non-current assets	(27,542)	(36,844)	(2,941)	(462)	—	(9,536)	(1,496)
Operation profit	1,016,682	766,581	401,035	62,931	52,151	468,947	73,589
Finance income	7,311	25,608	40,433	6,345	23,044	26,437	4,149
Finance costs	(25,209)	(31,338)	(28,362)	(4,451)	(13,860)	(17,266)	(2,709)
Net finance (costs)/income	(17,898)	(5,730)	12,071	1,894	9,184	9,171	1,440
Fair value changes of paid-in capital subject to redemption and other preferential rights/redeemable shares with other preferential rights	(709,780)	(680,033)	(1,625,287)	(255,043)	(1,625,287)	—	—
Share of loss of equity-accounted investee, net of tax	—	—	(4,011)	(629)	—	(8,162)	(1,281)
Profit/(loss) before taxation	289,004	80,818	(1,216,192)	(190,847)	(1,563,952)	469,956	73,748
Income tax expense	(279,583)	(210,949)	(213,255)	(33,464)	(91,615)	(131,338)	(20,610)
Profit/(loss) for the year/period from continuing operations	9,421	(130,131)	(1,429,447)	(224,311)	(1,655,567)	338,618	53,138
Discontinued operation:
Loss for the year/period from discontinued operations, net of tax	(303,830)	(130,045)	—	—	—	—	—
(Loss)/profit for the year/period	(294,409)	(260,176)	(1,429,447)	(224,311)	(1,655,567)	338,618	53,138
(Loss)/profit for the year/period attributable to:
Equity shareholders of the Company	(290,647)	(262,267)	(1,415,010)	(222,046)	(1,651,857)	336,779	52,849
– Continuing operations	13,183	(132,222)	(1,415,010)	(222,046)	(1,651,857)	336,779	52,849
– Discontinued operations	(303,830)	(130,045)	—	—	—	—	—
Non-controlling interests	(3,762)	2,091	(14,437)	(2,265)	(3,710)	1,839	289
– Continuing operations	(3,762)	2,091	(14,437)	(2,265)	(3,710)	1,839	289

Notes:
(1)
Our cost of sales mainly consists of cost of inventories. Cost of inventories accounted for 100.0%, 100.0%, 99.1%, 99.2% and 98.1% of our total cost of sales for the fiscal year ended June 30, 2019, 2020 and 2021 and the six months ended December 31, 2020 and 2021. Other than cost of inventories, cost of sales also include logistics expenses and depreciation and amortization expense.

(2)
Equity-settled share-based payment expenses were allocated as follows:

	For the fiscal year ended June 30,				For the six months ended December 31,
	2019	2020	2021		2020	2021
	RMB	RMB	RMB	US$	RMB	RMB	US$
					(Unaudited)	(Unaudited)
				(in thousands)
Equity-settled share-based payment expenses:
Selling and distribution expenses	33,097	127,743	131,215	20,590	90,715	32,368	5,079
General and administrative expenses	88,961	236,637	150,104	23,555	125,662	18,032	2,830
Total	122,058	364,380	281,319	44,145	216,377	50,400	7,909
Selected Consolidated Statements of Financial Position
The following table presents a summary of our consolidated statements of financial position as of the dates indicated.
	As of June 30,				As of December 31,
	2019	2020	2021		2021
	RMB	RMB	RMB	US$	RMB	US$
	(in thousands)
Selected Consolidated Balance Sheet Data
Inventories	1,308,957	1,395,674	1,496,061	234,765	1,360,994	213,570
Trade and other receivables	830,751	729,889	824,725	129,417	1,113,506	174,733
Cash and cash equivalents	1,546,280	2,853,980	6,771,653	1,062,620	5,151,456	808,376
Total assets	5,226,115	5,836,251	10,705,030	1,679,853	11,046,783	1,733,481
Trade and other payables	2,363,739	2,419,795	2,809,182	440,822	3,189,086	500,437
Contract liabilities	243,873	218,287	266,919	41,885	276,537	43,395
Lease liabilities	186,737	224,080	321,268	50,414	268,425	42,122
Total liabilities	5,340,089	6,159,297	4,052,876	635,985	4,315,006	677,119
Equity (Deficit)/equity attributable to equity shareholders of the Company	(124,789)	(336,629)	6,658,966	1,044,937	6,736,339	1,057,079
Non-controlling interests	10,815	13,583	(6,812)	(1,069)	(4,562)	(716)
Total (deficit)/equity	(113,974)	(323,046)	6,652,154	1,043,868	6,731,777	1,056,363

Selected Consolidated Statements of Cash Flows
The following table sets forth a summary of our cash flows for the periods indicated.
	For the fiscal year ended June 30,				For the six months ended December 31,
	2019	2020	2021		2020	2021
	RMB	RMB	RMB	US$	RMB	RMB	US$
					(Unaudited)	(Unaudited)
	(in thousands)
Selected Consolidated Statements of Cash Flows Data
Net cash generated from operating activities	1,038,471	826,484	916,320	143,791	806,423	731,741	114,826
Net cash (used in)/generated from investing activities	(210,915)	462,815	(518,797)	(81,411)	(428,989)	(1,836,613)	(288,205)
Net cash generated from/(used in) financing activities	619,858	(117,706)	3,536,184	554,904	3,639,642	(496,714)	(77,945)
Net increase/(decrease) in cash and cash equivalents	1,447,414	1,171,593	3,933,707	617,284	4,017,076	(1,601,586)	(251,324)
Cash and cash equivalents at beginning of year/period as presented in the consolidated statement of cash flows	228,106	1,686,218	2,853,980	447,852	2,853,980	6,771,653	1,062,620
Effect of movements in exchange rates on cash held	10,698	(3,831)	(16,034)	(2,516)	(30,582)	(18,611)	(2,920)
Cash and cash equivalents at end of year/period as presented in the consolidated statement of cash flows	1,686,218	2,853,980	6,771,653	1,062,620	6,840,474	5,151,456	808,376
Cash and cash equivalents of discontinued operations	(139,938)	—	—	—	—	—	—
Cash and cash equivalents at end of year/period as presented in the consolidated statement of financial position	1,546,280	2,853,980	6,771,653	1,062,620	6,840,474	5,151,456	808,376
Non-IFRS Financial Measure
In evaluating our business, we consider and use adjusted net profit, a non-IFRS measure, as a supplemental measure to review and assess our operating performance. The presentation of this non-IFRS financial measure is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with IFRS. We define adjusted net profit, a non-IFRS measure, as profit/(loss) from continuing operations excluding (i) fair value changes of paid-in capital subject to redemption and other preferential rights or redeemable shares with other preferential rights, (ii) equity-settled share-based payment expenses, and (iii) employee compensation expenses related to non-forfeitable dividends related to unvested restricted shares.
We present adjusted net profit, a non-IFRS measure, because it is used by our management to evaluate our operating performance and formulate business plans. Adjusted net profit, a non-IFRS measure, enables our management to assess our operating results without considering the impacts of the aforementioned non-cash and other adjustment items. Accordingly, we believe that the use of this non-IFRS financial measure provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

The following table reconciles our adjusted net profit, a non-IFRS measure, for the fiscal years ended June 30, 2019, 2020, 2021 and for the six months ended December 31, 2020 and 2021 to the most directly comparable financial measure calculated and presented in accordance with IFRS, which is profit/(loss) for the year/period from continuing operations.
	For the fiscal year ended June 30				For the six months ended December 31,
	2019	2020	2021		2020	2021
	RMB	RMB	RMB	US$	RMB	RMB	US$
					(Unaudited)	(Unaudited)
				(in thousands)
Reconciliation of profit/(loss) for the year/period from continuing operations to adjusted net profit:
Profit/(loss) for the year/period from continuing operations	9,421	(130,131)	(1,429,447)	(224,311)	(1,655,567)	338,618	53,138
Add back:
Fair value changes of paid-in capital subject to redemption and other preferential rights/ redeemable shares with other preferential rights	709,780	680,033	1,625,287	255,043	1,625,287	—	—
Equity-settled share-based payment expenses	122,058	364,380	281,319	44,145	216,377	50,400	7,909
Employee compensation expenses related to non-forfeitable dividends related to unvested restricted shares	—	19,664	—	—	—	—	—
Adjusted net profit, a non-IFRS measure	841,259	933,946	477,159	74,877	186,097	389,018	61,047

USE OF PROCEEDS
We estimate that we will receive net proceeds from the Global Offering of approximately HK$475.7 million, or US$60.6 million, after deducting underwriting discounts and commissions and the offering expenses payable by us.
We plan to use the net proceeds we will receive from the Global Offering for the following purposes:
(a)
Approximately 25% (approximately HK$118.9 million, assuming the Over-allotment Option is not exercised) is expected to be used for our store network expansion and upgrade in the next 36 to 48 months, including:

•
Approximately 10% (approximately HK$47.6 million, assuming the Over-allotment Option is not exercised) of the net proceeds is expected to be used to upgrade and expand our store network in China with a focus on deepening store network penetration in lower-tier cities. According to the Frost & Sullivan Report, the size of the branded variety retail market in China by aggregate GMV is expected to increase from RMB95.1 billion in 2021 to RMB189.5 billion in 2026. In particular, according to the same source, urbanization rate in China increased from 58.5% in 2017 to 64.7% in 2021 and is expected to further increase to 69.1% in 2026. Such increasing urbanization has engendered more employment opportunities and higher disposable income in lower-tier cities in China, pointing to huge market potential in these lower-tier cities that we aim to capture with our store expansion. In addition to any capital expenditure on supporting infrastructure, we expect to incur higher costs and expenses in connection with such store expansion, including but not limited to those related to the extra staff we will need to hire and train and the additional office space we may need to lease or purchase to support our expanding operation and store network in China. We also expect to incur additional costs and expenses for the renovation and upgrading of our store display and appearance. Specifically:

A.
We plan to expand our store network under the MINISO brand in China as follows, subject to market conditions, including the continuous impact of COVID-19 in China, and other factors beyond our control. Consistent with the current composition of MINISO stores in China, we expect that substantially all of these new stores will be operated under the MINISO Retail Partner model.

	Estimated Total Number of New MINISO Stores(1)	Estimated Geographical Region Breakdown
Estimated Timeframe		Third-and-lower-tier cities	First-and-second-tier cities
By the end of 2022(2)	Around 400	Around 280	Around 120
From 2023 to 2025(2)	Around 400 each year	Majority of the 400 stores each year	Remaining portion of the 400 stores each year

Notes:
(1)
While we plan to invest in new TOP TOY stores as well, given the short history of the TOP TOY brand and the relatively small number of existing TOP TOY stores, there remains substantial uncertainty in our future plan with respect to new TOP TOY stores.

(2)
Based on the assumption that COVID-19 will be largely controlled and its negative impact will be limited in China from the second half of 2022 and going forward.

B.
In connection with the above store expansion plan for China, we plan to hire around 240 new employees in the next 36 to 48 months, 80% of whom are expected to be in operational function such as city managers, area managers and operational supporting staff. Among these employees, 10% or less are expected to assume management roles and the rest will be junior workers. We plan to add these jobs in the next 36 to 48 months.

•
Approximately 15% (approximately HK$71.4 million, assuming the Over-allotment Option is not exercised) of the net proceeds is expected to be used to upgrade and expand our store network in international markets. According to the Frost & Sullivan Report, the size of the global branded variety retail market by aggregate GMV is expected to increase from US$41.9 billion in 2021 to US$86.8 billion 2026. In strategic markets with large population and huge market potential such as North America, we typically expand our local store network by opening and operating new stores on our own as the first step, which requires us to incur higher capital expenditure, store operating expenses including leasing expense, and store staff related costs compared to our investment under the MINISO Retail Partner model or distributor model. In addition, we plan to continuously enter into more countries and regions as we expand our store network internationally. We also expect to lease additional office space to support our expanding international operation and store network. Specifically:
A.
We plan to expand our store network under the MINISO brand in international markets as follows, subject to market conditions, including the continuous impact of COVID-19 globally, and other factors beyond our control. Consistent with the current composition of MINISO stores in international markets, we expect that the majority of the new stores will be operated under the distributor model and the rest directly operated or operated under the MINISO Retail Partner Model.

	Estimated Total Number of New MINISO Stores	Estimated Geographical Region Breakdown
Estimated Timeframe		Asian Countries Excluding China	Americas	Europe	Other
By the end of 2022(1)	Around 350	Around 130	Around 100	Around 70	Around 50
From 2023 to 2025(1)	Around 500 each year	Around 150	Around 150	Around 100	Around 100

Note:
(1)
Based on the assumption that COVID-19 will be largely controlled and its negative impact will be limited in most parts of the world.

B.
In connection with the above store expansion plan for international markets, we plan to hire around 160 new employees in the next 36 to 48 months, 80% of whom are expected to be in operational function such as area managers and operational supporting staff. We plan to add these jobs in the next 36 to 48 months. The composition of management roles and junior workers among the new hires is expected to be similar to that for China.

C.
Key types of expenses to be incurred for setting up a directly-operated new MINISO store in international markets include capital expenditures such as store renovation, purchase of equipment, furniture and shelves, inventory and pre-opening expense such as marketing, utilities and staff salary. However, due to the different economic conditions and cost levels in different countries and areas, the amount of such expenses and breakeven periods vary significantly among countries and areas.

(b)
Approximately 20% (approximately HK$95.1 million, assuming the Over-allotment Option is not exercised) is expected to be used for supply chain improvement and product development in the next 24 to 36 months, including:

•
Approximately 5% (approximately HK$23.8 million, assuming the Over-allotment Option is not exercised) of the net proceeds is expected to be used to upgrade and expand our warehouse and logistics network in both China and overseas markets to meet the needs of our expanding business operation.

•
Approximately 5% (approximately HK$23.8 million, assuming the Over-allotment Option is not exercised) of the net proceeds is expected to be used to improve our local sourcing capabilities in overseas markets. We have been exploring potential collaboration with qualified suppliers in international markets in order to leverage local manufacturing capabilities and lower procurement costs. For example, we have been increasing direct sourcing in India and as of the date of this document, approximately 30% of the procurement for Indian stores is sourced locally.

•
Approximately 5% (approximately HK$23.8 million, assuming the Over-allotment Option is not exercised) of the net proceeds is expected to be used to develop and/or acquire new IPs, which would make us incur higher licensing fees and additional expenses associated with cooperating with independent design artists for IP co-development purposes. We have developed an approach to collaborate with highly popular IP licensors to create co-branded products that has proven successful, increasing our number of IPs from 17 as of June 30, 2020 to 75 as of December 31,

2021. Going forward, we plan to continue to take this approach and enhance our collaboration with IP licensors to further expand our IP portfolio.
•
Approximately 5% (approximately HK$23.8 million, assuming the Over-allotment Option is not exercised) of the net proceeds is expected to be used to expand our designer network. We plan to expand our designer network by (i) hiring approximately 20 additional in-house designers in the next 24 to 36 months, about 40% of whom will be senior designers with more than five years of design experience and the rest junior designers, for whom we plan to offer competitive compensation and incentives; and (ii) further expanding our collaborations with independent designers, particularly international designers based in Europe and North America, to enhance our design resources and capabilities.

(c)
Approximately 20% (approximately HK$95.1 million, assuming the Over-allotment Option is not exercised) is expected to be used to strengthen our technology capabilities in the next 24 to 36 months, including:

•
Approximately 5% (approximately HK$23.8 million, assuming the Over-allotment Option is not exercised) of the net proceeds is expected to be used to further develop and enhance our own technology systems, modules, and other applications for our operation in China, including our inventory replenishment and sales prediction modules, our data analytics and algorithm capabilities, our server capacity and band width, our Weixin mini-programs, and our cybersecurity, so that we can better support the expanding user base of our technology systems, modules, and other applications and our expanding operation in China. We also expect to incur higher costs recruiting related IT professional staff to accomplish such technology development and enhancement. Below is our current plan of upgrading our systems and hardware for operation in China, which will be continually done from 2022 through 2024, with costs incurred each year.

System/Hardware Upgrade	Estimated Cost	Estimated Timeframe
Upgrade inventory replenishment algorithm	HK$4.8 million	From 2022 through 2024
Upgrade data analytics module	HK$4.8 million	From 2022 through 2024
Increase server capacity and band width of Weixin mini-programs	HK$9.5 million	From 2022 through 2024
Others (including research and development staff costs)	HK$4.8 million	From 2022 through 2024

•
Approximately 10% (approximately HK$47.6 million, assuming the Over-allotment Option is not exercised) of the net proceeds is expected to be used to further develop and enhance our own technology systems, modules, and other applications for our international operations, so that we can better support the expanding user base of our technology systems, modules, and other applications and our expanding international operation. We also expect to incur higher costs recruiting related IT professional staff of approximately 30 in 2022 through 2024, more than 80% of whom will be junior IT staff with less than five years of experience, to accomplish such technology development and enhancement. Below is our current plan of upgrading our systems and hardware for operation in international markets, which will be continually done from 2022 through 2024, with costs incurred each year.

System/Hardware Upgrade	Estimated Cost	Estimated Timeframe
Enlarge servicing markets of MOS system	HK$14.3 million	From 2022 through 2024
Update versions and iterations of EOS system	HK$9.5 million	From 2022 through 2024
Enhance online quality control system	HK$9.5 million	From 2022 through 2024
Recruit research and development staff to support system and hardware upgrade	HK$14.3 million	From 2022 to 2023

•
Approximately 5% (approximately HK$23.8 million, assuming the Over-allotment Option is not exercised) of the net proceeds is expected to be used to upgrade our core technology platform to improve our operational efficiency, including purchasing or licensing technologies or technology systems from third parties. We plan to upgrade our core technology platform by improving the stability of our technology systems and further integrating more aspects of our operation, such as supply chain management and financial management, under our SAP ERP system. Below is our current plan of upgrading our SAP ERP system, with two major upgrades to be completed in 2022 and 2024, respectively.
System/Hardware Upgrade	Estimated Cost	Estimated Timeframe
Upgrade SAP ERP system	HK$23.8 million	HK$13.8 million for the upgrade in 2022; HK$10.0 million for the upgrade in 2024

(d)
Approximately 20% (approximately HK$95.1 million, assuming the Over-allotment Option is not exercised) is expected to be used to continue to invest in brand promotion and incubation in the next 12 to 36 months, including:

•
Approximately 10% (approximately HK$47.6 million, assuming the Over-allotment Option is not exercised) of the net proceeds is expected to be used to further promote and develop our TOP TOY brand, including to invest in marketing campaigns and customer engagement activities across various online and offline channels, to further develop and improve the supply chain for TOP TOY products, to explore alternative retail channels and to expand our online channels, and to increase the percentage of TOP TOY-brand and other self-developed products under the TOP TOY label in the near future.

•
Approximately 5% (approximately HK$23.8 million, assuming the Over-allotment Option is not exercised) of the net proceeds is expected to be used to invest in branding activities and upgrade our brand positioning for the MINISO brand, including to invest in marketing campaigns and customer engagement activities across various online and offline channels.

•
Approximately 5% (approximately HK$23.8 million, assuming the Over-allotment Option is not exercised) of the net proceeds is expected to be used to continue to incubate new brands in the future. We plan to continue to incubate new brands that: (1) meet underserved market demand; (2) are supplemental to our existing brands with extended consumer group or consumption demand; and (3) can leverage our existing supply chain for their rapid rollout and development.

(e)
approximately 5% (approximately HK$23.8  million, assuming the Over-allotment Option is not exercised) is expected to be used for capital expenditures, which may include, among others, acquisitions of, or investments in, businesses or assets that complement our business, although as of the date of this prospectus supplement we had no commitments or agreements to enter into any acquisitions or investments.

•
We have identified the following criteria of potential acquisition targets: (i) the target should be based in China; (ii) its business should be complementary to ours in areas such as supply chain, logistics, IP incubation and operation, and product design; (iii) the acquisition should help us gain additional market share in either the branded variety retail market or the pop toy market; (iv) the target should have built reputable brands of its own and an offline presence; and (v) the target should have an annual revenue of no less than RMB20 million. According to the Frost & Sullivan Report, currently, there are around 100-150 potential targets in the braded variety retail market and around 100 in the pop toy market that meet the above criteria.

(f)
approximately 10% (approximately HK$47.6 million, assuming the Over-allotment Option is not exercised) is expected to be used for working capital and general corporate purposes.

To the extent that the net proceeds we receive from the Global Offering are not immediately applied for the above purposes, we will invest the net proceeds in short-term deposits in licensed banks or authorised financial institutions so long as it is deemed to be in our best interests. In such event, we will comply with the appropriate disclosure requirements under the Hong Kong Stock Exchange Listing Rules.

CAPITALIZATION
The following table sets forth our capitalization as of March 31, 2022:
•
on an actual basis; and

•
on an adjusted basis giving effect to (i) our issuance and sale of 41,100,000 ordinary shares, resulting in net proceeds of HK$475.7 million (US$60.6 million), based on the offer price of HK$13.80, or US$1.76, per ordinary share (equivalent to US$7.04 per ADS), after deducting underwriting discounts and commissions and offering expenses payable by us, assuming the international underwriters do not exercise their option to purchase additional ordinary shares, and (ii) assuming no adjustment to the allocation of ordinary shares between the Hong Kong public offering and the international offering.

This table should be read in conjunction with, and is qualified in its entirety by reference to, our audited consolidated financial statements and the notes thereto in our 2021 Form 20-F and our unaudited condensed consolidtated interim financial statements and the notes thereto included in our current report on Form 6-K furnished to the SEC on June 27, 2022, as amended, which are incorporated by reference in this prospectus supplement and accompanying prospectus. Translations from Hong Kong dollars to U.S. dollars and from RMB to U.S. dollars in this section were made at a rate of HK$7.8498 to US$1.00 and RMB6.6880 to US$1.00, the respective exchange rates on June 21, 2022, as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System.
	As of March 31, 2022
	Actual		As Adjusted
	RMB	US$	RMB	US$
	(in thousands, except for share and per share data)
Indebtedness:
Long-term borrowings	6,336	947	6,336	947
Equity:
Share capital	92	14	95	14
Additional paid-in capital	7,982,717	1,193,588	8,388,017	1,254,189
Other reserves	963,033	143,994	963,033	143,994
Accumulated losses	(2,149,418)	(321,384)	(2,149,418)	(321,384)
Non-controlling interest	(6,992)	(1,045)	(6,992)	(1,045)
Total equity	6,789,432	1,015,167	7,194,735	1,075,768
Total capitalization(1)	6,795,768	1,016,114	7,201,071	1,076,715

Notes:
(1)
Total capitalization is the sum of total indebtedness and total equity.

DILUTION
If you invest in our ordinary shares in the Global Offering, your interest will be diluted to the extent of the difference between the public offering price per ordinary shares and our net tangible book value per ordinary shares after this Global Offering. Dilution results from the fact that the public offering price per ordinary share is substantially in excess of the net tangible book value per ordinary share attributable to the existing shareholders for our presently issued ordinary shares.
Our net tangible book value as of March 31, 2022 was US$1,008 million, or US$0.82 per ordinary share and US$3.28 per ADS. Net tangible book value represents the amount of our total assets, less the amount of our intangible assets and total liabilities. Dilution is determined by subtracting net tangible book value per ordinary share and the additional proceeds we will receive from the Global Offering at an offering price of HK$13.80, or US$1.76, per ordinary share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, and assuming the over-allotment option is not exercised.
Without taking into account any other changes in such net tangible book value after March 31, 2022, other than to give effect to the net proceeds we will receive from the issuance and sale of ordinary shares in the Global Offering at the offering price of HK$13.80, or US$1.76, per ordinary share, after deduction of the underwriting discounts and commissions and offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2022 would have been US$0.84 per outstanding ordinary share, or US$3.36 per ADS. This represents an immediate increase in net tangible book value of US$0.02 per ordinary share and US$0.08 per ADS to the existing shareholders and an immediate dilution in net tangible book value of US$0.92 per ordinary share and US$3.68 per ADS to investors purchasing ordinary shares in the Global Offering.
The following table illustrates such dilution:
	Per Ordinary Share	Per ADS
	US$	US$
Public offering price	1.76	7.04
Actual net tangible book value as of March 31, 2022	0.82	3.28
As adjusted net tangible book value after giving effect to the Global Offering	0.84	3.36
Dilution in net tangible book value to new investors in the Global Offering	0.92	3.68
The amount of dilution in net tangible book value to new investors in the Global Offering set forth above is determined after giving effect to the Global Offering from the public offering price per ordinary share.
If the international underwriters exercise in full their over-allotment option for additional ordinary shares from us, the percentage of our ordinary shares held by existing shareholders would be approximately 96.3%, and the percentage of our ordinary shares held by new investors would be approximately 3.7%.
Translations of U.S. dollars into Hong Kong dollars and from U.S. dollars into RMB relating to net proceeds and the offering price in this section were made at HK$7.8498 to US$1.00 and RMB6.6880 to US$1.00, the respective exchange rates on June 21, 2022, as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System.

PRINCIPAL SHAREHOLDERS
As of the date of this prospectus supplement, our authorized share capital is US$100,000 divided into 10,000,000,000 shares comprising of (i) 9,000,000,000 Class A ordinary shares of a par value of US$0.00001 each, (ii) 500,000,000 Class B ordinary shares of a par value of US$0.00001 each, and (iii) 500,000,000 shares of a par value of US$0.00001 each of such class or classes (however designated) as the board of directors may determine in accordance with our second amended and restated memorandum and articles of association.
At the AGM to be held on July 11, 2022, we expect our shareholders to adopt resolutions to, among other things, (a) re-designate all the authorized Class A ordinary shares and Class B ordinary shares, whether issued or unissued, as ordinary shares of a par value of US$0.00001 each; and (b) amend and restate our Second Amended and Restated Memorandum and Articles of Association by the deletion in their entirety and by the substitution in their place of the adoption of the Third Amended and Restated Memorandum and Articles of Association which removes articles relating to our current weighted voting rights structure, each conditional upon and with effect from the consummation of our proposed listing on the Hong Kong Stock Exchange. Upon the effectiveness of such share re-designation and the Third Amended and Restated Memorandum and Articles of Association, all our authorized Class A ordinary shares and Class B ordinary shares, whether issued or unissued, will be re-designated as ordinary shares.
Except as specifically noted, the following table sets forth information with respect to the beneficial ownership of our ordinary shares on an as-converted basis as of the date of this prospectus supplement by:
•
each of our directors and executive officers; and

•
each person known to us to own beneficially more than 5% of our ordinary shares.

The calculations in the table below are based on 897,275,873 Class A ordinary shares and 328,290,482 Class B ordinary shares on an as-converted basis outstanding as of the date of this prospectus supplement, and 1,266,666,355 ordinary shares outstanding immediately after the completion of the Global Offering, assuming the over-allotment option is not exercised.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership and voting power percentage of that person, we have included shares and associated votes that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares and associated votes, however, are not included in the computation of the percentage ownership of any other person.
	Ordinary Shares Beneficially Owned Prior to the Global Offering					Ordinary Shares Beneficially Owned Immediately After the Global Offering
	Class A Ordinary Shares	Class B Ordinary Shares	Total Ordinary Shares on an As-Converted Basis	% of Beneficial Ownership†	% of Aggregate Voting Power††	Total Ordinary Shares	% of Beneficial Ownership†	% of Aggregate Voting Power††
Directors and Executive Officers**:
Guofu Ye(1)	461,114,579	328,290,482	789,405,061	64.4%	76.8%	789,405,061	62.3%	62.3%
Minxin Li(2)	56,151,532	—	56,151,532	4.6%	3.0%	56,151,532	4.4%	4.4%
Saiyin Zhang	*	—	*	*	*	*	*	*
Lili Xu	*	—	*	*	*	*	*	*
Yonghua Zhu	*	—	*	*	*	*	*	*
Na Dou(3)	47,676,928	—	47,676,928	3.9%	2.5%	47,676,928	3.8%	3.8%
Yunyun Yang(4)	461,114,579	328,290,482	789,405,061	64.4%	76.8%	789,405,061	62.3%	62.3%
All Directors and Executive Officers as a Group	572,900,275	328,290,482	901,190,757	73.5%	82.8%	901,190,757	71.1%	71.1%

	Ordinary Shares Beneficially Owned Prior to the Global Offering					Ordinary Shares Beneficially Owned Immediately After the Global Offering
	Class A Ordinary Shares	Class B Ordinary Shares	Total Ordinary Shares on an As-Converted Basis	% of Beneficial Ownership†	% of Aggregate Voting Power††	Total Ordinary Shares	% of Beneficial Ownership†	% of Aggregate Voting Power††
Principal Shareholders:
Mini Investment Limited(5)	—	328,290,482	328,290,482	26.8%	52.3%	328,290,482	25.9%	25.9%
YGF MC LIMITED(6)	203,265,382	—	203,265,382	16.6%	10.8%	203,265,382	16.0%	16.0%
YYY MC LIMITED(7)	257,849,197	—	257,849,197	21.0%	13.7%	257,849,197	20.4%	20.4%

Notes:
*
Aggregate number of shares accounts for less than 1% of our total ordinary shares outstanding on an as-converted basis.

**
The business address of our directors and executive officers is 8F, M Plaza, No. 109, Pazhou Avenue, Haizhu District, Guangzhou 510000, Guangdong Province, People’s Republic of China.

†
For each person and group included in this column, percentage ownership is calculated by dividing the number of ordinary shares beneficially owned by such person or group, including shares that such person or group has the right to acquire within 60 days after the date of this prospectus supplement, by the sum of (i) for beneficial ownership prior to the Global Offering, (1) 1,225,566,355 which is the total number of ordinary shares outstanding as of the date of this prospectus supplement and (2) the number of ordinary shares that such person or group has the right to acquire within 60 days after the date of this prospectus supplement; or (ii) for beneficial ownership after the Global Offering, 1,266,666,355 ordinary shares outstanding immediately after the completion of the Global Offering, assuming the over-allotment option is not exercised.

††
For each person or group included in this column, percentage of voting power is calculated by dividing the voting power beneficially owned by such person or group by (i) for beneficial ownership prior to the Global Offering, the voting power of all of the Class A and Class B ordinary shares outstanding as a single class (each holder of our Class A ordinary shares is entitled to one vote per share, each holder of our Class B ordinary shares is entitled to three votes per share, and our Class B ordinary shares are convertible at any time by the holder into Class A ordinary shares on a one-for-one basis, while Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances); or (ii) for beneficial ownership after the Global Offering, the voting power of all of the ordinary shares outstanding.

(1)
Represents (i) 328,290,482 Class B ordinary shares held by Mini Investment Limited, a limited liability company incorporated under the laws of British Virgin Islands, (ii) 203,265,382 Class A ordinary shares held by YGF MC LIMITED, a limited liability company incorporated under the laws of British Virgin Islands, and (iii) 257,849,197 Class A ordinary shares held by YYY MC LIMITED, a limited liability company incorporated under the laws of British Virgin Islands.

Mini Investment Limited is wholly owned by YGF Development Limited, a limited liability company incorporated under the laws of British Virgin Islands. All shares of YGF Development Limited are held by TMF (Cayman) Ltd. on behalf of YGF Trust, with TMF (Cayman) Ltd. as the trustee, and Mr. Ye and his family members as beneficiaries. Mr. Guofu Ye is deemed to be the controlling person of the trust.
Mr. Guofu Ye is the sole shareholder of YGF MC LIMITED. YYY MC LIMITED is wholly owned by YYY Development Limited, a limited liability company incorporated under the laws of British Virgin Islands. All shares of YYY Development Limited are held by TMF (Cayman) Ltd. on behalf of YYY Trust, with TMF (Cayman) Ltd. as the trustee, and Ms. Yang and her family members as beneficiaries. Ms. Yunyun Yang is deemed to be the controlling person of the trust. Ms. Yunyun Yang is Mr. Guofu Ye’s spouse. Mr. Guofu Ye and Ms. Yunyun Yang make joint decisions on the exercise of the voting power of the shares owned by them through their holding vehicles. As a result, Mr. Guofu Ye is deemed to be a beneficial owner of the shares held by YYY MC LIMITED. In accordance with a loan agreement entered into with certain lenders in 2022, as amended, or the loan agreement, the 257,849,197 Class A ordinary shares held by YYY MC LIMITED and 133,889,560 Class A ordinary shares held by YGF MC LIMITED are subject to share pledge. In addition, under the loan agreement, 60,575,822 Class A ordinary shares and 8,800,000 Class A ordinary shares (in the form of ADSs) held by YGF MC LIMITED and 328,290,482 Class B ordinary shares held by Mini Investment Limited are placed in escrow and subject to negative pledge covenants and restrictions on disposal and may also be pledged to secure repayment of the loan pursuant to terms and conditions of the loan agreement. Mr. Ye and Ms. Yang have confirmed that as of the date of this prospectus supplement, they have sufficient financial resources that would allow them to either repay or refinance the loan.
(2)
Represents 56,151,532 Class A ordinary shares held by LMX MC LIMITED, a limited liability company incorporated under the laws of British Virgin Islands. All shares of LMX MC LIMITED are held by TMF (Cayman) Ltd. on behalf of LMX Trust, with TMF (Cayman) Ltd. as the trustee, and Mr. Li and his family members as beneficiaries. Mr. Minxin Li is deemed to be the controlling person of the trust.

(3)
Represents (i) 11,979,800 Class A ordinary shares held by DN MC LIMITED, a British Virgin Islands company, and (ii) 35,697,128 Class A ordinary shares held by 6 share incentive awards holding vehicles, which appointed Ms. Na Dou as their proxy and authorized Ms. Na Dou to exercise, on behalf of them, the voting power of such shares at the discretion of Ms. Na Dou.

DN MC LIMITED is wholly owned by Ms. Na Dou, and Ms. Na Dou is the sole director of DN MC LIMITED. The registered address of DN MC LIMITED is Portculis Chambers, 4th Floor Ellen Skelton Building, 3076 Sir Francis Drake Highway, Road Town, Tortola, VG1110, British Virgin Islands.
(4)
Represents (i) 328,290,482 Class B ordinary shares held by Mini Investment Limited, a limited liability company incorporated under the laws of British Virgin Islands, (ii) 203,265,382 Class A ordinary shares held by YGF MC LIMITED, a limited liability company incorporated under the laws of British Virgin Islands, and (iii) 257,849,197 Class A ordinary shares held by YYY MC LIMITED, a limited liability company incorporated under the laws of British Virgin Islands. In accordance with the loan agreement, the 257,849,197 Class A ordinary shares held by YYY MC LIMITED and 133,889,560 Class A ordinary shares held by YGF MC LIMITED are subject to share pledge. In addition, under the loan agreement, 60,575,822 Class A ordinary shares and 8,800,000 Class A ordinary shares (in the form of ADSs) held by YGF MC LIMITED and the 328,290,482 Class B ordinary shares held by Mini Investment Limited are placed in escrow and subject to negative pledge covenants and restrictions on disposal and may also be pledged to secure repayment of the loan pursuant to terms and conditions of the loan agreement. Mr. Ye and Ms. Yang have confirmed that as of the date of this prospectus supplement, they have sufficient financial resources that would allow them to either repay or refinance the loan.

Mini Investment Limited is wholly owned by YGF Development Limited, a limited liability company incorporated under the laws of British Virgin Islands. All shares of YGF Development Limited are held by TMF (Cayman) Ltd. on behalf of YGF Trust, with TMF (Cayman) Ltd. as the trustee, and Mr. Ye and his family members as beneficiaries. Mr. Guofu Ye is deemed to be the controlling person of the trust. Mr. Guofu Ye is Ms. Yunyun Yang’s spouse. Mr. Guofu Ye and Ms. Yunyun Yang make joint decisions on the exercise of the voting power of the shares owned by them through their holding vehicles. As a result, Ms. Yunyun Yang is deemed to be a beneficial owner of the shares held by Mini Investment Limited.
Mr. Guofu Ye is the sole shareholder of YGF MC LIMITED. Mr. Guofu Ye is Ms. Yunyun Yang’s spouse. Mr. Guofu Ye and Ms. Yunyun Yang make joint decisions on the exercise of the voting power of the shares owned by them through their holding vehicles. As a result, Ms. Yunyun Yang is deemed to be a beneficial owner of the shares held by YGF MC LIMITED.
YYY MC LIMITED is wholly owned by YYY Development Limited, a limited liability company incorporated under the laws of British Virgin Islands. All shares of YYY Development Limited are held by TMF (Cayman) Ltd. on behalf of YYY Trust, with TMF (Cayman) Ltd. as the trustee, and Ms. Yang and her family members as beneficiaries. Ms. Yunyun Yang is deemed to be the controlling person of the trust.
(5)
Represents 328,290,482 Class B ordinary shares held by Mini Investment Limited, a limited liability company incorporated under the laws of British Virgin Islands. Mini Investment Limited is wholly owned by YGF Development Limited, a limited liability company incorporated under the laws of British Virgin Islands. All shares of YGF Development Limited are held by TMF (Cayman) Ltd. on behalf of YGF Trust, with TMF (Cayman) Ltd. as the trustee, and Mr. Ye and his family members as beneficiaries. Mr. Guofu Ye is deemed to be the controlling person of the trust. Mr. Guofu Ye and Ms. Yunyun Yang make joint decisions on the exercise of the voting power of the shares owned by them through their holding vehicles. As a result, both Mr. Guofu Ye and Ms. Yunyun Yang are deemed to be beneficial owners of the shares held by Mini Investment Limited. The business address of Mini Investment Limited is c/o 8F, M Plaza, No. 109, Pazhou Avenue, Haizhu District, Guangzhou 510000, Guangdong Province, People’s Republic of China.

(6)
Represents 203,265,382 Class A ordinary shares held by YGF MC LIMITED, a limited liability company incorporated under the laws of British Virgin Islands. Mr. Guofu Ye is the sole shareholder of YGF MC LIMITED. The business address of YGF MC LIMITED is c/o 8F, M Plaza, No. 109, Pazhou Avenue, Haizhu District, Guangzhou 510000, Guangdong Province, People’s Republic of China. Mr. Guofu Ye and Ms. Yunyun Yang make joint decisions on the exercise of the voting power of the shares owned by them through their holding vehicles. As a result, both Mr. Guofu Ye and Ms. Yunyun Yang are deemed to be beneficial owners of the shares held by YGF MC LIMITED.

(7)
Represents 257,849,197 Class A ordinary shares held by YYY MC LIMITED, a limited liability company incorporated under the laws of British Virgin Islands. YYY MC LIMITED is wholly owned by YYY Development Limited, a limited liability company incorporated under the laws of British Virgin Islands. All shares of YYY Development Limited are held by TMF (Cayman) Ltd. on behalf of YYY Trust, with TMF (Cayman) Ltd. as the trustee, and Ms. Yang and her family members as beneficiaries. Ms. Yunyun Yang is deemed to be the controlling person of the trust. Mr. Guofu Ye and Ms. Yunyun Yang make joint decisions on the exercise of the voting power of the shares owned by them through their holding vehicles. As a result, both Mr. Guofu Ye and Ms. Yunyun Yang are deemed to be beneficial owners of the shares held by YYY MC LIMITED. The business address of YYY MC LIMITED is c/o 8F, M Plaza, No. 109, Pazhou Avenue, Haizhu District, Guangzhou 510000, Guangdong Province, People’s Republic of China.

To our knowledge, as of the date of this prospectus supplement, on the same basis of calculation as above, 28.3% of our total issued and outstanding Class A ordinary shares were held by one record shareholder in the United States, namely, The Bank of New York Mellon, the depositary of our ADS program, which held 347,033,180 Class A ordinary shares represented by 86,758,295 ADSs. None of our outstanding Class B ordinary shares are held by record holders in the United States. The number of beneficial owners of our ADSs in the United States is likely to be much larger than the number of record holders of our ordinary shares in the United States. The number of beneficial owners of our ADSs in the United States is likely to be much larger than the number of record holders of our ordinary shares in the United States.
Merrill Lynch International, the stabilizing manager, has entered into a borrowing arrangement with LMX MC Limited, an affiliate of Mr. Minxin Li, our director and executive vice president, to facilitate the settlement of over-allocations. The stabilizing manager is obligated to return ordinary shares to LMX MC Limited by exercising the option to purchase additional ordinary shares from us or by making purchases in the open market.
DIVIDEND POLICY
Although we intend to distribute dividends in the future, the amount, timing, and whether or not we actually distribute dividends at all are at the discretion of our board of directors. On August 19, 2021, our board of directors declared a cash dividend in the amount of US$0.156 per ADS, or US$0.039 per ordinary share, payable as of the close of business on September 9, 2021 to shareholders of record as of the close of business on August 31, 2021. The aggregate amount of cash dividends paid was approximately US$47.2 million, which was funded by surplus cash on our balance sheet.
Our board of directors has discretion on whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. In either case, all dividends are subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of profits or share premium account, and provided always that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. Even if we decide to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.
We are a holding company incorporated in the Cayman Islands. We may rely on dividends from our subsidiaries in China and overseas for our cash requirements, including any payment of dividends to our shareholders. PRC and other regulations may restrict the ability of our subsidiaries to pay dividends to us.
If we pay any dividends on our ordinary shares, we will pay those dividends which are payable in respect of the ordinary shares underlying the ADSs to the depositary, as the registered holder of such ordinary shares, and the depositary then will pay such amounts to the ADS holders in proportion to the ordinary shares underlying the ADSs held by such ADS holders, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder.

DESCRIPTION OF SHARE CAPITAL
As of the date of this prospectus supplement, our authorized share capital is US$100,000 divided into 10,000,000,000 shares comprising of (i) 9,000,000,000 Class A ordinary shares of a par value of US$0.00001 each, (ii) 500,000,000 Class B ordinary shares of a par value of US$0.00001 each, and (iii) 500,000,000 shares of a par value of US$0.00001 each of such class or classes (however designated) as the board of directors may determine in accordance with our second amended and restated memorandum and articles of association.
At the AGM to be held on July 11, 2022, we expect our shareholders to pass special resolutions to, among other things, (a) re-designate all the authorized Class A ordinary shares, Class B ordinary shares, and undesignated shares of such class or classes as the board of directors may determine, whether issued or unissued, as ordinary shares of a par value of US$0.00001 each; and (b) amend and restate our Second Amended and Restated Memorandum and Articles of Association by the deletion in their entirety and by the substitution in their place of the adoption of the Third Amended and Restated Memorandum and Articles of Association which removes provisions in the Second Amended and Restated Memorandum and Articles relating to our current weighted voting rights structure, each conditional upon and with effect from the consummation of our proposed listing on the Hong Kong Stock Exchange. Upon the effectiveness of such share re-designation and the adoption of the Third Amended and Restated Memorandum and Articles of Association, all our authorized shares, whether issued or unissued, will be re-designated as ordinary shares.
Below is a description of our ordinary shares and certain key provisions of the Third Amended and Restated Memorandum and Articles of Association, or our memorandum and articles of association, assuming the passing of the special resolutions as described above at the AGM and our listing on the Hong Kong Stock Exchange.
Ordinary Shares.   Holders of our ordinary shares will have the same rights. Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.
Voting Rights.   Subject to any rights and restrictions for the time being attached to any share, at a general meeting of our company, (a) every shareholder present shall have the right to speak; and (b) on a show of hands every shareholder present shall each have one vote and on a poll every shareholder present shall have one vote for each ordinary share of which he is the holder. On a poll a Shareholder entitled to more than one vote is under no obligation to cast all his votes in the same way. For the avoidance of doubt, where more than one proxy is appointed by a recognized clearing house (or its nominee(s)), each such proxy is under no obligation to cast all his votes in the same way on a poll. Voting at any meeting of shareholders is by a poll save that the chairman of such meeting may, in good faith, allow a resolution which relates purely to a procedural or administrative matter as prescribed under the Hong Kong Stock Exchange Listing Rules to be voted on by a show of hands. Where any shareholder is, under the Hong Kong Stock Exchange Listing Rules, required to abstain from voting on any particular resolution or restricted to voting only for or only against any particular resolution, any votes cast by or on behalf of such shareholder in contravention of such requirement or restriction shall not be counted.
An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than three-fourths of the votes attaching to the issued and outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.
General Meetings of Shareholders.   We shall hold a general meeting as our annual general meeting in each financial year. The annual general meeting shall be specified as such in the notices calling it.
Shareholders’ annual general meetings and any other general meetings of the shareholders may be convened by a majority of our board of directors or the chairman of our board of directors and they shall on a shareholders’ requisition forthwith proceed to convene an extraordinary general meeting of our company. Advance notice of not less than 21 days in writing is required for the convening of our annual general shareholders’ meeting, and advance notice of not less than 14 days in writing is required for the convening of any other general meeting of our shareholders (including an extraordinary general meeting). A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, one or more of our shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to all of our shares in issue and entitled to vote at such general meeting (on a one vote per share basis) present.
The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association provide that upon the requisition of any one or more of our shareholders holding shares which carry in aggregate not less than one-tenth of the paid up capital of our company, on a one vote per share basis, which carry the right to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.
Transfer of Ordinary Shares.   Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors. The instrument of transfer of any ordinary share shall be in writing and shall be executed with a manual signature or facsimile signature (which may be machine imprinted or otherwise) by or on behalf of the transferor and transferee provided that in the case of execution by facsimile signature by or on behalf of a transferor or transferee, our board of directors shall have previously been provided with a list of specimen signatures of the authorized signatories of such transferor or transferee and our board of directors shall be reasonably satisfied that such facsimile signature corresponds to one of those specimen signatures.
Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:
•
the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•
the instrument of transfer is in respect of only one class of ordinary shares;

•
the instrument of transfer is properly stamped, if required;

•
in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

•
a fee of such maximum sum as the Designated Stock Exchange (as defined in our memorandum and articles of association) may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.
The registration of transfers may, on ten calendar days’ notice being given by advertisement in such one or more newspapers, by electronic means or by any other means in accordance with the rules of the Designated Stock Exchange be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board of directors may determine.
Redemption, Repurchase and Surrender of Shares.   We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by our shareholders by special resolution. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders, provided always that any such purchase shall only be made in accordance with any relevant code, rules or regulations issued by the Hong Kong Stock Exchange or the Securities and Futures Commission of Hong Kong from time to time in force. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (i) unless it is fully paid up, (ii) if such redemption or repurchase would result in there being no shares outstanding, or (iii) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.
Variations of Rights of Shares.   Whenever the capital of our company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially adversely varied with the written consent in writing of the holders of all of the issued shares of that class, or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially adversely varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by our company.
Exclusive forum.   For the avoidance of doubt and without limiting the jurisdiction of the courts of the Cayman Islands and the courts of Hong Kong to hear, settle and/or determine disputes related to our company, our company, shareholders, directors and officers agree to submit to the jurisdiction of the courts of the Cayman Islands and Hong Kong, to the exclusion of other jurisdictions, for (i) any derivative action or proceeding brought on behalf of our company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of our company to our company or shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Companies Act or our articles of association including but not limited to any purchase or acquisition of our shares, ADSs or other securities, or guarantee, provided in consideration thereof, or (iv) any action asserting a claim against our company which if brought in the United States of America would be a claim arising under the internal affairs doctrine (as such concept is recognized under the laws of the United States from time to time). Notwithstanding the foregoing, the United States District Court for the Southern District of New York (or, if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute, the state courts in New York County, New York) shall be the exclusive forum within the United States for the resolution of any complaint asserting a cause of action arising out of or relating in any way to the federal securities laws of the United States, regardless of whether such legal suit, action, or proceeding also involves parties other than our company. Any person or entity purchasing or otherwise acquiring any shares, ADSs or other securities in our company, or purchasing or otherwise acquiring American depositary shares issued pursuant to deposit agreements, shall be deemed to have notice of and consented to the provisions of our articles of association.

SHARES ELIGIBLE FOR FUTURE SALE
Immediately after the closing of the Global Offering, we will have 1,266,666,355 ordinary shares issued and outstanding (or 1,272,831,355 ordinary shares, if the over-allotment option is exercised in full).
All of the ordinary shares sold in the Global Offering will be freely transferable without restriction or further registration under the Securities Act. Sales of substantial amounts of our ordinary shares in the public market could materially and adversely affect prevailing market prices of our ADSs and ordinary shares.
Lock-Up Undertakings
In connection with the Global Offering, we have agreed with the underwriters not to offer, allot, issue, sell, accept subscription for, offer to allot, issue or sell, contract or agree to allot, issue or sell, or otherwise transfer or dispose of, or create an encumbrance over, directly or indirectly, or enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of, any ADSs, ordinary shares or similar securities for a period commencing on the date of the Hong Kong Underwriting Agreement and ending on, and including, the date that is six months after the Listing Date, subject to certain exceptions. See “Underwriting — Lock-up Undertakings.”
Pursuant to the Hong Kong Stock Exchange Listing Rules, we have undertaken to the Hong Kong Stock Exchange that we will not exercise our power to issue any further shares, or securities convertible into equity securities (whether or not of a class already listed) or enter into any agreement to such an issue within six months from the Listing Date (whether or not such issue of shares or securities will be completed within six months from the Listing Date), except (i) pursuant to the Global Offering (including the international underwriters’ option to purchase additional ordinary shares); or (ii) under any of the circumstances provided under the Hong Kong Stock Exchange Listing Rules.
In addition, pursuant to the Hong Kong Stock Exchange Listing Rules, each of our controlling shareholders has undertaken to the Hong Kong Stock Exchange and us that, except pursuant to the Global Offering (including the international underwriters’ option to purchase additional ordinary shares and the stock borrowing arrangement with LMX MC Limited), each of them will not and will procure that the relevant registered holder(s) of the shares in which any of them has a beneficial interest, without the prior written consent of the Hong Kong Stock Exchange or unless otherwise in compliance with the requirements of the Hong Kong Stock Exchange Listing Rules, will not (i) in the period commencing on the date by reference to which disclosure of its shareholding in our company is made in this prospectus supplement and ending on the date which is six months from the Listing Date, dispose of, nor enter into any agreement to dispose of or otherwise create any options, rights, interests or encumbrances in respect of, any of the securities in respect of which it is shown by this prospectus supplement to be the beneficial owner; and (ii) in the period of six months immediately following the expiry of the period referred to in the above paragraph (i), dispose of, nor enter into any agreement to dispose of or otherwise create any options, rights, interests or encumbrances in respect of, any of the securities referred to in paragraph (i) above if, immediately following such disposal or upon the exercise or enforcement of such options, rights, interests or encumbrances, it would cease to be a controlling shareholder (within the meaning defined in the Hong Kong Stock Exchange Listing Rules) of us, provided that the above shall not prevent it from using securities beneficially owned by it as security (including a charge or a pledge) in favor of an authorized institution (as defined in the Banking Ordinance (Chapter 155 of the laws of Hong Kong) for a bona fide commercial loan.
In addition, pursuant to the Hong Kong Stock Exchange Listing Rules, each of our controlling shareholders has undertaken to the Hong Kong Stock Exchange and us that, within the period commencing on the date by reference to which disclosure of its shareholdings in us is made in this prospectus supplement and ending on the date which is 12 months from the Listing Date, it will (i) when it pledges or charges any of our securities beneficially owned by it in favor of an authorized institution (as defined under the Banking Ordinance (Chapter 155 of the Laws of Hong Kong)) pursuant to Note 2 to Rule 10.07(2) of the Hong Kong Listing Rules, immediately inform us in writing of such pledge or charge together with the number of securities so pledged or charged; and (ii) when it receives indications, either verbal or written, from the pledgee or chargee of any of our securities that any of the pledged or charged securities will be disposed of, immediately inform us in writing of such indications. We will inform the Hong Kong Stock Exchange in writing as soon as we have been informed of the matters referred to in (i) and (ii) above by the controlling shareholders and disclose such matters in accordance with the publication requirements under Rule 2.07C of the Hong Kong Stock Exchange Listing Rules as soon as possible after being so informed.
Rule 144
“Restricted securities,” as defined in Rule 144 under the Securities Act, may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act. In general, beginning 90 days after we became a reporting company, a person who at the time of a sale is not, and has not been during the three months preceding the sale, an affiliate of ours and has beneficially owned our restricted securities for at least six months will be entitled to sell the restricted securities without registration under the Securities Act, subject only to the availability of current public information about us, and will be entitled to sell restricted securities beneficially owned for at least one year without restriction. Persons who are our affiliates and have beneficially owned our restricted securities for at least six months may sell a number of restricted securities within any three-month period that (together with any sales aggregated with them) does not exceed the greater of the following:
•
1% of the then outstanding ordinary shares, in the form of ADSs or otherwise, which immediately after this offering will equal 12,666,666 ordinary shares, assuming the over- allotment option is not exercised; or

•
the average weekly trading volume of our ordinary shares, in the form of ADSs or otherwise, during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by our affiliates under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about us.
Rule 701
In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our ordinary shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of our initial public offering is eligible to resell those ordinary shares 90 days after we became a reporting company in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

CONVERSION BETWEEN ORDINARY SHARES AND ADSS
Dealings and Settlement of Ordinary Shares in Hong Kong
Our ordinary shares will trade on the Hong Kong Stock Exchange in board lots of 200 ordinary shares. Dealings in our ordinary shares on the Hong Kong Stock Exchange will be conducted in Hong Kong dollars.
The transaction costs of dealings in our ordinary shares on the Hong Kong Stock Exchange include:
(a)
Hong Kong Stock Exchange trading fee of 0.005% of the consideration of the transaction, charged to each of the buyer and seller;

(b)
Securities and Futures Commission of Hong Kong, or SFC, transaction levy of 0.0027% of the consideration of the transaction, charged to each of the buyer and seller;

(c)
Financial Reporting Council of Hong Kong, or FRC, transaction levy of 0.00015% of the consideration of the transaction, charged to each of the buyer and seller;

(d)
trading tariff of HK$0.50 on each and every purchase or sale transaction. The decision on whether or not to pass the trading tariff onto investors is at the discretion of brokers;

(e)
transfer deed stamp duty of HK$5.00 per transfer deed (if applicable), payable by the seller;

(f)
ad valorem stamp duty at a total rate of 0.26% of the value of the transaction, with 0.13% payable by each of the buyer and the seller;

(g)
stock settlement fee, which is currently 0.002% of the gross transaction value, subject to a minimum fee of HK$2.00 and a maximum fee of HK$100.00 per side per trade;

(h)
brokerage commission, which is freely negotiable with the broker (other than brokerage commissions for IPO transactions which are currently set at 1% of the subscription or purchase price and will be payable by the person subscribing for or purchasing the securities); and

(i)
the Hong Kong share registrar will charge between HK$2.50 to HK$20.00, depending on the speed of service (or such higher fee as may from time to time be permitted under the Hong Kong Listing Rules), for each transfer of ordinary shares from one registered owner to another, each share certificate canceled or issued by it and any applicable fee as stated in the share transfer forms used in Hong Kong.

Investors must settle their trades executed on the Hong Kong Stock Exchange through their brokers directly or through custodians. For an investor who has deposited his/her ordinary shares in his/her stock account or in his/her designated CCASS participant’s stock account maintained with CCASS, settlement will be effected in CCASS in accordance with the General Rules of CCASS and CCASS Operational Procedures in effect from time to time. For an investor who holds the physical certificates, settlement certificates and the duly executed transfer forms must be delivered to his/her broker or custodian before the settlement date.
An investor may arrange with his/her broker or custodian on a settlement date in respect of his/her trades executed on the Stock Exchange. Under the Listing Rules and the General Rules of CCASS and CCASS Operational Procedures in effect from time to time, the date of settlement must be the second business day (a day on which the settlement services of CCASS are open for use by CCASS Participants) following the trade date (T+2). For trades settled under CCASS, the General Rules of CCASS and CCASS Operational Procedures in effect from time to time provided that the defaulting broker may be compelled to compulsorily buy-in by HKSCC the day after the date of settlement (T+3), or if it is not practicable to do so on T+3, at any time thereafter. HKSCC may also impose fines from T+2 onwards.
Depositary
The depositary for the ADS program is The Bank of New York Mellon (the “Depositary”), whose office is located at 240 Greenwich Street, New York, NY 10286, United States. The certificated ADSs are evidenced by certificates referred to as ADRs.

Each ADS represents ownership interests in four Shares, and any and all securities, cash or other property deposited with the Depositary in respect of such Shares but not distributed to ADS holders.
ADSs may be held either (1) directly (a) by having an ADR registered in the holder’s name or (b) by holding in the DRS, pursuant to which the Depositary may register the ownership of uncertificated ADSs, which ownership shall be confirmed by statements sent by the Depositary to the ADS holders entitled thereto, or (2) indirectly through the holder’s broker or other securities intermediary. The following discussion regarding ADSs assumes the holder holds its ADSs directly. If a holder holds the ADSs indirectly, it must rely on the procedures of its broker or other securities intermediary to assert the rights of ADS holders described in this section. If applicable, you should consult with your broker or other securities intermediary to find out what those procedures are.
We do not treat ADS holders as Shareholders, and ADS holders have no Shareholder rights. Cayman Islands law governs Shareholder rights. Because the Depositary actually holds the legal title to our Shares represented by ADSs (through the Depositary’s Custodian (as defined below)), ADS holders must rely on it to exercise rights with respect to the ordinary shares represented thereby. The obligations of the Depositary are set out in the deposit agreement among us, the Depositary and ADS holders and beneficial owners, as amended from time to time (the “Deposit Agreement”). The Deposit Agreement and the ADSs are governed by the law of the State of New York.
Transfer of Shares to Hong Kong Share Register
All of our Shares are currently registered on the principal register of members in the Cayman Islands. As at the Latest Practicable Date, there was an aggregate of 1,225,566,355 issued Shares on the registers of members in the Cayman Islands, 338,233,180 of which were on deposit in the ADS program. For the purposes of trading on the Stock Exchange, the Shares must be registered in the Hong Kong Share Register. ADSs are quoted for trading on NYSE. An investor who holds Shares and wishes to trade ADSs on NYSE must deposit or have his broker deposit with The Hongkong and Shanghai Banking Corporation Limited, as custodian of the Depositary (the “Depositary’s Custodian”), Shares, or evidence of rights to receive Shares, so as to receive the corresponding ADSs as described below.
Converting Ordinary Shares Trading in Hong Kong to ADSs
An investor who holds ordinary shares registered in Hong Kong and who intends to deposit them for delivery of ADSs to trade on the New York Stock Exchange must deposit or have his or her broker deposit the ordinary shares with the depositary’s Hong Kong custodian, The Hongkong and Shanghai Banking Corporation Limited, in exchange for ADSs.
A deposit of ordinary shares trading in Hong Kong in exchange for ADSs involves the following procedures:
•
If ordinary shares have been deposited with CCASS, the investor must transfer ordinary shares to the depositary’s account with the custodian within CCASS by following the CCASS procedures for transfer and submit and deliver a duly completed and signed letter of transmittal to the custodian via his or her broker.

•
If ordinary shares are held outside CCASS, the investor must arrange to deposit his or her ordinary shares into the CCASS for delivery to the depositary’s account with the custodian within CCASS, and must submit ADS delivery instructions to the custodian via his or her broker.

•
Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, if applicable, and subject in all cases to the terms of the deposit agreement, the depositary will register the corresponding number of ADSs in the name(s) requested by an investor and will deliver the ADSs as instructed by the depositor.

For ordinary shares deposited in CCASS, under normal circumstances, the above steps generally require two business days, provided that the investor has provided timely and complete instructions. For ordinary shares held outside CCASS in physical form, the above steps may take 14 business days, or more, to complete, because the ordinary shares must be moved from the Cayman register to the Hong Kong register in order to be eligible for CCASS. Other delays in ADS delivery Temporary delays may arise, in either case. For example, the transfer books of the depositary may from time to time be closed to ADS issuances. The investor will be unable to trade the ADSs until the procedures are completed.
Surrender of ADSs for Delivery of Ordinary Shares Trading in Hong Kong
An investor who holds ADSs and who wishes to receive ordinary shares that trade on the Hong Kong Stock Exchange must surrender the ADSs to the depositary to receive delivery of ordinary shares from the ADS program and cause his or her broker or other financial institution to trade such ordinary shares on the Hong Kong Stock Exchange.
An investor that holds ADSs indirectly through a broker or other financial institution should follow the procedure of the broker or financial institution and instruct the broker to arrange for surrender of the ADSs, and delivery of the underlying ordinary shares from the depositary’s account with the custodian within the CCASS system to the investor’s Hong Kong stock account.
For investors holding ADSs directly, the following steps must be taken:
•
To withdraw ordinary shares from the ADS program, an investor who holds ADSs may surrender such ADSs at the office of the depositary (and physically deliver the applicable ADR(s) if the ADSs are held in certificated form), and send an instruction to cancel such ADSs to the depositary.

•
Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, if applicable, and subject in all cases to the terms of the deposit agreement, the depositary will instruct the custodian to deliver ordinary shares underlying the canceled ADSs to the CCASS account designated by the surrendering investor.

•
If an investor prefers to receive ordinary shares outside CCASS, he or she must receive ordinary shares in CCASS first and then arrange for withdrawal from CCASS. Investors can then obtain a transfer form signed by HKSCC Nominees Limited (as the transferor) and register ordinary shares in their own names with the Hong Kong Share Registrar.

For ordinary shares to be received in CCASS, under normal circumstances, the above steps generally require two business days, provided that the investor has provided timely and complete instructions.
For ordinary shares to be received outside CCASS in physical form, the above steps may take 14 business days, or more, to complete. The investor will be unable to trade the ordinary shares on the Hong Kong Stock Exchange until the procedures are completed.
Temporary delays may arise. For example, the transfer books of the depositary may from time to time be closed to ADS cancelations. In addition, completion of the above steps and procedures for delivery for ordinary shares in a CCASS account is subject to there being a sufficient number of ordinary shares on the Hong Kong share register to facilitate a withdrawal from the ADS program directly into the CCASS system. We are not under any obligation to maintain or increase the number of ordinary shares on the Hong Kong share register to facilitate such withdrawals.
Depositary Requirements
Before the depositary delivers ADSs or permits withdrawal of ordinary shares, the depositary may require:
•
production of satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•
compliance with procedures it may establish, from time to time, consistent with the deposit agreement, including completion and presentation of transfer documents.

The depositary may refuse to deliver, transfer, or register issuances, transfers and cancelations of ADSs generally when the transfer books of the depositary or our Hong Kong share registrar or Cayman share registrar are closed or at any time if the depositary or we determine it advisable to do so, subject to such refusal complying with U.S. federal securities laws.

All costs attributable to the transfer of ordinary shares to effect a withdrawal from or deposit of ordinary shares into the ADS program will be borne by the investor requesting the transfer. In particular, holders of ordinary shares and ADSs should note that the Hong Kong Share Registrar will charge between HK$2.50 to HK$20, depending on the speed of service (or such higher fee as may from time to time be permitted under the Hong Kong Stock Exchange Listing Rules), for each transfer of ordinary shares from one registered owner to another, each share certificate canceled or issued by it and any applicable fee as stated in the share transfer forms used in Hong Kong. In addition, holders of ordinary shares and ADSs must pay up to US$5.00 per 100 ADSs (or portion thereof) for each issuance of ADSs and each cancelation of ADSs, as the case may be, in connection with the deposit of ordinary shares into, or withdrawal of ordinary shares from, the ADS program.

UNDERWRITING
The Global Offering
The offering of 41,100,000 of our ordinary shares is referred to herein as the “Global Offering.” The Global Offering is comprised of:
•
the offering of initially 4,110,000 ordinary shares (subject to reallocation) in Hong Kong as described in the sub-section “— The Hong Kong Public Offering” below; which we refer to as the “Hong Kong public offering”; and

•
the offering of an aggregate of initially 36,990,000 ordinary shares (subject to reallocation and the option of the international underwriters to purchase or procure purchasers to purchase additional ordinary shares mentioned below) (the “international offer shares” and, together with the Hong Kong offer shares, the “offer shares”) as described in the sub-section “— The International Offering” below, which we refer to as the “international offering.”

The international offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the United States in compliance with applicable law. We are paying a registration fee for ordinary shares sold in the United States, as well as for ordinary shares initially offered and sold outside the United States in the Global Offering that may be resold from time to time into the United States in compliance with applicable law.
Merrill Lynch (Asia Pacific) Limited, Haitong International Securities Company Limited and UBS AG Hong Kong Branch are acting as joint global coordinators (the “Joint Global Coordinators”) for the Global Offering.
We and the Hong Kong underwriters have entered into an underwriting agreement (the “Hong Kong Underwriting Agreement”) on June 29, 2022 relating to the Hong Kong public offering. Under the terms and subject to the conditions in the Hong Kong Underwriting Agreement, the Hong Kong underwriters below have severally agreed to apply or procure applications for the number of ordinary shares indicated below.
Hong Kong Underwriters	Number of ordinary shares
Merrill Lynch (Asia Pacific) Limited	1,449,600
Haitong International Securities Company Limited	1,265,400
UBS AG Hong Kong Branch	1,337,400
Futu Securities International (Hong Kong) Limited	57,600
GF Securities (Hong Kong) Brokerage Limited	0
Total	4,110,000
We and the international underwriters have entered into an international underwriting agreement, dated the date hereof (the “International Underwriting Agreement”), relating to the international offering. Under the terms and subject to the conditions in the International Underwriting Agreement, the international underwriters have severally agreed to purchase or procure purchasers to purchase from us, and we have agreed to sell to them, severally, the number of ordinary shares indicated below.

International Underwriters	Number of ordinary shares
Merrill Lynch (Asia Pacific) Limited	13,046,400
Haitong International Securities Company Limited	11,389,200
UBS AG Hong Kong Branch/UBS Securities LLC	12,036,400
Futu Securities International (Hong Kong) Limited	518,000
GF Securities (Hong Kong) Brokerage Limited	0
Total	36,990,000
The Hong Kong underwriters and the international underwriters are collectively referred to herein as the “underwriters.”
The underwriters propose to offer our ordinary shares at the public offering price listed on the cover page of this prospectus supplement. The underwriters are obligated, severally but not jointly, to take and pay for all of the ordinary shares offered hereby if any such shares are taken. The offering of our ordinary shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
Our ADSs are listed on the NYSE under the symbol “MNSO.” Approval-in-principle has been granted by the Hong Kong Stock Exchange for listing of, and permission to deal in, our ordinary shares under the stock code “9896.” The ordinary shares will be traded on the Hong Kong Stock Exchange in board lots of 200 shares each.
A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in the Global Offering. The Joint Global Coordinators may agree to allocate a number of our ordinary shares to the underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the Joint Global Coordinators to underwriters that may make internet distributions on the same basis as other allocations.
The Hong Kong Public Offering
Number of Ordinary Shares Offered
We are initially offering 4,110,000 ordinary shares for subscription by the public in Hong Kong at the Public Offer Price, representing 10.0% of the total number of ordinary shares initially available under the Global Offering. The number of ordinary shares offered under the Hong Kong public offering, will represent approximately 0.3% of the total shares in issue immediately following the completion of the Global Offering (assuming the option of the international underwriters to purchase additional ordinary shares is not exercised and without taking into account the ordinary shares to be issued pursuant to the 2020 Share Incentive Plans).
The Hong Kong public offering is open to members of the public in Hong Kong as well as to institutional and professional investors. Professional investors generally include brokers, dealers, companies (including fund managers) whose ordinary business involves dealing in shares and other securities and corporate entities that regularly invest in shares and other securities.
Completion of the Hong Kong public offering is subject to the conditions set out in the sub-section headed “— Conditions of the Global Offering” below.
Allocation
Allocation of ordinary shares to investors under the Hong Kong public offering will be based solely on the level of valid applications received under the Hong Kong public offering. The basis of allocation may vary, depending on the number of Hong Kong offer shares validly applied for by applicants. Such allocation could, where appropriate, consist of balloting, which could mean that some applicants may receive a higher allocation than others who have applied for the same number of Hong Kong offer shares, and those applicants who are not successful in the ballot may not receive any Hong Kong offer shares.

For allocation purposes only, the total number of Hong Kong offer shares available under the Hong Kong public offering will be divided equally (to the nearest board lot) into two pools: pool A and pool B. The Hong Kong offer shares in pool A will be allocated on an equitable basis to applicants who have applied for Hong Kong offer shares with an aggregate price of HK$5 million (excluding the brokerage, the Securities and Futures Commission of Hong Kong (the “SFC”) transaction levy, the Financial Reporting Council of Hong Kong (the “FRC”) transaction levy and the Hong Kong Stock Exchange trading fee payable) or less. The Hong Kong offer shares in pool B will be allocated on an equitable basis to applicants who have applied for Hong Kong offer shares with an aggregate price of more than HK$5 million (excluding the brokerage, the SFC transaction levy, the FRC transaction levy, the Hong Kong Stock Exchange trading fee payable) and up to the total value in pool B.
Investors should be aware that applications in pool A and applications in pool B may receive different allocation ratios. If any Hong Kong offer shares in one (but not both) of the pools are unsubscribed, such unsubscribed Hong Kong offer shares will be transferred to the other pool to satisfy demand in that other pool and be allocated accordingly. For the purpose of the immediately preceding paragraph only, the “price” for Hong Kong offer shares means the price payable on application therefor (without regard to the public offering price as finally determined). Applicants can only receive an allocation of Hong Kong offer shares from either pool A or pool B and not from both pools. Multiple or suspected multiple applications under the Hong Kong public offering and any application for more than 2,055,000 Hong Kong offer shares is liable to be rejected.
Applications
Each applicant under the Hong Kong public offering will be required to give an undertaking and confirmation in the application submitted by him/her that he/she and any person(s) for whose benefit he/she is making the application has not applied for or taken up, or indicated an interest for, and will not apply for or take up, or indicate an interest for, any ordinary shares under the international offering. Such applicant’s application is liable to be rejected if such undertaking and/or confirmation is/are breached and/or untrue (as the case may be) or if he/she has been or will be placed or allocated international offer shares under the international offering.
Applicants under the Hong Kong public offering are required to pay, on application, the maximum public offering price for the Hong Kong public offering of HK$22.10 per offer share in addition to the brokerage, the SFC transaction levy, the FRC transaction levy and the Hong Kong Stock Exchange trading fee payable on each offer share, amounting to a total of HK$5,580.69 for one board lot of 200 ordinary shares. As the Hong Kong public offering price is less than the maximum public offering price for the Hong Kong public offering of HK$22.10 per ordinary share, appropriate refund payments (including the brokerage, the SFC transaction levy, the FRC transaction levy and the Hong Kong Stock Exchange trading fee attributable to the surplus application monies) will be made to successful applicants, without interest.
The International Offering
Number of Ordinary Shares Offered
The international offering will consist of 36,990,000 ordinary shares, representing 90.0% of the total number of ordinary shares initially available under the Global Offering (subject to the option of the international underwriters to purchase additional ordinary shares). The number of ordinary shares offered under the international offering, will represent approximately 2.9% of the total shares in issue immediately following the completion of the Global Offering (assuming the option of the international underwriters to purchase additional ordinary shares is not exercised and without taking into account the ordinary shares to be issued pursuant to the 2020 Share Incentive Plans).
Allocation
The international offering includes the U.S. offering of the ordinary shares in the United States as well as the non-U.S. offering to institutional and professional investors and other investors in jurisdictions outside the United States. Professional investors generally include brokers, dealers, companies (including fund managers) whose ordinary business involves dealing in shares and other securities and corporate entities that regularly invest in shares and other securities. Allocation of offer shares pursuant to the international offering will be effected in accordance with a “book-building” process and based on a number of factors, including the level and timing of demand, the total size of the relevant investor’s invested assets or equity assets in the relevant sector and whether or not it is expected that the relevant investor is likely to buy further ordinary shares and/or hold or sell its ordinary shares after the listing on the Hong Kong Stock Exchange. Such allocation is intended to result in a distribution of the ordinary shares on a basis which would lead to the establishment of a solid professional and institutional shareholder base to the benefit of us and the shareholders as a whole.
The Joint Global Coordinators (on behalf of the underwriters) may require any investor who has been offered offer shares under the international offering and who has made an application under the Hong Kong public offering to provide sufficient information to the Joint Global Coordinators so as to allow it to identify the relevant applications under the Hong Kong public offering and to ensure that they are excluded from any allocation of offer shares under the Hong Kong public offering.
Sales in the United States
Certain of the international underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC. Merrill Lynch (Asia Pacific) Limited will offer our ordinary shares in the United States through its SEC-registered broker-dealer affiliate in the United States, BofA Securities, Inc. Haitong International Securities Company Limited will offer our ordinary shares in the United States through its SEC-registered broker-dealer affiliate in the United States, Haitong International Securities (USA) Inc. UBS AG Hong Kong Branch will offer our ordinary shares in the United States through its SEC-registered broker-dealer affiliate in the United States, UBS Securities LLC. Certain of the other international underwriters are not broker-dealers registered with the SEC, and do not intend to and will not offer or sell any of our ordinary shares in the United States.
Compensation and Expenses
The following table show the per share and total underwriting discounts and commissions to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the international underwriters’ option to purchase up to 6,165,000 additional ordinary shares. Total underwriting discounts and commissions to be paid to the underwriters represent approximately 4.5% of the aggregate offer price of the Global Offering (assuming the option to purchase additional ordinary shares is not exercised). This presentation assumes the public offering price in both the international offering and the Hong Kong public offering is HK$13.80.
Paid by Us	No Exercise	Full Exercise
Per ordinary share	HK$0.62	HK$0.62
Total	HK$25,523,100	HK$29,351,565
The estimated offering expenses payable by us, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, are approximately HK$65.9 (US$8.4 million).
International Underwriters’ Option to Purchase Additional Ordinary Shares
In connection with the international offering, we are expected to grant to the international underwriters the rights, exercisable by the Joint Global Coordinators on behalf of the international underwriters at any time until 30 days after date of this prospectus supplement, pursuant to which the Company may be required to issue up to an aggregate of 6,165,000 ordinary shares, representing not more than 15% of the number of ordinary shares initially available under the Global Offering, at the international public offering price, to cover over-allocations in the international offering, if any.
If the international underwriters’ option to procure purchasers to purchase additional ordinary shares is exercised in full, the additional ordinary shares to be issued pursuant thereto will represent approximately 0.5% of the total Shares in issue immediately following the completion of the Global Offering, without taking into account the ordinary shares to be issued pursuant to the Share Incentive Plans.

Lock-Up Undertakings
In connection with the Global Offering, we have agreed with the underwriters, subject to some exceptions, not to offer, allot, issue, sell, accept subscription for, offer to allot, issue or sell, contract or agree to allot, issue or sell, or otherwise transfer or dispose of, or create an encumbrance over, directly or indirectly, or enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of, any of our ordinary shares, or ADSs representing the ordinary shares, or any securities convertible into or exchangeable or exercisable for our ordinary shares, or ADSs representing the ordinary shares, for a period commencing on the date of the Hong Kong Underwriting Agreement and ending on the last date of the six months after the Listing Date.
Pursuant to the Listing Rules, we have undertaken to the Hong Kong Stock Exchange that we will not exercise our power to issue any further shares, or securities convertible into our equity securities (whether or not of a class already listed) or enter into any agreement to such an issue within six months from the Listing Date (whether or not such issue of shares or securities will be completed within six months from the Listing Date), except (a) pursuant to the Global Offering (including the international underwriters’ option to purchase additional ordinary shares); or (b) under any of the circumstances provided under the Hong Kong Listing Rules.
In addition, pursuant to the Hong Kong Stock Exchange Listing Rules, each of our controlling shareholders has undertaken to the Hong Kong Stock Exchange and us that, except pursuant to the Global Offering (including the international underwriters’ option to purchase additional ordinary shares and the stock borrowing arrangement with LMX MC Limited), each of them will not and will procure that the relevant registered holder(s) of the shares in which any of them has a beneficial interest, without the prior written consent of the Hong Kong Stock Exchange or unless otherwise in compliance with the requirements of the Hong Kong Stock Exchange Listing Rules, will not (i) in the period commencing on the date by reference to which disclosure of its shareholding in our company is made in this prospectus supplement and ending on the date which is six months from the Listing Date, dispose of, nor enter into any agreement to dispose of or otherwise create any options, rights, interests or encumbrances in respect of, any of the securities in respect of which it is shown by this prospectus supplement to be the beneficial owner; and (ii) in the period of six months immediately following the expiry of the period referred to in the above paragraph (i), dispose of, nor enter into any agreement to dispose of or otherwise create any options, rights, interests or encumbrances in respect of, any of the securities referred to in paragraph (i) above if, immediately following such disposal or upon the exercise or enforcement of such options, rights, interests or encumbrances, it would cease to be a controlling shareholder (within the meaning defined in the Hong Kong Stock Exchange Listing Rules) of us, provided that the above shall not prevent it from using securities beneficially owned by it as security (including a charge or a pledge) in favor of an authorized institution (as defined in the Banking Ordinance (Chapter 155 of the laws of Hong Kong) for a bona fide commercial loan.
In addition, pursuant to the Hong Kong Stock Exchange Listing Rules, each of our controlling shareholders has undertaken to the Hong Kong Stock Exchange and us that, within the period commencing on the date by reference to which disclosure of its shareholdings in us is made in this prospectus supplement and ending on the date which is 12 months from the Listing Date, it will (i) when it pledges or charges any of our securities beneficially owned by it in favor of an authorized institution (as defined under the Banking Ordinance (Chapter 155 of the Laws of Hong Kong)) pursuant to Note 2 to Rule 10.07(2) of the Hong Kong Listing Rules, immediately inform us in writing of such pledge or charge together with the number of securities so pledged or charged; and (ii) when it receives indications, either verbal or written, from the pledgee or chargee of any of our securities that any of the pledged or charged securities will be disposed of, immediately inform us in writing of such indications. We will inform the Hong Kong Stock Exchange in writing as soon as we have been informed of the matters referred to in (i) and (ii) above by the controlling shareholders and disclose such matters in accordance with the publication requirements under Rule 2.07C of the Hong Kong Stock Exchange Listing Rules as soon as possible after being so informed.

Conditions of the Global Offering
Acceptance of all applications for offer shares will be conditional on:
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the Listing Committee of Hong Kong Stock Exchange granting approval for the listing of, and permission to deal in, the Ordinary Shares in issue and to be issued pursuant to the Global Offering (including the additional Shares which may be available pursuant to the exercise of the over-allotment option) and the Shares to be issued pursuant to the 2020 Share Incentive Plan, and such listing and permission not subsequently having been revoked prior to the commencement of dealings in the Ordinary Shares on the Hong Kong Stock Exchange;

•
the pricing of the Offer Shares having been agreed between us and the Joint Global Coordinators (for themselves and on behalf of the underwriters);

•
the execution and delivery of the International Underwriting Agreement on or around the price determination date; and

•
the obligations of the Hong Kong underwriters under the Hong Kong Underwriting Agreement and the obligations of the international underwriters under the International Underwriting Agreement becoming and remaining unconditional and not having been terminated in accordance with the terms of the respective agreements, in each case on or before the dates and times specified in the respective underwriting agreements (unless and to the extent such conditions are validly waived on or before such dates and times) and, in any event, not later than the date which is 30 days after the date of this prospectus supplement.
The consummation of each of the Hong Kong Public Offering and the international offering is conditional upon, among other things, the other offering becoming unconditional and not having been terminated in accordance with its terms.
Share certificates for the offer shares will only become valid at 8:00 a.m. in Hong Kong on July 13, 2022, provided that the Global Offering has become unconditional in all respects at or before that time.
Dealing in the Ordinary Shares
Assuming that the Hong Kong Public Offering becomes unconditional at or before 8:00 a.m. in Hong Kong on July 13, 2022, it is expected that dealings in the ordinary shares on the Hong Kong Stock Exchange will commence at 9:00 a.m. in Hong Kong on July 13, 2022.
The ordinary shares will be traded in board lots of 200 ordinary shares each and the stock code of the ordinary shares on the Hong Kong Stock Exchange will be “9896.”
Indemnification
We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
Stabilization
The Company has appointed Merrill Lynch International as stabilizing manager. Stabilization is a practice used by underwriters in some markets to facilitate the distribution of securities. To stabilize, the underwriters may bid for, or purchase, the securities in the secondary market during a specified period of time, to retard and, if possible, prevent a decline in the initial public market price of the securities below the offer price. Such transactions may be effected in all jurisdictions where it is permissible to do so, in each case in compliance with all applicable laws and regulatory requirements, including those of Hong Kong. In Hong Kong, the price at which stabilization is effected is not permitted to exceed the Public Offer Price.
In connection with the Global Offering, the stabilizing manager (or any person acting for it), on behalf of the underwriters, may over-allocate or effect transactions with a view to stabilizing or supporting the market price of the ordinary shares at a level higher than that which might otherwise prevail for a limited period after the Listing Date. However, there is no obligation on the stabilizing manager (or any person acting for it) to conduct any such stabilizing action. Such stabilizing action, if taken, (a) will be conducted at the absolute discretion of the stabilizing manager (or any person acting for it) and in what the stabilizing manager reasonably regards as the best interest of the Company, (b) may be discontinued at any time and (c) is required to be brought to an end within 30 days after the date of this prospectus supplement.
Stabilization action permitted in Hong Kong pursuant to the Securities and Futures (Price Stabilizing) Rules of the SFO includes (a) over-allocating for the purpose of preventing or minimizing any reduction in the market price of the ordinary shares, (b) selling or agreeing to sell the ordinary shares so as to establish a short position in them for the purpose of preventing or minimizing any reduction in the market price of the ordinary shares, (c) purchasing, or agreeing to purchase, the ordinary shares pursuant to the option of the international underwriters to purchase additional ordinary shares in order to close out any position established under paragraph (a) or (b) above, (d) purchasing, or agreeing to purchase, any of the ordinary shares for the sole purpose of preventing or minimizing any reduction in the market price of the ordinary shares, (e) selling or agreeing to sell any ordinary shares in order to liquidate any position established as a result of those purchases and (f) offering or attempting to do anything as described in clauses (b), (c), (d) or (e) above.
Specifically, prospective applicants for and investors in the Offer Shares should note that:
•
the stabilizing manager (or any person acting for it) may, in connection with the stabilizing action, maintain a long position in ordinary shares;

•
there is no certainty as to the extent to which and the time or period for which the stabilizing manager (or any person acting for it) will maintain such a long position;

•
liquidation of any such long position by the stabilizing manager (or any person acting for it) and selling in the open market may have an adverse impact on the market price of the ordinary shares;

•
no stabilizing action can be taken to support the price of the ordinary shares for longer than the stabilization period, which will begin on the date on which our ordinary shares are listed on the Hong Kong Stock Exchange, and is expected to expire on August 5, 2022, being the 30th day after the date of this prospectus supplement. After this date, when no further stabilization action may be taken, demand for the ordinary shares, and therefore the price of the ordinary shares, could fall;

•
the price of the ordinary shares cannot be assured to stay at or above the public offering price by the taking of any stabilizing action; and

•
stabilizing bids or transactions effected in the course of the stabilizing action may be made at any price at or below the public offering price and can, therefore, be done at a price below the price paid by applicants for, or investors in, the offer shares.

We will ensure that an announcement in compliance with the Securities and Futures (Price Stabilizing) Rules of the Securities and Futures Ordinance will be made within seven days of the expiration of the stabilization period.
In connection with the Global Offering, the underwriters may purchase and sell ordinary shares or ADSs in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of ordinary shares than they are required to purchase in the offering or the sale by the underwriters of the ADSs, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional ordinary shares (including ordinary shares represented by short sales of ADSs) for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional ordinary shares or purchasing ordinary shares or ADSs in the open market. In determining the source of ordinary shares to cover the covered short position, the underwriters will consider, among other things, the price of ordinary shares or ADSs available for purchase in the open market as compared to the price at which they may purchase additional ordinary shares pursuant to the option described above. Stabilizing transactions consist of various bids for or purchases of the ordinary shares or ADSs made by the underwriters in the open market.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased ADSs sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our ordinary shares or ADSs, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the ordinary shares or ADSs. As a result, the price of the ordinary shares or ADSs may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the NYSE, on the Hong Kong Stock Exchange, in the over-the-counter market or otherwise.
Activities by Underwriters
Described below are a variety of activities that each of the underwriters of the Global Offering may individually undertake, and which do not form part of the underwriting or the stabilizing process.
The underwriters and their respective affiliates are diversified financial institutions with relationships in countries around the world. These entities engage in a wide range of commercial and investment banking, brokerage, funds management, trading, hedging, investing and other activities for their own account and for the account of others. In the ordinary course of their various business activities, the underwriters and their respective affiliates may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers. Such investment and trading activities may involve or relate to our assets, securities and/or instruments and/or persons and entities with relationships with us and may also include swaps and other financial instruments entered into for hedging purposes in connection with our loans and other debt.
In relation to the ordinary shares, the activities of the underwriters and their respective affiliates could include acting as agent for buyers and sellers of the ordinary shares, entering into transactions with those buyers and sellers in a principal capacity, including as a lender to initial purchasers of the ordinary shares (which financing may be secured by the ordinary shares) in the Global Offering, proprietary trading in the ordinary shares, and entering into over the counter or listed derivative transactions or listed or unlisted securities transactions (including issuing securities such as derivative warrants listed on a stock exchange) which have as their underlying assets, assets including the ordinary shares. Such transactions may be carried out as bilateral agreements or trades with selected counterparties. Those activities may require hedging activity by those entities involving, directly or indirectly, the buying and selling of the ordinary shares, which may have a negative impact on the trading price of the ordinary shares. All such activities could occur in Hong Kong and elsewhere in the world and may result in the underwriters and their respective affiliates holding long and/or short positions in the ordinary shares, in baskets of securities or indices including the ordinary shares, in units of funds that may purchase the ordinary shares, or in derivatives related to any of the foregoing.
In relation to issues by underwriters or their respective affiliates of any listed securities having the ordinary shares as their underlying securities, whether on the Hong Kong Stock Exchange or on any other stock exchange, the rules of the stock exchange may require the issuer of those securities (or one of its affiliates or agents) to act as a market maker or liquidity provider in the security, and this will also result in hedging activity in the ordinary shares in most cases.
All such activities may occur both during and after the end of the stabilizing period described under “— Stabilization” above. Such activities may affect the market price or value of the ordinary shares, the liquidity or trading volume in the ordinary shares and the volatility of the price of the ordinary shares, and the extent to which this occurs from day to day cannot be estimated.
It should be noted that when engaging in any of these activities, the underwriters are subject to certain restrictions, including the following:
•
the underwriters (other than the stabilizing manager or any person acting for it) must not, in connection with the distribution of the offer shares, effect any transactions (including issuing or entering into any option or other derivative transactions relating to the offer shares), whether in the open market or otherwise, with a view to stabilizing or maintaining the market price of any of the ordinary shares at levels other than those which might otherwise prevail in the open market; and

•
the underwriters must comply with all applicable laws and regulations, including the market misconduct provisions of the Securities and Futures Ordinance, including the provisions prohibiting insider dealing, false trading, price rigging and stock market manipulation

Certain of the underwriters or their respective affiliates have provided from time to time, and expect to provide in the future, investment banking and other services to us and certain of our affiliates for which such underwriters or their respective affiliates have received or will receive customary fees and commissions.
In addition, the underwriters or their respective affiliates may provide financing to investors to finance their subscriptions of the Offer Shares in the Global Offering.
The address of Merrill Lynch (Asia Pacific) Limited is Level 55, Cheung Kong Center, 2 Queen’s Road Central, Central, Hong Kong. The address of Haitong International Securities Company Limited is 22/F, Li Po Chun Chambers, 189 Des Voeux Road Central, Hong Kong. The address of UBS AG Hong Kong Branch is 52/F Two International Finance Centre, 8 Finance Street, Central, Hong Kong. The address of UBS Securities LLC is 1285 Avenue of the Americas, New York, New York 10019, United States. The address of Futu Securities International (Hong Kong) Limited is Unit C1-2, 13/F, United Centre, No.95 Queensway, Hong Kong. The address of GF Securities (Hong Kong) Brokerage Limited is 29-30/F Li Po Chun Chambers, 189 Des Voeux Road Central, Hong Kong.
Selling Restrictions
No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Offer shares, or the possession, circulation or distribution of this prospectus supplement or any other material relating to us or the Offer shares in any jurisdiction where action for that purpose is required. Accordingly, the Offer shares may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor any other material or advertisements in connection with the offer shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable laws, rules and regulations of any such country or jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or as solicitation is unlawful.
Australia
This prospectus supplement:
•
does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•
has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•
may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).

The offer shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the offer shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any offer shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the offer shares, you represent and warrant to us that you are an Exempt Investor.
As any offer of offer shares under this prospectus supplement will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within

12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the offer shares you undertake to us that you will not, for a period of 12 months from the date of issue of the offer shares, offer, transfer, assign or otherwise alienate those offer shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.
Bermuda
The offer of the international offer shares under the international offering is private and is not intended for the public. This prospectus supplement has not been approved by the Bermuda Monetary Authority or the Registrar of Companies in Bermuda. Any representation to the contrary, explicit or implicit is prohibited.
British Virgin Islands
The offer shares are not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by us or on our behalf. The offer shares may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin Islands) (each a BVI Company), but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands.
Canada
The offer shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the offer shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Cayman Islands
This prospectus supplement does not constitute an invitation or offer to the public in the Cayman Islands of the Offer shares or ordinary shares, whether by way of sale or subscription. The underwriters have not offered or sold, and will not offer or sell, directly or indirectly, any offer shares or ordinary shares in the Cayman Islands.
Dubai International Financial Center
This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set out in it, and has no responsibility for it. The offer shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Offer shares offered should conduct their own due diligence on the offer shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares of ordinary shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of ordinary shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares of ordinary shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
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to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

•
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

•
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares of ordinary shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares of ordinary shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares of ordinary shares being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of ordinary shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares of ordinary shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares of ordinary shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Hong Kong
This prospectus supplement has not been and will not be registered with the Registrar of Companies in Hong Kong. The offer shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies(Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (iv) pursuant to a registered “prospectus” which complies with or is exempt from compliance with Part XII of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong); and that there has not been issued and there will not be issued, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the offer shares, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong).
Israel
This prospectus supplement does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, qualified investors listed in the first addendum, or the Addendum, to the Israeli Securities Law. Qualified investors may be required to submit written confirmation that they fall within the scope of the Addendum.
Japan
The offer shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, and offer shares will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to any exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.
The offer shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the offer shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Korea
The offer shares have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the offer shares have been and will be offered in Korea as a private placement under the FSCMA. None of the offer shares may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). The offer shares have not been listed on any of securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the offer shares shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the offer shares. By the purchase of the offer shares, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the offer shares pursuant to the applicable laws and regulations of Korea.
Kuwait
Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 “Regulating the Negotiation of Securities and Establishment of Investment Funds,” its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the offer shares, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus supplement (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait.
Malaysia
No prospectus or other offering material or document in connection with the offer and sale of the offer shares has been or will be registered with the Securities Commission of Malaysia, or Commission, for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the offer shares may not be circulated or distributed, nor may the offer shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission;(ii) a holder of a Capital Markets Services License; (iii) a person who acquires the offer shares as principal, if the offer is on terms that the ordinary shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies)per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi),the distribution of the offer shares is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus supplement is subject to Malaysian laws. This prospectus supplement does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any offer shares requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.
PRC
This prospectus supplement has not been and will not be circulated or distributed in the PRC and the offer shares will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus supplement nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.
Qatar
The offer shares described in this prospectus supplement have not been, and will not be, offered, sold or delivered, at any time, directly or indirectly in the State of Qatar in a manner that would constitute a public offering. This prospectus supplement has not been, and will not be, registered with or approved by the Qatar Financial Markets Authority or Qatar Central Bank and may not be publicly distributed. This prospectus supplement is intended for the original recipient only and must not be provided to any other person. It is not for general circulation in the State of Qatar and may not be reproduced or used for any other purpose.
Saudi Arabia
This prospectus supplement may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority (“CMA”) pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended (the “CMA Regulations”). The CMA does not make any representation as to the accuracy or completeness of this prospectus supplement and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus supplement. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial adviser.
Singapore
Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any offer shares or caused the offer shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any offer shares or cause the offer shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the offer shares, whether directly or indirectly, to any person in Singapore other than:
(a)
to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(b)
a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)
otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the offer shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the offer shares pursuant to an offer made under Section 275 of the SFA except:

(i)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)
where no consideration is or will be given for the transfer;

(iii)
where the transfer is by operation of law;

(iv)
as specified in Section 276(7) of the SFA; or

(v)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Solely for purposes of the notification requirements under Section 309B(1)(c) of the SFA, the offer shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
South Africa
Due to restrictions under the securities laws of South Africa, no “offer to the public” (as such term is defined in the South African Companies Act, No. 71 of 2008 (as amended or re-enacted) (the “South African Companies Act”))is being made in connection with the issue of the offer shares in South Africa. Accordingly, this prospectus supplement does not, nor is it intended to, constitute a “registered prospectus” (as that term is defined in the South African Companies Act) prepared and registered under the South African Companies Act and has not been approved by, and/or filed with, the South African Companies and Intellectual Property Commission or any other regulatory authority in South Africa. The offer shares are not offered, and the offer shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions stipulated in section 96 (1) applies:
(a)
the offer, transfer, sale, renunciation or delivery is to:

(i)
persons whose ordinary business, or part of whose ordinary business, is to deal in securities, as principal or agent;

(ii)
the South African Public Investment Corporation;

(iii)
persons or entities regulated by the Reserve Bank of South Africa;

(iv)
authorized financial service providers under South African law;

(v)
financial institutions recognized as such under South African law;

(vi)
a wholly-owned subsidiary of any person or entity contemplated in (c), (d) or (e), acting as agent in the capacity of an authorized portfolio manager for a pension fund, or as manager for a collective investment scheme (in each case duly registered as such under South African law); or

(vii)
any combination of the person in (i) to (vi); or

(b)
the total contemplated acquisition cost of the securities, for any single addressee acting as principal is equal to or greater than ZAR1,000,000 or such higher amount as may be promulgated by notice in the Government Gazette of South Africa pursuant to section 96(2)(a)of the South African Companies Act.

Information made available in this prospectus supplement should not be considered as “advice” as defined in the South African Financial Advisory and Intermediary Services Act, 2002.
Switzerland
The offer shares will not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland.
Neither this prospectus supplement nor any other offering or marketing material relating to the Global offering, the company or the offer shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of the offer shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the offer shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the offer shares.
Taiwan
The offer shares have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the offer shares in Taiwan.
United Arab Emirates.
The offer shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

United Kingdom
In relation to the United Kingdom, no shares of ordinary shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares of ordinary shares which has been approved by the Financial Conduct Authority in accordance with the UK Prospectus Regulation, except that it may make an offer to the public in the United Kingdom of any offer shares at any time under the following exemptions under the UK Prospectus Regulation: to any legal entity which is a qualified investor as defined under the UK Prospectus Regulation; to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of underwriters for any such offer; or in any other circumstances falling within Article 1(4) of the UK Prospectus Regulation, provided that no such offer of shares of ordinary shares shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
In the United Kingdom, this prospectus supplement is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the offer shares in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.
Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this prospectus supplement or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this prospectus supplement relates to may be made or taken exclusively by relevant persons.
For the purposes of this provision, the expression an “offer to the public” in relation to the Offer shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any Offer shares to be offered so as to enable an investor to decide to purchase or subscribe for any Offer shares, and the expression “UK Prospectus Regulation” means the UK version of Regulation (EU) No 2017/1129 as amended by The Prospectus (Amendment etc.) (EU Exit) Regulations 2019, which is part of UK law by virtue of the European Union (Withdrawal) Act 2018.

TAXATION
Cayman Islands Taxation
The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation, and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or brought within, the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties which are applicable to any payments made by or to our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.
People’s Republic of China Taxation
Although we are incorporated in the Cayman Islands, we may be treated as a PRC resident enterprise for PRC tax purposes under the PRC Enterprise Income Tax Law. The PRC Enterprise Income Tax Law provides that an enterprise established under the laws of a foreign country or region but whose “de facto management body” is located in the PRC is treated as a PRC resident enterprise for PRC tax purposes and consequently subject to the PRC income tax at the rate of 25% on its global income. The implementing rules of the PRC Enterprise Income Tax Law merely define the location of the “de facto management body” as the place where the “organizational body which effectively manages and controls the production and business operation, personnel, accounting, properties and other aspects of operations of an enterprise” is located. Based on a review of surrounding facts and circumstances, we do not believe that MINISO Group Holding Limited should be considered a PRC resident enterprise for PRC tax purposes. However, there is limited guidance and implementation history of the PRC Enterprise Income Tax Law, and if MINISO Group Holding Limited is treated as a PRC resident enterprise for PRC tax purposes, it will be subject to PRC tax on its global income at a uniform tax rate of 25%.
In addition, if the PRC tax authorities determine that MINISO Group Holding Limited is a PRC resident enterprise, PRC income tax at the rate of 10% will generally be applicable to dividends payable by us to investors that are “non-resident enterprises” of the PRC, if such investors do not have an establishment or place of business in the PRC, or if they have such establishment or place of business in the PRC but the relevant income is not effectively connected with such establishment or place of business, to the extent such dividends have their sources within the PRC. Furthermore, any gain realized on the transfer of our ADSs or ordinary shares by such investors would also be subject to PRC income tax at the rate of 10% if such gain is regarded as income derived from sources within the PRC. In each case, such 10% tax rate could be reduced by applicable tax treaties or similar arrangements between China and the jurisdiction of the investor.
Under the PRC Individual Income Tax Law and its implementation rules, dividends from sources within the PRC paid to foreign individual investors that are not PRC residents are generally subject to a PRC withholding tax at the rate of 20% and gains from PRC sources realized by such investors on the transfer of American depositary shares or shares are generally subject to 20% PRC income tax, in each case, subject to any reduction or exemption set forth in applicable tax treaties and similar arrangements and PRC laws.
As most of our operations are located within the PRC, dividends payable by us to you, as well as any gain you may realize from the sale of our ADSs or ordinary shares, may be deemed to be derived from sources within China. As a result, if we are treated as a “resident enterprise” for PRC tax purposes, such dividends and gain may be subject to PRC tax. Any such tax may materially and adversely affect the value of your investment in our ADSs and ordinary shares.
Hong Kong Taxation
In connection with the Hong Kong public offering, we will establish a branch register of members in Hong Kong, or the Hong Kong share register. Dealings in our ordinary shares registered on our Hong Kong share register will be subject to Hong Kong stamp duty. The stamp duty is charged to each of the seller and purchaser at the ad valorem rate of 0.13% of the consideration for, or (if greater) the value of, our ordinary shares transferred. In other words, a total of 0.26% is currently payable on a typical sale and purchase transaction of our ordinary shares. In addition, a fixed duty of HK$5.00 is charged on each instrument of transfer (if required).

To facilitate ADS-ordinary share conversion and trading between the New York Stock Exchange and the Hong Kong Stock Exchange, we also intend to move a portion of our issued ordinary shares from our Cayman Islands share registrar to our Hong Kong share register. It is unclear whether, as a matter of Hong Kong law, the trading or conversion of ADSs constitutes a sale or purchase of the underlying Hong Kong-registered ordinary shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter.
United States Federal Income Tax Considerations
The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our ADSs or ordinary shares by U.S. Holders (as defined below) that will hold our ADSs or ordinary shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon applicable provisions of the Code, Treasury regulations promulgated thereunder (“Regulations”), pertinent judicial decisions and interpretive rulings of the Internal Revenue Service (the “IRS”), all of which are subject to change, possibly with retroactive effect. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular investors in light of their individual investment circumstances, including investors subject to special tax rules (for example, certain financial institutions, insurance companies, broker-dealers, pension plans, regulated investment companies, real estate investment trusts, cooperatives, tax-exempt organizations (including private foundations), partnerships (or other entities or arrangements treated as partnerships for U.S. federal income tax purposes) and their partners, holders who are not U.S. Holders, holders who own (directly, indirectly or constructively) 10% or more of our equity (by vote or value), investors that will hold their ADSs or ordinary shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for U.S. federal income tax purposes, investors that are traders in securities that have elected the mark-to-market method of accounting, investors that have a functional currency other than the U.S. dollar or certain former citizens or long-term residents of the United States), all of whom may be subject to tax rules that differ significantly from those discussed below.
In addition, this discussion does not address any non-U.S., state, local or any U.S. federal estate, gift, alternative minimum tax or Medicare contribution tax considerations. You should consult your tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of owning and disposing of our ADSs or ordinary shares.
General
For the purposes of this discussion, a “U.S. Holder” is a beneficial owner of our ADSs or ordinary shares that is for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created in, or organized under the law of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust that (A) is subject to the primary supervision of a court within the United States and all substantial decisions of which one or more U.S. persons have the authority to control or (B) has a valid election in effect under applicable Regulations to be treated as a U.S. person.
If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our ADSs or ordinary shares, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Partners in a partnership holding our ADSs or ordinary shares should consult their tax advisors regarding the tax considerations of holding and disposing of our ADSs or ordinary shares.
For U.S. federal income tax purposes, a U.S. Holder that holds ADSs will generally be treated as the holder of the underlying ordinary shares represented by those ADSs, and therefore deposits or withdrawals of ordinary shares for ADSs will generally not be subject to U.S. federal income tax. The remainder of this discussion assumes that a U.S. Holder of the ADSs or ordinary shares will be treated in this manner.
Passive Foreign Investment Company Considerations
A non-U.S. corporation, such as our company, will be classified as a passive foreign investment company (a “PFIC”) for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income (the “asset test”). Passive income generally includes dividends, interest, royalties, rents, annuities, and net gains from the sale or exchange of property producing such income. For this purpose, cash is generally categorized as a passive asset and the company’s unbooked intangibles associated with active business activity are taken into account as non-passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.
Based on the current and anticipated value of our assets and the composition of our income and assets (taking into account the expected cash proceeds from this offering), including goodwill and other unbooked intangibles, we do not presently expect to be a PFIC for the current taxable year or the foreseeable future. However, there can be no assurance in this regard because our PFIC status is a factual determination made annually that will depend, in part, upon the value of our assets and the composition of our income and assets. Fluctuations in the market price of our ADSs or ordinary shares may cause us to become a PFIC for the current or subsequent taxable years because the value of our assets for purposes of the asset test, including the value of our goodwill and unbooked intangibles, may be determined by reference to the market price of our ADSs or ordinary shares from time to time (which may be volatile). In particular, recent declines in the market price of our ADSs increased our risk of becoming a PFIC for the current taxable year. The market price of our ADSs may continue to fluctuate considerably and, consequently, we cannot assure you of our PFIC status for any taxable year. In addition, the composition of our income and our assets will be affected by how, and how quickly, we spend our liquid assets, including the proceeds from this offering. Under circumstances where our revenue from activities that produce passive income significantly increases relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming classified as a PFIC may substantially increase.
If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our ADSs or ordinary shares, the PFIC tax rules discussed below under “— Passive Foreign Investment Company Rules” will generally apply to such U.S. Holder for such taxable year and, unless the U.S. Holder makes certain elections, will generally apply in future years even if we cease to be a PFIC. The discussion below under “— Dividends” and “— Sale or Other Disposition of ADSs or Ordinary Shares” assumes that we will not be classified as a PFIC for U.S. federal income tax purposes.
Dividends
Any cash distributions (including the amount of any PRC tax withheld if we are deemed to be a PRC resident enterprise under PRC tax law) paid on our ADSs or ordinary shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in a U.S. Holder’s gross income as dividend income on the day actually or constructively received by such holder, in the case of ordinary shares, or by the depositary, in the case of ADSs. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution paid will generally be treated as dividend income for U.S. federal income tax purposes. Dividends received on our ADSs or ordinary shares will not be eligible for the dividends received deduction allowed to corporations under the Code.
Individuals and other non-corporate U.S. Holders will be subject to tax on any such dividends at the lower capital gains tax rate applicable to “qualified dividend income,” provided that certain conditions are satisfied, including that (i) our ADSs or ordinary shares on which the dividends are paid are readily tradable on an established securities market in the United States, or, in the event that we are deemed to be a PRC resident enterprise under the PRC tax law, we are eligible for the benefits of the U.S.-PRC income tax treaty (the “Treaty”), (ii) we are neither a PFIC nor treated as such with respect to the U.S. Holder (as discussed below) for the taxable year in which the dividend was paid or the preceding taxable year and (iii) certain holding period requirements are met. Our ADSs, but not our ordinary shares, are listed on the New York Stock Exchange so we anticipate that our ADSs should qualify as readily tradable on an established securities market in the United States.
For U.S. foreign tax credit purposes, dividends paid on our ADSs or ordinary shares will generally be treated as income from foreign sources and will generally constitute passive category income. If we are deemed to be a PRC resident enterprise under PRC tax law, a U.S. Holder may be subject to PRC withholding taxes on dividends paid on our ADSs or ordinary shares. Depending on a U.S. Holder’s particular circumstances, such holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any nonrefundable foreign withholding taxes imposed on dividends received on our ADSs or ordinary shares. If a U.S. Holder does not elect to claim a foreign tax credit for foreign tax withheld, such holder is permitted instead to claim a deduction, for U.S. federal income tax purposes, for the foreign tax withheld, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders should consult their tax advisors regarding the availability of the foreign tax credit in their particular circumstances.
Sale or Other Disposition of ADSs or Ordinary Shares
A U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of our ADSs or ordinary shares in an amount equal to the difference, if any, between the amount realized upon the disposition and such holder’s adjusted tax basis in such ADSs or ordinary shares, both determined in U.S. dollars. Any capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in the ADSs or ordinary shares exceeds one year at the time of disposition and such gain or loss will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes, which will generally limit the availability of foreign tax credits Long-term capital gains of individuals and other non-corporate U.S. Holders generally are eligible for a reduced rate of taxation. The deductibility of a capital loss may be subject to limitations.
As described in “Taxation — People’s Republic of China Taxation,” if we are deemed to be a PRC resident enterprise under the Enterprise Income Tax Law, gains from the disposition of our ADSs or ordinary shares may be subject to PRC income tax and will generally be U.S.-source, which may limit the ability to receive a foreign tax credit. If a U.S. Holder is eligible for the benefits of the Treaty, such holder may be able to elect to treat such gain as PRC-source income under the Treaty. Pursuant to recently issued Regulations, however, if a U.S. Holder is not eligible for the benefits of the Treaty or does not elect to apply the Treaty, then such holder may not be able to claim a foreign tax credit arising from any PRC tax imposed on the disposition of our ADSs or ordinary shares. The rules regarding foreign tax credits and deduction of foreign taxes are complex. U.S. Holders should consult their tax advisors regarding the availability of a foreign tax credit or deduction in light of their particular circumstances, including their eligibility for benefits under the Treaty, and the potential impact of the recently issued Regulations.
Passive Foreign Investment Company Rules
If we are a PFIC for any taxable year during which a U.S. Holder holds our ADSs or ordinary shares, such holder will be subject to special tax rules with respect to any “excess distribution” that such holder receives and any gain such holder realizes from a sale or other disposition (including a pledge) of our ADSs or ordinary shares, unless such holder makes a “mark-to-market” election as discussed below. Distributions a U.S. Holder receives in a taxable year that are greater than 125% of the average annual distributions such holder received during the shorter of the three preceding taxable years or such holder’s holding period for the ADSs or ordinary shares will be treated as an excess distribution. Under these special tax rules:
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the excess distribution or gain will be allocated ratably over such holder’s holding period for the ADSs or ordinary shares;

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amounts allocated to the current taxable year and any taxable years in such holder’s holding period prior to the first taxable year in which we are classified as a PFIC (a “pre-PFIC year”) will be taxable as ordinary income; and

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amounts allocated to each prior taxable year, other than the current taxable year or a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to such holder for that year, and such amounts will be increased by an additional tax equal to interest on the resulting tax deemed deferred with respect to such years.

Alternatively, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock of a PFIC to elect out of the tax treatment discussed in the preceding paragraph. If a U.S. Holder makes a valid mark-to-market election for the ADSs or ordinary shares, such holder will include in income for each year that we are a PFIC an amount equal to the excess, if any, of the fair market value of the ADSs or ordinary shares as of the close of such holder’s taxable year over such holder’s adjusted basis in such ADSs or ordinary shares. The U.S. Holder will be allowed a deduction for the excess, if any, of the adjusted basis of the ADSs or ordinary shares over their fair market value as of the close of the taxable year. However, deductions will be allowable only to the extent of any net mark-to-market gains on the ADSs or ordinary shares included in the U.S. Holder’s income for prior taxable years. Amounts included in the U.S. Holder’s income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ADSs or ordinary shares in a year that we are a PFIC, will be treated as ordinary income. Ordinary loss treatment will also apply to the deductible portion of any mark-to-market loss on the ADSs or ordinary shares, as well as to any loss realized on the actual sale or disposition of the ADSs or ordinary shares in a year that we are a PFIC, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included in income for such ADSs or ordinary shares. A U.S. Holder’s basis in the ADSs or ordinary shares will be adjusted to reflect any such gain or loss amounts. If a U.S. Holder makes a mark-to-market election, tax rules that apply to distributions by corporations that are not PFICs would apply to distributions by us (except that the lower applicable capital gains rate would not apply). If a U.S. Holder makes a valid mark-to-market election, and we subsequently cease to be classified as a PFIC, such holder will not be required to take into account the mark-to-market income or loss described above during any period during which we are not classified as a PFIC.
The mark-to-market election is available only for “marketable stock” which is stock that is traded other than in de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market, as defined in applicable Regulations. Our ADSs are listed on the New York Stock Exchange, which is a qualified exchange for these purposes, and, consequently, assuming that the ADSs are regularly traded, it is expected that the mark-to-market election will be available to U.S. Holders of ADSs if we are or become a PFIC. However, there can be no assurance that our ADSs will continue to be regularly traded on a qualified exchange in later years. We have obtained approval-in-principle to list our ordinary shares on the Hong Kong Stock Exchange, which must meet certain trading, listing, financial disclosure and other requirements to be treated as a qualified exchange for these purposes, and no assurance can be given that our ordinary shares will be regularly traded for purposes of the mark-to-market election.
Because a mark-to-market election cannot be technically made for any lower-tier PFICs that we may own (as discussed below), a U.S. Holder may continue to be subject to the general PFIC rules with respect to such holder’s indirect interest in any investment held by us that is treated as an equity interest in a PFIC for U.S. federal income tax purposes.
We do not intend to provide the information necessary for U.S. Holders to make qualified electing fund elections, which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above.
If we are a PFIC for any taxable year during which a U.S. Holder holds our ADSs or ordinary shares and any of our non-U.S. subsidiaries are also PFICs, such holder will be treated as owning a proportionate amount (by value) of the shares of each such non-U.S. subsidiary classified as a PFIC for purposes of the application of these rules.
If we are classified as a PFIC, a U.S. Holder must generally file an annual report with the IRS. U.S. Holders should consult their tax advisors concerning the U.S. federal income tax considerations of owning and disposing of our ADSs or ordinary shares if we are or become a PFIC, including the unavailability of a qualified electing fund election, the possibility of making a mark-to-market election and the annual PFIC filing requirements, if any.

LEGAL MATTERS
We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain legal matters as to United States federal securities law and New York State law. We are being represented by Skadden, Arps, Slate, Meagher & Flom with respect to certain legal matters as to Hong Kong law. The underwriters are being represented by Sidley Austin with respect to certain legal matters as to United States federal securities law, New York State law, and Hong Kong law. The validity of the ordinary shares offered in the Global Offering will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by JunHe LLP and for the underwriters by Zhong Lun Law Firm. Skadden, Arps, Slate, Meagher & Flom LLP and Skadden, Arps, Slate, Meagher & Flom may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and JunHe LLP with respect to matters governed by PRC law. Sidley Austin may rely upon Zhong Lun Law Firm with respect to matters governed by PRC law.

EXPERTS
The consolidated financial statements of MINISO Group Holding Limited as of June 30, 2020 and 2021, and for each of the years in the three-year period ended June 30, 2021, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Huazhen LLP, independent registered public accounting firm, incorporation by reference herein, and upon the authority of said firm as experts in auditing and accounting.
The offices of KPMG Huazhen LLP are located at the 21st Floor, CTF Finance Centre, 6 Zhujiang East Road, Guangzhou, Guangdong Province, People’s Republic of China.

PROSPECTUS
MINISO Group Holding Limited
Class A Ordinary Shares
We may from time to time in one or more offerings offer and sell our Class A ordinary shares, including Class A ordinary shares represented by American depositary shares, or ADSs.
In addition, from time to time, selling shareholders to be named in a prospectus supplement may offer and sell our Class A ordinary shares or ADSs held by them. The selling shareholders (if any) may sell our Class A ordinary shares or ADSs through public or private transactions at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of our Class A ordinary shares or ADSs by selling shareholders.
We will provide specific terms of any offering in one or more supplements to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.
These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any options to purchase additional securities held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” beginning on page 30 of this prospectus.
The ADSs are listed on the New York Stock Exchange under the symbol “MNSO.” On March 30, 2022, the last reported sale price of the ADSs on the New York Stock Exchange was US$8.09 per ADS.
Investing in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” starting on page 5 of this prospectus, included in any prospectus supplement or in the documents incorporated by reference into this prospectus before you invest in our securities.
This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. The names of any underwriters will be stated in the applicable prospectus supplement.
Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 31, 2022

You should rely only on the information contained or incorporated by reference into this prospectus, in the applicable prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference into this prospectus and any prospectus supplement or in any free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS
We are a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC. By using an automatic shelf registration statement, we or any selling shareholder may, at any time and from time to time, sell the securities described in this prospectus in one or more offerings. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.
You should carefully read this document and any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read on the SEC’s website as described under “Where You Can Find More Information About Us.”
In this prospectus, unless otherwise indicated or unless the context otherwise requires:
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“ADSs” refers to our American depositary shares, each of which represents four Class A ordinary shares;

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“China” or “PRC” refers to the People’s Republic of China, excluding, for the purpose of this prospectus only, Taiwan, Hong Kong, and Macau;

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“shares” or “ordinary shares” refers to our Class A and Class B ordinary shares, par value US$0.00001 per share;

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“we,” “us,” “our company” and “our” refer to MINISO Group Holding Limited, a Cayman Islands exempted company and its subsidiaries; and

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all references to “RMB” or “renminbi” are to the legal currency of China, and all references to “$,” “dollars,” “US$” and “U.S. dollars” are to the legal currency of the United States.

References in any prospectus supplement to “the accompanying prospectus” are to this prospectus and to “the prospectus” are to this prospectus and the applicable prospectus supplement taken together.
We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference in this prospectus may contain forward-looking statements that reflect our current or then-current expectations and views of future events. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.
You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements about:
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our mission, goals and strategies;

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our future business development, financial conditions and results of operations;

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the expected growth of the retail market and the market of branded variety retail of lifestyle products in China and globally;

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our expectations regarding demand for and market acceptance of our products;

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our expectations regarding our relationships with consumers, suppliers, MINISO Retail Partners, local distributors, and our other business partners;

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competition in our industry; and

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relevant government policies and regulations relating to our business and our industry.

The forward-looking statements included in this prospectus, the documents incorporated by reference herein, and any prospectus supplement are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in the documents incorporated by reference in this prospectus or in any accompanying prospectus supplement. Moreover, we operate in an evolving environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
We would like to caution you not to place undue reliance on these forward-looking statements and you should read these statements in conjunction with the risk factors disclosed in the documents incorporated by reference in this prospectus or in any accompanying prospectus supplement for a more complete discussion of the risks of an investment in our securities and other risks outlined in our other filings with the SEC. The forward-looking statements included in this prospectus or incorporated by reference into this prospectus are made only as of the date of this prospectus or the date of the incorporated document, and we do not undertake any obligation to update the forward-looking statements except as required under applicable law.

OUR COMPANY
Overview
We are a fast-growing global retailer offering a variety of design-led lifestyle products. Within nine years since we opened our first store in China in 2013, we have successfully incubated two brands — MINISO and TOP TOY. In 2021, the aggregate GMV of products sold through our MINISO network reached approximately RMB 18.0 billion (US$2.8 billion), making us the largest global branded variety retailer of lifestyle products according to the Frost & Sullivan Report. TOP TOY, a new brand we launched in December 2020 to pioneer the concept of pop toy collection stores, achieved a GMV of RMB 374.4 million in 2021, ranking in the top three among major companies in the pop toy industry in China for whom branded offline stores are one of the primary sources of GMV, according to the same source.
We have built our flagship brand “MINISO” as a globally recognized retail brand and established a massive store network worldwide. According to the Frost & Sullivan Report, we had the most extensive global store network in the global branded variety retail industry in terms of number of countries and regions entered as of December 31, 2021, which encompassed over 5,000 MINISO stores, including over 3,100 MINISO stores in China and approximately 1,900 MINISO stores overseas. As of December 31, 2021, we had entered approximately 100 countries and regions throughout the world.
Observing an emerging pop toy culture, we leveraged our extensive retail know-how, supply chain capabilities, and established platform to launch the “TOP TOY” brand with the strategic goal of entering into the largely untapped pop toy market and eventually building one of the world’s largest and most comprehensive platforms of pop toys. We believe that our “TOP TOY” brand is highly complementary to our “MINISO” brand, as it caters to a broader consumer demographic with a much wider product price range and higher average order value. Our experience as a leading global retailer has helped us realize our strategic goal with TOP TOY and make rapid headway in the pop toy market in China. We had a total of 89 TOP TOY stores as of December 31, 2021, which ranked third among major brands in China’s pop toy market as of December 31, 2021, according to the Frost & Sullivan Report.
Aesthetically pleasing design, quality, and affordability are at the core of every MINISO product we deliver, and we continually and frequently roll out MINISO products of these qualities. In the fiscal year ended June 30, 2021, we launched an average of about 550 SKUs under the “MINISO” brand per month, and offered consumers a wide selection of over 8,800 core SKUs, the vast majority of which are under the “MINISO” brand. Our MINISO product offering spans across 11 major categories, including home decor, small electronics, textile, accessories, beauty tools, toys, cosmetics, personal care, snacks, fragrance and perfumes, and stationery and gifts. In comparison to our MINISO products, our TOP TOY products much more frequently feature IPs we incubate in-house or co-develop with independent design artists, whom we empower with timely consumer insights derived from our data analytics capabilities. Under the TOP TOY brand, we offered around 4,600 SKUs as of December 31, 2021 across 8 major categories, including blind boxes, toy bricks, model figures, model kits, collectible dolls, Ichiban Kuji, sculptures, and other popular toys.
For more information about our company, please see “Item 4. Information on the Company” in our 2021 Form 20-F, which is incorporated in this prospectus by reference, and any accompanying prospectus supplement before investing in any securities that may be offered pursuant to this prospectus.

CORPORATE INFORMATION
Our principal executive offices are located at 25F, Heye Plaza, No. 486, Kangwangzhong Road, Liwan District, Guangzhou 510140, Guangdong Province, People’s Republic of China. Our telephone number at this address is +86 20 3622 8788. Our registered office in the Cayman Islands is located at P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands. We have appointed Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States in connection with offerings of securities registered by the registration statement of which this prospectus is a part.
The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. You can also find information on our website at http://ir.miniso.com. The information contained on our website is not a part of this prospectus.

RISK FACTORS
Please see the factors set forth under “Item 3. Key Information — D. Risk Factors” in our 2021 Form 20-F, which is incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and any accompanying prospectus supplement before investing in any securities that may be offered pursuant to this prospectus.
Please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).
The specific allocations of the proceeds we receive from the sale of our securities will be described in the applicable prospectus supplement(s).

DESCRIPTION OF SHARE CAPITAL
We are a Cayman Islands company and our affairs are governed by our memorandum and articles of association, as amended from time to time, the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of the Cayman Islands.
As of the date of this prospectus, our authorized share capital is US$100,000 divided into 10,000,000,000 shares comprising of (i) 9,000,000,000 Class A ordinary shares of a par value of US$0.00001 each, (ii) 500,000,000 Class B ordinary shares of a par value of US$0.00001 each and (iii) 500,000,000 shares of a par value of US$0.00001 each of such class or classes (however designated) as the board of directors may determine in accordance with our second amended and restated memorandum and articles of association.
The following are summaries of material provisions of our second amended and restated memorandum and articles of association and of the Companies Act, insofar as they relate to the material terms of our ordinary shares.
Ordinary Shares
Objects of Our Company. Under our memorandum and articles of association, the objects of our company are unrestricted and we have the full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.
Dividends.   Our directors may from time to time declare dividends (including interim dividends) and other distributions on our shares in issue and authorize payment of the same out of the funds of our company lawfully available therefor. In addition, our shareholders may declare dividends by ordinary resolution, but no dividend shall exceed the amount recommended by our directors. Our memorandum and articles of association provide that dividends may be declared and paid out of the funds of our Company lawfully available therefor. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.
Ordinary Shares.   Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of our Class A ordinary shares and Class B ordinary shares will have the same rights except for voting and conversion rights. Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.
Conversion.   Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon (a) any direct or indirect sale, transfer, assignment, or disposition of such number of Class B Ordinary Shares by the holder thereof or the direct or indirect transfer or assignment of the voting power attached to such number of Class B Ordinary Shares through voting proxy or otherwise to any person that is not an Affiliate (as defined under the memorandum and articles of association) of such holder; or (b) the direct or indirect sale, transfer, assignment, or disposition of a majority of the issued and outstanding voting securities of, or the direct or indirect transfer, assignment, or disposition of the voting power attached to such voting securities through voting proxy or otherwise, or the direct or indirect sale, transfer, assignment, or disposition of all or substantially all of the assets of, a holder of Class B Ordinary Shares that is an entity to any person that is not an Affiliate of such holder, such Class B ordinary shares shall be automatically and immediately converted into the same number of Class A ordinary shares.
Voting Rights.   In respect of all matters subject to a shareholders’ vote, each holder of Class A ordinary shares is entitled to one vote per share and each holder of Class B ordinary shares is entitled to three votes per share on all matters subject to vote at our general meetings. Our Class A ordinary shares and Class B ordinary shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any one shareholder holding not less than 10% of the votes attaching to the shares present in person or by proxy.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the issued and outstanding ordinary shares cast at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.
General Meetings of Shareholders.   As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.
Shareholders’ general meetings may be convened by the chairman of our board of directors or by our directors (acting by a resolution of our board). Advance notice of at least seven days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, one or more of our shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to all of our shares in issue and entitled to vote at such general meeting.
The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association provide that upon the requisition of any one or more of our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to all issued and outstanding shares of our company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.
Transfer of Ordinary Shares.   Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.
Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:
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the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

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the instrument of transfer is in respect of only one class of ordinary shares;

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the instrument of transfer is properly stamped, if required;

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in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

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a fee of such maximum sum as the NYSE may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.
The registration of transfers may, on ten calendar days’ notice being given by advertisement in such one or more newspapers, by electronic means or by any other means in accordance with the rules of the NYSE be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation.   On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.
Calls on Shares and Forfeiture of Shares.   Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.
Redemption, Repurchase and Surrender of Shares.   We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by our shareholders by special resolution. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (i) unless it is fully paid up, (ii) if such redemption or repurchase would result in there being no shares outstanding, or (iii) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.
Variations of Rights of Shares.   Whenever the capital of our company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the consent in writing of the holders of all of the issued shares of that class or with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pan passu with or subsequent to them or the redemption or purchase of any shares of any class by our company. The rights of the holders of shares shall not be deemed to be varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.
Issuance of Additional Shares.   Our memorandum and articles of association authorize our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares, without the need for any approval or consent from our shareholders.
Our memorandum and articles of association also authorize our board of directors, without the need for any approval or consent from our shareholders, to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including:
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the designation of the series;

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the number of shares of the series;

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the dividend rights, dividend rates, conversion rights, voting rights; and

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the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares, without the need for any approval or consent from, or other action by, our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Inspection of Books and Records.   Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than copies of our memorandum and articles of association, our register of mortgages and charges and any special resolutions passed by our shareholders). However, we intend to provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”
Anti-Takeover Provisions.   Some provisions of our memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:
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authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

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limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.
Exempted Company.   We are an exempted company incorporated with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:
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does not have to file an annual return of its shareholders with the Registrar of Companies;

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is not required to open its register of members for inspection;

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does not have to hold an annual general meeting;

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may issue negotiable or bearer shares or shares with no par value;

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may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

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may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

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may register as a limited duration company; and

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may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).
Exclusive forum.   Unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum within the United States for the resolution of any complaint asserting a cause of action arising under the Securities Act and the Exchange Act. Any person or entity purchasing or otherwise acquiring any of our shares, ADSs or other securities shall be deemed to have notice of and consented to the provisions of our post-offering articles of association. See “Item 3. Key Information — D. Risk Factors — Risks Related to the ADSs — Forum selection provisions in our memorandum and articles of association and our deposit agreement with the depositary bank could limit the ability of holders of our Class A ordinary shares, ADSs or other securities to obtain a favorable judicial forum for disputes with us, our directors and officers, the depositary bank, and potentially others.”
Registered Office and Objects
Our registered office in the Cayman Islands is located at the offices of Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands, or at such other location within the Cayman Islands as our directors may from time to time decide. The objects for which our company is established are unrestricted and we have full power and authority to carry out any object not prohibited by the Companies Act or any other law of the Cayman Islands.
Board of Directors
Our board of directors consists of six directors. A director is not required to hold any shares in our company by way of qualification. A director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with our company is required to declare the nature of his interest at a meeting of our directors. Subject to the NYSE rules and disqualification by the chairman of the relevant board meeting, a director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he or she may be interested therein, and if he or she does so his or her vote shall be counted and he and she shall be counted in the quorum at any meeting of our directors at which any such contract or transaction or proposed contract or transaction is considered. Our directors may exercise all the powers of our company to raise or borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof, to issue debentures, debenture stock, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of our company or of any third party.
We have established three committees under the board of directors: an audit committee, a compensation committee, and a nominating and corporate governance committee. We have adopted a charter for each of the three committees.
Differences in Corporate Law
The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.
Mergers and Similar Arrangements.   The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.
A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.
The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.
Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.
Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:
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the statutory provisions as to the required majority vote have been met;

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the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

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the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

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the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.
If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.
Shareholders’ Suits.   In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:
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a company acts or proposes to act illegally or ultra vires (and is therefore incapable of ratification by the shareholders);

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the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

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those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability.   Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provide that that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including, without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with each of our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our memorandum and articles of association.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Directors’ Fiduciary Duties.   Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.
As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company-a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to exercise the skill they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.
Shareholder Action by Written Consent.   Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our memorandum and articles of association provide that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.
Shareholder Proposals.   Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders; provided that it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association allow any one or more of our shareholders holding shares which carry in aggregate not less than one-third of the total number votes attaching to all issued and the outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our memorandum and articles of association do not provide our shareholders other right to put proposal before a meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.
Cumulative Voting.   Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our memorandum and articles of association do not provide for cumulative voting.
Removal of Directors.   Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the issued and outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; or (v) is removed from office pursuant to any other provisions of our memorandum and articles of association.
Transactions with Interested Shareholders.   The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.
Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.
Dissolution; Winding Up.   Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by either an order of the courts of the Cayman Islands or by the board of directors.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.
Variation of Rights of Shares.   Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, if our share capital is divided into more than one class of shares, the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the consent in writing of the holders of all of the issued shares of that class or with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by our company. The rights of the holders of shares shall not be deemed to be varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.
Amendment of Governing Documents.   Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our memorandum and articles of association may only be amended with a special resolution of our shareholders.
Rights of Non-Resident or Foreign Shareholders. There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association that require our company to disclose shareholder ownership above any particular ownership threshold.
History of Securities Issuances
The following is a summary of our securities issuances in the past three years:
Ordinary Shares
On January 7, 2020, Miniso Group Holding Limited issued one ordinary share at par value to Mapcal Limited. Such one ordinary share was transferred to Mini Investment Limited, a company ultimately wholly owned by Mr. Guofu Ye, on the same day.
On January 16, 2020, we issued (a) 328,290,481 ordinary shares to Mini Investment Limited for a consideration of US$6.6 million, (b) 218,860,321 ordinary shares to YGF MC LIMITED, a company wholly owned by Mr. Guofu Ye, for a consideration of US$4.4 million, (c) 257,849,197 ordinary shares to YYY MC LIMITED, a company wholly owned by Ms. Yunyun Yang, for a consideration of US$5.2 million, and (d) 60,591,398 ordinary shares to LMX MC LIMITED, a company wholly owned by Mr. Minxin Li, for a consideration of US$1.2 million.
On January 16, 2020, we also issued at par value per share 31,618,125 ordinary shares to MCYP Management Limited, an employee share incentive platform.
On January 16, 2020, we also issued at US$0.036 per share (a) 8,634,248 ordinary shares to MCYP Grand Management Limited, an employee share incentive platform, (b) 11,979,800 ordinary shares to DN MC LIMITED, an employee share incentive platform holding restricted shares granted to Ms. Na Dou, (c) 8,214,500 ordinary shares to LWG MC LIMITED, an employee share incentive platform holding restricted shares granted to Mr. Weiguo Liu, (d) 7,898,800 ordinary shares to ZSY MC LIMITED, an employee share incentive platform holding restricted shares granted to Mr. Saiyin Zhang, (e) 7,781,900 ordinary shares to MYT MC LIMITED, an employee share incentive platform holding restricted shares granted to Mr. Yutao Ma, (f) 6,484,800 ordinary shares to HZ MC LIMITED, an employee share incentive platform holding restricted shares granted to Mr. Zheng Huang, (g) 5,749,800 ordinary shares to LBF MC LIMITED, an employee share incentive platform holding restricted shares granted to Mr. Baifan Long,

(h) 7,441,000 ordinary shares to MCYP Fortune Management Limited, an employee share incentive platform, (i) 5,994,100 ordinary shares to MCYP Great Management Limited, an employee share incentive platform, (j) 5,106,500 ordinary shares to MCYP Evergreen Management Limited, an employee share incentive platform, and (k) 4,139,800 ordinary shares to MCYP Forever Management Limited, an employee share incentive platform.
In October 2020, we issued and sold a total of 121,600,000 Class A ordinary shares represented by ADSs at a public offering price of US$20.00 per ADS at our initial public offering, and issued and sold an additional 9,664,748 Class A ordinary shares represented by ADSs at US$18.90 per ADS at the closing of the over-allotment option exercised by the underwriters.
Preferred Shares
On February 14, 2020, we issued (i) 58,833,418 series A preferred shares to HH SPR-XIV Holdings Limited for a consideration of U.S. dollar equivalent of RMB491,518,431, (ii) 41,183,394 series A preferred shares to Tencent Mobility Limited for a consideration of US dollar equivalent of RMB350,000,000, and (iii) 17,650,024 series A preferred shares to Easy Land Limited for a consideration of US dollar equivalent of RMB150,000,000.
Upon the completion of our initial public offering, all preferred shares that were issued and outstanding at the time were converted into our Class A ordinary shares on a one-for-one basis.
Option Grants
We have granted options to purchase our Class A ordinary shares to certain of our directors, executive officers and employees. See “Item 6. Directors, Senior Management and Employees — B. Compensation of Directors and Executive Officers — 2020 Share Incentive Plan” in our annual report on Form 20-F for the fiscal year ended June 30, 2021, which is incorporated in this prospectus by reference.
Shareholders Agreements
We entered into a shareholder agreement on February 26, 2020 with our shareholders, consisting of holders of ordinary shares and holders of Series A preferred shares. The shareholders agreement provides for certain shareholders’ rights, including rights of first refusal and rights of co-sale, preemptive rights, redemption rights, liquidation preference, information and inspection rights, and contains provisions governing our board of directors and other corporate governance matters. These special rights, as well as the corporate governance provisions, terminated immediately after the completion of our initial public offering in October 2020.
Registration Rights
Under this shareholders agreement, we have also granted certain registration rights to holders of our Series A preferred shares. Set forth below is a description of such registration rights.
Demand Registration Rights.   If, at any time following the earlier of 180 days after the effective date of the registration statement of our initial public offering, we receive a request from holders of registrable securities holding at least 5% of the registrable securities then outstanding requesting us to effect a registration of the registrable securities under the Securities Act of such requesting shareholder’s registrable securities where the anticipated gross proceeds (before the deduction of any discounts or commissions) would be at least US$200 million, then we need to promptly give notice of such requested registration to the other shareholders and thereupon shall use our reasonable best efforts to effect, as expeditiously as possible, the registration under the Securities Act of all registrable securities for which the requesting shareholder has requested registration and all other registrable securities that other shareholders requested us to register. If the number of registrable securities requested to be included in such registration (including any securities that we proposes to be included that are not registrable securities) exceeds the largest number of shares that can be sold without having an adverse effect on such offering, the amount of securities that will actually be included in the registration will follow a priority list agreed by our shareholders and us. We are not be obligated to effect more than a total of three demand registrations and in no event shall we be required to effect more than one demand registration within any six-month period. We shall pay all registration expenses in connection with each demand registration.

Piggyback Registration Rights.   If, at any time following 180 days after the effective date of the registration statement of our initial public offering, we propose to register any of our securities under the Securities Act, we shall at each such time give prompt notice to each holder of registrable securities at least 20 business days prior to the anticipated filing date of the registration statement relating to such registration, offering such shareholder(s) the opportunity to include in such registration statement the number of registrable securities such shareholder(s) may request. Upon the request of any such shareholder(s) made within five business days after the receipt of notice from us, we shall use our reasonable best efforts to effect the registration under the Securities Act of all registrable securities that we have been so requested to register by all such shareholders. If the number of registrable securities that we and such shareholders intend to include in such registration exceeds the largest number of shares that can be sold without having an adverse effect on such offering, the amount of securities that will actually be included in the registration will follow a priority list agreed by our shareholders and us. Holders of registrable securities may make unlimited number of requests to register registrable securities under this piggyback registration. We shall pay all registration expenses in connection with each piggyback registration.
Termination of Registration Rights.   The registration rights will terminate with respect to any holder of registrable securities upon the earliest of: (i) the date of the completion of a liquidation event, (ii) when all registrable securities held by that shareholder may be sold without restriction under Rule 144(k) within a 90-day period, (iii) the date that is the fifth anniversary following the completion of our initial public offering, and (iv) another date as may be mutually agreed in writing by us and that holder of registrable securities.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
American Depositary Shares
The Bank of New York Mellon, as depositary, will register and deliver American Depositary Shares, also referred to as ADSs. Each ADS will represent four Class A ordinary shares (or a right to receive four Class A ordinary shares) deposited with The Hongkong and Shanghai Banking Corporation Limited, as custodian for the depositary in Hong Kong. Each ADS will also represent any other securities, cash or other property that may be held by the depositary. The deposited shares together with any other securities, cash or other property held by the depositary are referred to as the deposited securities. The depositary’s office at which the ADSs will be administered and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.
You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.
Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.
As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.
The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. For directions on how to obtain copies of those documents see “Where You Can Find Additional Information.”
Dividends and Other Distributions
How will you receive dividends and other distributions on the shares?
The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.
Cash.   The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.
Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “Taxation.” The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.

Shares.   The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.
Rights to purchase additional shares.   If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to. The depositary will also need to receive satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.
Other Distributions.   The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.
The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.
Deposit, Withdrawal and Cancellation
How are ADSs issued?
The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.
How can ADS holders withdraw the deposited securities?
You may surrender your ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. However, the depositary is not required to accept surrender of ADSs to the extent it would require delivery of a fraction of a deposited share or other security. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?
You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.
Voting Rights
How do you vote?
ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of the Cayman Islands and the provisions of our articles of association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders or as described in the following sentence. If we asked the depositary to solicit your instructions at least 40 days before the meeting date but the depositary does not receive voting instructions from you by the specified date and we confirm to the depositary that:
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we wish to receive a discretionary proxy to vote uninstructed Class A ordinary shares;

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as of the instruction date we reasonably do not know of any substantial shareholder opposition to the proxy item(s); and

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the proxy item(s) is not materially adverse to the interests of shareholders,

then the depositary will consider you to have authorized and directed it to give a discretionary proxy to a person designated by us to vote the number of deposited securities represented by your ADSs as to the proxy item(s).
If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.
Except by instructing the depositary as described above, you won’t be able to exercise voting rights unless you surrender your ADSs and withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.
We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if your shares are not voted as you requested.
In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 40 days in advance of the meeting date.

Fees and Expenses
Persons depositing or withdrawing shares or ADS holders must pay:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)
Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property
Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$.05 (or less) per ADS	Any cash distribution to ADS holders
A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders
$.05 (or less) per ADS per calendar year	Depositary services
Registration or transfer fees	Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares
Expenses of the depositary	Cable (including SWIFT) and facsimile transmissions (when expressly provided in the deposit agreement) Converting foreign currency to U.S. dollars
Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary
Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary
The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.
From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.
The depositary may convert currency itself or through any of its affiliates, or the custodian or we may convert currency and pay U.S. dollars to the depositary. Where the depositary converts currency itself or through any of its affiliates, the depositary acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained by it or its affiliate in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligation to act without negligence or bad faith. The methodology used to determine exchange rates used in currency conversions made by the depositary is available upon request. Where the custodian converts currency, the custodian has no obligation to obtain the most favorable rate that could be obtained at the time or to ensure that the method by which that rate will be determined will be the most favorable to ADS holders, and the depositary makes no representation that the rate is the most favorable rate and will not be liable for any direct or indirect losses associated with the rate. In certain instances, the depositary may receive dividends or other distributions from us in U.S. dollars that represent the proceeds of a conversion of foreign currency or translation from foreign currency at a rate that was obtained or determined by or on behalf of us and, in such cases, the depositary will not engage in, or be responsible for, any foreign currency transactions and neither it nor we make any representation that the rate obtained or determined by us is the most favorable rate and neither it nor we will be liable for any direct or indirect losses associated with the rate.
Payment of Taxes
You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.
Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities
The depositary will not tender deposited securities in response to any voluntary tender or exchange offer unless instructed in writing to do so by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.
If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.
If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.
If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may ask you to surrender your outstanding ADRs in exchange for new ADRs representing the new deposited securities.
If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender of those ADSs or cancel those ADSs upon notice to the ADS holders.
Amendment and Termination
How may the deposit agreement be amended?
We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, cable (including SWIFT) or facsimile transmission costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.
How may the deposit agreement be terminated?
The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if
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90 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

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we delist the ADSs from an exchange in the United States on which they were listed and, 30 days after the delisting, do not list the ADSs on another exchange in the United States or make arrangements for trading of ADSs on the U.S. over-the-counter market;

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we appear to be insolvent or enter insolvency proceedings;

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all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

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there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

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there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.
After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind that have not settled if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.
Limitations on Obligations and Liability
Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs
The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:
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are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

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are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its ability to prevent or counteract with reasonable care or effort from performing our or its obligations under the deposit agreement;

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are not liable if we or it exercises discretion permitted under the deposit agreement;

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are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

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have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

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may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person;

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are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

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the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.
Requirements for Depositary Actions
Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:
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payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

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satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

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compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.
Your Right to Receive the Shares Underlying your ADSs
ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:
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when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares;

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when you owe money to pay fees, taxes and similar charges; or

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when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.
Direct Registration System
In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.
In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.
Shareholder communications; inspection of register of holders of ADSs
The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business, the deposit agreement or the ADSs.
Jury Trial Waiver
The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law. You will not, by agreeing to the terms of the deposit agreement, be deemed to have waived our or the depositary’s compliance with U.S. federal securities laws or the rules and regulations promulgated thereunder.
Jurisdiction and Arbitration
The laws of the State of New York govern the deposit agreement and the ADSs and we have agreed with the depositary that the United States District Court for the Southern District of New York (or, if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute, state courts in New York County, New York) shall have exclusive jurisdiction to hear and determine any dispute arising from or relating in any way to the deposit agreement. In addition, we have also agreed with the depositary that any controversy, claim or cause of action brought by any party of the deposit agreement against us arising out of or relating to, among other things, the ADSs or the deposit agreement, or the breach hereof or thereof, may be settled by arbitration in accordance with the International Arbitration Rules of the American Arbitration Association. The arbitration provisions of the deposit agreement do not preclude you from pursuing claims under the Securities Act or the Exchange Act in the United States District Court for the Southern District of New York (or such state courts if the United States District Court for the Southern District of New York lacks subject matter jurisdiction).

ENFORCEABILITY OF CIVIL LIABILITIES
Cayman Islands
We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as:
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political and economic stability,

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an effective judicial system,

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a favorable tax system,

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the absence of foreign exchange control or currency restrictions, and

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the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include but are not limited to:
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the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

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Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.
A majority of our assets and operations are located in China. All of our directors and officers are nationals or residents of jurisdictions other than the United States and substantially all of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these individuals, or to bring an action against us or these individuals in the United States, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.
We have appointed Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.
Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.
Maples and Calder (Hong Kong) LLP has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands will, at common law, recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without any re-examination of the merits of the underlying dispute based on the principle that the judgment of the competent foreign court imposes upon the judgment debtor a liability to pay a liquidated sum for which such judgment has been given, provided such judgment (i) is final and conclusive, (ii) is not in respect of taxes, a fine or a penalty, and (iii) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
PRC
JunHe LLP, our counsel as to PRC law, has advised us that there is uncertainty as to whether the courts of China would:
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recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

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entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

JunHe LLP has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against a company in China for disputes relating to contracts or other property interests if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. It will be, however, difficult for U.S. shareholders to originate actions against us in the PRC in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding the ADSs or ordinary shares, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

TAXATION
Certain income tax considerations relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

SELLING SHAREHOLDERS
Selling shareholders to be named in a prospectus supplement may, from time to time, offer and sell Class A ordinary shares of our company held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling shareholders may sell Class A ordinary shares to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See “Plan of Distribution.” Such selling shareholders may also sell, transfer or otherwise dispose of Class A ordinary shares in transactions exempt from the registration requirements of the Securities Act.
If any selling shareholder is to offer and sell Class A ordinary shares pursuant to this prospectus, we will provide you with a prospectus supplement that sets forth the name of each such selling shareholder and the number of Class A ordinary shares beneficially owned by each such selling shareholder. The prospectus supplement also will disclose whether any of the selling shareholders have held any position or office with, have been employed by, or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION
We or the selling shareholders named in the applicable prospectus supplement may sell the securities described in this prospectus from time to time in one or more transactions, including without limitation:
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to or through underwriters, brokers or dealers;

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through agents;

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on any national exchange on which the securities offered by this prospectus are listed or any automatic quotation system through which the securities may be quoted;

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through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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directly to one or more purchasers in negotiated sales or competitively bid transactions; or

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through a combination of any of these methods.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.
We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
We or the selling shareholders named in the applicable prospectus supplement may sell the securities offered by this prospectus at:
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a fixed price or prices, which may be changed;

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market prices prevailing at the time of sale;

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prices related to such prevailing market prices; or

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negotiated prices.

We or the selling shareholders named in the applicable prospectus supplement may solicit offers to purchase the securities directly from the public from time to time. We or the selling shareholders named in the applicable prospectus supplement may also designate agents from time to time to solicit offers to purchase securities from the public on our or their behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions to be paid to the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act From time to time, we or the selling shareholders named in the applicable prospectus supplement may sell securities to one or more dealers as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public. We or the selling shareholders named in the applicable prospectus supplement may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we or the selling shareholders named in the applicable prospectus supplement sell securities to underwriters, we or the selling shareholders named in the applicable prospectus supplement will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us or the selling shareholders named in the applicable prospectus supplement in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us or the selling shareholders named in the applicable prospectus supplement, to indemnification by us or the selling shareholders named in the applicable prospectus supplement against civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make.
The applicable prospectus supplement will describe the terms of the offering of the securities, including the following:
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the name of the agent or any underwriters;

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the public offering or purchase price;

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any discounts and commissions to be allowed or paid to the agent or underwriters;

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all other items constituting underwriting compensation;

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any discounts and commissions to be allowed or paid to dealers; and

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any exchanges on which the securities will be listed.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
We may pay expenses incurred with respect to the registration of shares owned by any selling shareholders.
The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, MINISO Group Holding Limited and its subsidiaries. In addition, we may offer securities to or through our affiliates, as underwriters, dealers or agents. Our affiliates may also offer the securities in other markets through one or more selling agents, including one another. If so indicated in an applicable prospectus supplement, we will authorize dealers or other persons acting as our agent to solicit offers by some institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
Unless otherwise indicated in an applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.
The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS
We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain legal matters as to United States federal securities and New York State law. Certain legal matters in connection with any offering made pursuant to this prospectus will be passed upon for the underwriters by a law firm named in the applicable prospectus supplement. The validity of the Class A ordinary shares offered in any offering will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by JunHe LLP. Skadden, Arps, Slate, Meagher & Flom LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and JunHe LLP with respect to matters governed by PRC law.

EXPERTS
The consolidated financial statements of MINISO Group Holding Limited as of June 30, 2020 and 2021, and for each of years in the three-year period ended June 30, 2021, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Huazhen LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The offices of KPMG Huazhen LLP are located at the 21st Floor, CTF Finance Centre, 6 Zhujiang East Road, Guangzhou, Guangdong Province, People’s Republic of China.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US
We are subject to the reporting requirements of the Exchange Act, and in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet on the SEC’s website at www.sec.gov. You can also find information on our website http://ir.miniso.com. The information contained on our website is not a part of this prospectus.
This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities being offered. Statements in this prospectus concerning any document that we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, or between information incorporated by reference into this prospectus from different documents, you should rely on the information contained in the document that was filed later.
We incorporate by reference the following documents:
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our annual report on Form 20-F for the fiscal year ended June 30, 2021 filed on September 17, 2021 (File No. 001-39601);

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any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

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the description of the securities contained in our registration statement on Form 8-A filed on October 7, 2020 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description;

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our current report on Form 6-K furnished to the SEC on March 31, 2022 (File No. 001-39601), as amended, including “Exhibit 99.1 — MINISO Group Holding Limited Supplemental and Updated Disclosures” thereto; and

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any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
MINISO Group Holding Limited
25F, Heye Plaza, No. 486, Kangwang Middle Road
Liwan District, Guangzhou 510140, Guangdong Province
The People’s Republic of China
+86  20 3622 8788
Attention: Investor Relations
You should rely only on the information that we incorporate by reference or provide in this prospectus or in any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.